As filed with the Securities and Exchange Commission on December 10, 2020

Registration No. ____________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AmpliTech Group, Inc.
(Exact name of registrant as specified in its charter)

Nevada	3669	27-4566352
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

AmpliTech Group, Inc.

620 Johnson Avenue

Bohemia, NY 11716

(631) 521-7831

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Fawad Maqbool

President and Chief Executive Officer

AmpliTech Group, Inc.

620 Johnson Avenue

Bohemia, NY 11716

(631) 521-7831

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Gregory Sichenzia, Esq. Darrin Ocasio, Esq. Sichenzia Ross Ference LLP 1185 Avenue of the Americas, 37th Floor New York, NY 10036 Tel.: (212) 930-9700	Alexander R. McClean, Esq. Harter Secrest & Emery LLP 1600 Bausch & Lomb Place Rochester, NY 14604 Tel.: (585) 232-6500

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered (1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Units consisting of shares of Common Stock, par value $0.001 per share, and Warrants to purchase shares of Common Stock, par value $0.001 per share (2)	$9,200,000	$1,003.72
Common Stock included as part of the Units	—	—
Warrants to purchase shares of Common Stock included as part of the Units (3)	—	—
Shares of Common Stock issuable upon exercise of the Warrants (4)(5)	$9,200,000	$1,003.72
Underwriter’s Warrants (6)	—	—
Shares of Common Stock issuable upon exercise of the underwriter’s Warrants (7)	$528,000	$57.60
Total	$18,928,000	$2,065.04

(1)

In the event of a stock split, stock dividend, or similar transaction involving our common stock, the number of shares registered shall automatically be increased to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act.

(2)	Includes stock and/or warrants that may be issued upon exercise of a 45-day option granted to the underwriter to cover over-allotments, if any.

(3)

In accordance with Rule 457(i) under the Securities Act, because the shares of the Registrant’s common stock underlying the warrants are registered hereby, no separate registration fee is required with respect to the warrants registered hereby.

(4)

There will be issued warrants to purchase one share of common stock for every one share of common stock offered. The warrants are exercisable at a per share price of 100% of the common stock public offering price.

(5)	Includes shares of common stock which may be issued upon exercise of additional warrants which may be issued upon exercise of 45-day option granted to the underwriter to cover over-allotments, if any.

(6)	No additional registration fee is payable pursuant to Rule 457(g) under the Securities Act.

(7)

The underwriter’s warrants are exercisable into a number of shares of common stock equal to 6% of the number of shares of common stock sold in this offering, excluding upon exercise the option to purchase additional securities, at an exercise price equal to 110% of the public offering price per share.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and the Company is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION, DATED DECEMBER 10, 2020

 Units

Each Unit Consisting of

One Share of Common Stock and

One Warrant to Purchase One Share of Common Stock

AMPLITECH GROUP, INC.

______________________________________________

This is a firm commitment underwritten public offering of           units (the “Units”), based on an assumed initial offering price of $               per Unit, the mid-point of the anticipated price range of the Units, of AmpliTech Group, Inc., a Nevada corporation (the “Company”, “we”, “us”, “our”). We anticipate a public offering price between $                 and $              per Unit. Each Unit consists of one share of common stock, $0.001 par value per share, and one warrant (each, a “Warrant” and collectively, the “Warrants”) to purchase one share of common stock at an exercise price of $ per share, constituting 100% of the price of each Unit sold in this offering based on an assumed initial offering price of $             per Unit, the mid-point of the anticipated price range. The Units have no stand-alone rights and will not be certificated or issued as stand-alone securities. The shares of common stock and the Warrants comprising the Units are immediately separable and will be issued separately in this offering. Each Warrant offered hereby is immediately exercisable on the date of issuance and will expire five years from the date of issuance.

Our common stock is presently traded on the over-the-counter market and quoted on the OTCQB market under the symbol “AMPG.” On December 10, 2020, the last reported sale price of our common stock was $0.23 per share. We intend to apply to list our common stock and warrants on the Nasdaq Capital Market under the symbols “AMPG” and “AMPGW,” respectively. No assurance can be given that our application will be approved or that the trading prices of our common stock on the OTCQB market will be indicative of the prices of our common stock if our common stock were traded on the Nasdaq Capital Market.

The offering price of the Units will be determined between the underwriter and us at the time of pricing, considering our historical performance and capital structure, prevailing market conditions, and overall assessment of our business, and may be at a discount to the current market price. Therefore, the recent market price used throughout this prospectus may not be indicative of the actual public offering price for our common stock and the warrants.

On December 7, 2020, our shareholders approved a reverse split of our outstanding shares of common stock by a ratio within the range of 20-to-1 to 200-to-1, to be effective at the ratio and date to be determined by our Board of Directors. The share and per share information in this prospectus do not reflect such reverse stock split.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page [___] of this prospectus. You should carefully consider these risk factors, as well as the information contained in this prospectus, before you invest.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

	Per Unit		Total
Offering price	$			$-
Underwriting discount and commissions (1)		$-	$
Proceeds to us before offering expenses (2)		$-		$-

(1)

We have also agreed to issue warrants to purchase shares of our common stock to the underwriter and to reimburse the underwriter for certain expenses. See “Underwriting” for additional information regarding total underwriter compensation. In addition to the underwriter compensation, we are obligated to issue 1,000,000 restricted shares of common stock to [an affiliate of the underwriter] at the closing of this offering for services unrelated to this offering. See “Underwriting – Other” for more information.

(2)

The amount of offering proceeds to us presented in this table does not give effect to any exercise of the: (i) over-allotment option (if any) we have granted to the underwriter as described below and (ii) warrants being issued to the underwriter in this offering.

We have granted a 45-day option to the underwriter, exercisable one or more times in whole or in part, to purchase up to an additional              shares of common stock and/or             additional warrants at a price from us in any combination thereof at the public offering price per share of common stock and per warrant, respectively, less, in each case, the underwriting discounts payable by us, in any combination solely to cover over-allotments, if any.

The underwriter expects to deliver the securities against payment to the investors in this offering on or about , 2020.

Sole Book-Running Manager

Maxim Group LLC

 The date of this prospectus is                      , 2020.

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You should rely only on information contained in this prospectus. We have not, and the underwriter has not, authorized anyone to provide you with additional information or information different from that contained in this prospectus. Neither the delivery of this prospectus nor the sale of our securities means that the information contained in this prospectus is correct after the date of this prospectus. This prospectus is not an offer to sell or the solicitation of an offer to buy our securities in any circumstances under which the offer or solicitation is unlawful or in any state or other jurisdiction where the offer is not permitted.

For investors outside the United States: Neither we nor the underwriter have taken any action that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities covered hereby and the distribution of this prospectus outside of the United States.

The information in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since those dates.

No person is authorized in connection with this prospectus to give any information or to make any representations about us, the securities offered hereby or any matter discussed in this prospectus, other than the information and representations contained in this prospectus. If any other information or representation is given or made, such information or representation may not be relied upon as having been authorized by us.

Neither we nor the underwriter have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than the United States. You are required to inform yourself about, and to observe any restrictions relating to, this offering and the distribution of this prospectus.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements discuss matters that are not historical facts. Because they discuss future events or conditions, forward-looking statements may include words such as “anticipate,” “believe,” “estimate,” “intend,” “could,” “should,” “would,” “may,” “seek,” “plan,” “might,” “will,” “expect,” “anticipate,” “predict,” “project,” “forecast,” “potential,” “continue” negatives thereof or similar expressions. Forward-looking statements speak only as of the date they are made, are based on various underlying assumptions and current expectations about the future and are not guarantees. Such statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, level of activity, performance or achievement to be materially different from the results of operations or plans expressed or implied by such forward-looking statements.

We cannot predict all the risks and uncertainties that may impact our business, financial condition or results of operations. Accordingly, the forward-looking statements in this prospectus should not be regarded as representations that the results or conditions described in such statements will occur or that our objectives and plans will be achieved, and we do not assume any responsibility for the accuracy or completeness of any of these forward-looking statements. These forward-looking statements are found at various places throughout this prospectus and include information concerning possible or projected future results of our operations, including statements about potential acquisition or merger targets, strategies or plans; business strategies; prospects; future cash flows; financing plans; plans and objectives of management; any other statements regarding future acquisitions, future cash needs, future operations, business plans and future financial results; and any other statements that are not historical facts.

These forward-looking statements represent our intentions, plans, expectations, assumptions and beliefs about future events and are subject to a variety of factors and risks, including, but not limited to, those set forth under “Risk Factors.”

Many of those risks and factors are outside of our control and could cause actual results to differ materially from the results expressed or implied by those forward-looking statements. Considering these risks, uncertainties and assumptions, the events described in the forward-looking statements might not occur or might occur to a different extent or at a different time than we have described. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus. All subsequent written and oral forward-looking statements concerning other matters addressed in this prospectus and attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this prospectus.

Except to the extent required by law, we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, a change in events, conditions, circumstances or assumptions underlying such statements, or otherwise.

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PROSPECTUS SUMMARY

This summary highlights certain information appearing elsewhere in this prospectus. Because this is only a summary, it does not contain all of the information you should consider before investing in our securities and it is qualified in its entirety by, and should be read in conjunction with, the more detailed information included elsewhere in this prospectus. Before you make an investment decision, you should read this entire prospectus carefully, including the risks of investing in our securities discussed under the section of this prospectus entitled “Risk Factors” and similar headings. You should also carefully read our financial statements, and the exhibits to the registration statement of which this prospectus is a part.

Business Overview

AmpliTech Group, Inc. together with its subsidiary, Amplitech, Inc., a New York corporation “AmpliTech” or the “Company”), designs, engineers and assembles micro-wave component-based amplifiers that meet individual customer specifications. Our products consist of radio frequency (“RF”) amplifiers and related subsystems, operating at multiple frequencies from 50kHz to 44GHz, including low noise amplifiers, medium power amplifiers, cryogenic amplifiers, and custom assembly designs for the aerospace, governmental, defense and commercial satellite markets. We also offer non-recurring engineering services on a project-by-project basis, for a predetermined fixed contractual amount, or on a time plus material basis.

Our existing product line includes the 18 to 40 GHz wide band low noise amplifier. It is designed mainly for wideband telecommunications such as military and space applications, point to point radios as well as test equipment.

AmpliTech has also introduced a new line of cryogenic amplifiers designed to operate at temperatures as low as 4K that offer much lower noise figures than our standard models. Consuming as little DC power as +0.5V DC@8mA, the light weight, compact housings provide excellent performance while generating very little heat. These amplifiers are very useful for applications that require the absolute minimum amounts of noise injection for the growing market of low temperature applications, such as quantum computing, medical applications, RF imaging, research & development, space communications, accelerators, radiometry and telephony.

In connection with the acquisition of the Specialty Microwave business, we began designing and manufacturing passive microwave components and related subsystems for use in satellite communication ground networks that meet individual customer specifications for both domestic and international customers.

Our Products

Low Noise Amplifiers

Low Noise Amplifiers, or LNAs, are amplifiers used in receivers of almost every type of communication system (wi-fi, radar, satellite, base station, cell phone, radio, etc.) to improve signal strength and increase sensitivity and range of receivers.

Medium Power Amplifiers

Medium Power Amplifiers, or MPAs, provide increased output power and gain in transceiver chains to increase signal power and maintain dynamic range and linearity in radars, base-stations, wireless networks, and almost every communication system.

Satellite Access Point Block Downconverter (BDC)

The Specialty Microwave BDC assembly is used as a test device on Satellite Access Point (SAP) antennas located worldwide. The BDC assembly down converts a Ka band signal, 17.7 GHz to 19.7 GHz, from the LNAs on either polarization of the antenna to between 950 and 2150 MHz using a high and low band block downconverter.

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1:2 Tx Protection Switch Panel Subsystem

The Specialty Microwave 1:2 Tx Protection Switch panel is a logic panel used in satellite communications earth stations. The system mechanism operates waveguide and coaxial switches to operator desired positions.

Desktop/Benchtop and compact wideband Power Amplifiers

These products are utilized over a frequency range of .1 to 40 GHz used in Satcom rack mount systems as well as test equipment used by integrators and manufacturers of various communication systems such as cellular base stations, simulators, and point to point wireless radios.

Waveguide to Coaxial Adapters

These adapters are used for all Satcom and Satellite internet gateway systems from S band to K band, or 2 GHz to 50 GHz.

Cryogenic Amplifiers

Designed to operate at 4k temperatures with industry low noise figures from 2-26 GHz range. With a low power dissipation of less than 10 mWatts these cryogenic amplifiers can be used in applications for quantum computing, nanophysics, astronomy, superconductor research and 5G networks.

Cryogenic and Non-Cryogenic 4G/5G Small Cell Subsystems

These products are utilized in private and public high-speed networks and airline WI-FI systems.

Our Customers

We serve a diverse customer base located primarily in the United States, Europe, and Asia, in the aerospace, governmental defense, commercial satellite, and wireless industries. Our customers include Viasat, L3 Harris Technologies, Raytheon and Mercury Systems. As of December 31, 2019 and September 30, 2020, there were no customers that accounted for more than 10% of our total revenue. We have both direct and indirect relationships with these customers domestically and abroad via exclusive and non-exclusive sales representatives and various distributors.

Acquisition of Certain Assets of Specialty Microwave Corporation

On September 12, 2019, we acquired substantially all of the operating assets of Specialty Microwave Corporation (“SMW”), a privately held company based in Ronkonkoma, NY engaged in the design and manufacture of custom passive microwave components and related subsystems for both domestic and international customers for use in satellite communication ground networks.

Our mission is to patent certain of our proprietary intellectual property that are used in small volume niche markets and expand our capabilities through strategic partnerships, joint ventures, and mergers and acquisitions with key industry leaders in the 5G/6G, quantum computing, and cybersecurity markets. We believe this will enable us to scale up our products and revenue by developing full systems and subsystems with our unique technology as a core component, which we expect will position us to fulfill our mission to become a global leader in these rapidly emerging technology sectors and addresses large volume markets as well, such as cellphone handsets, laptops, server networks, and many other applications that improve everyday quality of life.

The Company has focused its research and development (“R&D”) efforts on expanding its product line of low noise amplifiers to include its new 5G and wireless infrastructure products. The Company believes it has made significant progress, introducing new products that will be manufactured as a result of our acquisition of the business of SMW. We expect the combined engineering and manufacturing resources to complement our new product development of subsystems for satellite, wireless, and 5G infrastructures, as well as for advanced military and commercial markets.

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Recent Developments

The COVID-19 pandemic has caused significant worldwide disruption throughout the course of 2020 and resulted in the imposition of various public and private sector measures to try to contain the virus, on a local, state, national and international level, such as travel bans and restrictions, quarantines, shelter-in-place/stay-at-home and social distancing orders, and shutdowns. These measures have temporarily impacted our workforce and operations and some of the operations of our customers, and vendors, suppliers, and partners. The ultimate impact and efficacy of government measures and potential future measures is currently unknown.

There is uncertainty regarding the business impacts from such measures and potential future measures. While we have been able to continue our operations through a combination of work-from-home and social distancing policies implemented to protect employees, these measures have resulted in reduced workforce availability. Accordingly, we resumed operations on May 5, 2020, with the CDC safeguard guidelines in place. Difficulties in communicating with our customers’ employees and delivery delays due to COVID-19 may impact our ability to meet customer demand, and thus decrease revenue into next quarter and possibly into 2021 and negatively impact our financial condition and results of operations.

On April 20, 2020, the Company entered into a Paycheck Protection Program Promissory Note (“PPP Note”) in the principal amount of $232,200 (“PPP Loan”) from BNB Bank (“PPP Loan Lender”). The PPP Loan was obtained pursuant to the Paycheck Protection Program (“PPP”) of the Coronavirus Aid Relief and Economic Security Act (“CARES Act”) administered by the U.S. Small Business Administration (“SBA”). The PPP Loan was disbursed by the PPP Loan Lender on April 20, 2020 (the “Disbursement Date”). The PPP Loan bears an interest at 1.00% per annum and may be prepaid at any time prior to maturity with no prepayment penalties. Funds from the PPP Loan may only be used by the Company for 2020 payroll costs, mortgage interest payments, rent and utilities. This has helped to offset some of the adverse effects of this pandemic and allowed us to serve our customers at a reduced capacity while still being able to fulfill open orders. The Company plans to apply for PPP Loan forgiveness.

We completed the design of a wide-band 3.5 GHz to 9.5 GHz cryogenic low noise amplifier (“LNA”) in the second quarter of 2020. We have also purchased a special cryocooler used to verify the performance of these new cryogenic LNAs. The LNA operates at 4 degrees Kelvin physical temperature, the same as used in quantum cloud computing applications for big data super-computers. The Company was able to achieve an ultra-low noise temperature of less than 5 degrees Kelvin, which we believe demonstrates its suitability for use in many other strategic applications such as 5G small cells and base stations, nanophysics (electron spin measurements), and deep space astronomy, among many other applications.

In August 2020, the Company entered into a non-disclosure agreement with Orban Microwave, Inc. (“Orban”), to further the goal of a joint initiative between the parties to sell, market, and develop products of both companies relating to the Company’s production and construction of microwave amplifiers, and/or antenna products by Orban, related to use in 5G/6G multiple-input, multiple-output (“MIMO”) antenna systems, Airline Wi-Fi Planar phased array flat panel antenna/amplifier systems, as well as other systems that may require a joint product. Subject to further discussion between the Company and Orban, the companies may participate in individually buying each other’s products for a customer when necessary with a separate agreement defining the details of the transactions. Any definitive joint venture agreement is subject to further negotiation and there can be no assurance that the Company and Orban will succeed in producing joint products.

On November 20, 2020, we entered into a business loan agreement with BNB Bank (the “BNB LOC”), pursuant to which we received a business line of credit for $750,000, maturing on November 1, 2021, and issued to BNB Bank a promissory note in the principal amount of $750,000. The interest rate of the promissory note is subject to change from time to time based on changes to the Wall Street Journal Prime Rate Index.  Interest shall accrue on any due but unpaid principal amount in amount equal to the Wall Street Journal Prime Rate Index, plus 1%. The Company is obligated to pay the entire principal amount, plus all accrued but unpaid interest on November 1, 2021.  In addition, the Company is obligated to pay regular monthly payments of all accrued but unpaid interest, beginning January 1, 2021. The Company has the option to prepay all or any portion of the amount owed under the BNB LOC prior to its due date without any penalty.  The BNB LOC will be evaluated monthly on a base formula advancing 75% of accounts receivable aged less than 90 days and 50% of inventory raw materials. In connection with the loan, Amplitech Group, Inc. and Amplitech, Inc. granted the lender a security interest in all of their respective assets and  Amplitech Group, Inc., as well as Mr. Maqbool, our, chairman, president, chief executive officer and controlling shareholder (the “Guarantors”) agreed to guarantee the loan.

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Intellectual Property

We plan to leverage our existing proprietary intellectual property and trade secrets that are used in small volume niche markets by patenting the proprietary intellectual property and expanding our capabilities through strategic partnerships, joint ventures, and mergers and acquisitions with key industry leaders in the 5G/6G, quantum computing, and cybersecurity markets. We believe our unique technology will be a core component in these rapidly emerging technology sectors. We have completed our first three provisional filings covering the following areas:

•

Ultra-Low Noise Monolithic Microwave Integrated Circuits (MMICs) Amplifier Techniques and Development for All Wireless, Satcom, and Space Applications, which covers our basic Low Noise Amplifier technology;

•

Ultra-Low Noise Amplifiers/MMICS Optimized For Cryogenic Temperatures for Quantum Computing, Nanophysics, and Deep Space Astronomy Applications, which covers big data, cloud, and almost all types of IoT and wireless communications; and

•

Low Noise Amplifiers/Front-Ends Optimized for Use in 5G Networks, and all the wireless technologies enabling the 5G infrastructure, which covers cellular base stations, cellphone handsets, high-speed internet earth stations and satellites.

In addition to these filings, we plan to file up to 33 additional patents in 2021 to protect the proprietary intellectual property that we currently employ in our products. Please see “Our Business —Intellectual Property “ for a more in-depth description of our plans around our intellectual property.

Listing on the Nasdaq Capital Market

Our common stock is currently quoted on the OTCQB Market. In connection with this offering, we intend to apply to list our common stock and the Warrants on the Nasdaq Capital Market (“Nasdaq”) under the symbols “AMPG” and “AMPGW,” respectively. If our listing application is approved, we expect to list our common stock and the Warrants on Nasdaq upon consummation of the offering, at which point our common stock will cease to be traded on the OTCQB Market. No assurance can be given that our listing application will be approved. This offering will occur only if Nasdaq approves the listing of our common stock and Warrants. Nasdaq listing requirements include, among other things, a stock price threshold. As a result, prior to effectiveness, we will need to take the necessary steps to meet Nasdaq listing requirements, including but not limited to a reverse split of our outstanding common stock. If Nasdaq does not approve the listing of our common stock, we will not proceed with this offering. There can be no assurance that our common stock will be listed on the Nasdaq.

Reverse Stock Split

On December 7, 2020, our stockholders approved a reverse stock split within the range of 20-to-1 to 200-to-1 of our issued and outstanding shares of common stock and authorized the Board of Directors, in its discretion, to determine the final ratio and effective date in connection with the reverse stock split. The reverse stock split will not impact the number of authorized shares of common stock which will remain at 500,000,000 shares. The share and per share information in this prospectus do not reflect such reverse stock split of the issued and outstanding shares of our common stock to occur on or immediately following the effective date of the registration statement of which this prospectus forms a part. This prospectus will be amended by an amendment to this registration statement to reflect such number and the effect of such reverse stock split.

Principal Risks

We are subject to various risks discussed in detail under “Risk Factors,” which include risks related to the following:

•	our history of losses;
•	the ongoing COVID-19 pandemic;
•	our ability to compete;
•	changes in our product mix and resulting impact on gross margin;
•	the ability of our products and services to function as expected;
•	our ability to successfully protect our intellectual property rights, and claims of infringement by others;

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•	order and shipment uncertainties;
•	the effectiveness of our sales and marketing efforts;
•	our ability to retain key management personnel;
•	our ability to hire and retain experienced design and technical personnel;
•	failure to remediate material weaknesses in internal accounting controls and failure to implement proper and effective internal controls;
•	our need to raise additional capital;
•	cybersecurity threats and incidents;
•	the dilution of our shares as a result of the issuance of additional shares in connection with financing arrangements;
•	the volatility of our stock price;
•	the decline in the price of our stock due to offers or sales of substantial number of shares;
•	the limited trading volume and price fluctuations of our stock;
•	the ability of our Chairman, President and Chief Executive Officer to control a significant number of shares of our voting capital;
•	the immediate and substantial dilution of the net tangible book value of our common stock;
•	the speculative nature of Warrants;
•	provisions in the Warrants may discourage a third-party from acquiring us;
•	our ability to meet the initial or continuing listing requirements of the Nasdaq Capital Market; and
•

we intend to effect a reverse stock split of our outstanding common stock immediately following the effective date but prior to the closing of the offering; however, the reverse stock split may not increase our stock price sufficiently and we may not be able to list our common stock on the Nasdaq Capital Market in which case this offering may not be completed.

Corporate Information

AmpliTech Group, Inc. was incorporated in under the laws of the State of Nevada on December 30, 2010 as Bayview Acquisition Corp. Our principal offices are located at 620 Johnson Avenue, Bohemia, New York 11716 and our telephone number is (631) 521 7831. On August 13, 2012, we acquired AmpliTech Inc., by issuing 16,675,000 shares of our common stock to the shareholders of AmpliTech Inc. in exchange for 100% of the outstanding shares of AmpliTech Inc. (the “Share Exchange”). After the Share Exchange, the selling shareholders owned 1,200,000 shares of the outstanding 17,785,000 shares of Company common stock, resulting in a change in control. Accordingly, the transaction was accounted for as a reverse acquisition in which AmpliTech, Inc. was deemed to be the accounting acquirer, and the operations of the Company were consolidated for accounting purposes. The capital balances have been retroactively adjusted to reflect the reverse acquisition.

On September 12, 2019, AmpliTech Group Inc. acquired substantially all of the operating assets of Specialty Microwave Corporation (SMW), a privately held company based in Ronkonkoma, NY. The purchase included all inventory, orders, customers, property and equipment, and goodwill. Following the closing of the asset purchase, we hired all eight team members of SMW. In connection with the acquisition the Company began using the trade name “Specialty Microwave”. The total consideration paid was $1,143,633, consisting of $668,633 in cash and a $475,000 promissory note with an interest rate of 6%. The Company also entered into a five-year lease on the property located at 120 Raynor Avenue, Ronkonkoma, NY.

Our website address is www.amplitechinc.com. We have not incorporated by reference into this prospectus the information included on or linked from our website and you should not consider it to be part of this prospectus.

5

Summary of the Offering

Issuer:	AmpliTech Group, Inc.

Securities offered by us:

               Units, each Unit consisting of one share of our common stock and one warrant to purchase one share of our common stock. Each warrant will have an exercise price of $              per share (100% of the assumed public offering price of one unit), is exercisable immediately and will expire five (5) years from the date of issuance. The Units will not be certificated or issued in stand-alone form. The shares of our common stock and the warrants comprising the Units are immediately separable upon issuance and will be issued separately in this offering.

Number of shares of common stock offered by us:	shares

Number of Warrants offered by us:	Warrants to purchase shares of common stock

Assumed public offering price:	$ per Unit, which is the mid-point of the estimated offering price range described on the cover of this prospectus (1)

Shares of common stock outstanding prior to the offering (2):	51,588,958 shares

Shares of common stock outstanding after the offering (3):	shares (assuming none of the Warrants issued in this offering are exercised)

Over-allotment option:

We have granted a 45-day option to the underwriter to purchase up to         additional shares of common stock at a price of $               per share (based on an assumed offering price of $            per Unit) and/or              additional warrants at a price of $               per warrant less, in each case, the underwriting discounts payable by us, in any combination solely to cover over-allotments, if any. If the underwriter exercises the option in full, the total underwriting discounts and commissions payable by us will be $         and the total proceeds to us, before expenses, will be $         .

Use of proceeds:

We estimate that we will receive net proceeds of approximately $          from our sale of Units in this offering, after deducting underwriting discounts and estimated offering expenses payable by us. We intend to use the net proceeds of this offering to provide funding for the following purposes: research and development; debt repayment; engineering, operations, quality inspection, information technology and sales force expansion; marketing and sales and working capital.  See “Use of Proceeds.”

Description of the Warrants:

The exercise price of the Warrants is $                per share (100% of the assumed public offering price of one unit). Each Warrant is exercisable for one share of common stock, subject to adjustment in the event of stock dividends, stock splits, stock combinations, reclassifications, reorganizations or similar events affecting our common stock as described herein. A holder may not exercise any portion of a Warrant to the extent that the holder, together with its affiliates and any other person or entity acting as a group, would own more than 4.99% of the outstanding common stock after exercise, as such percentage ownership is determined in accordance with the terms of the Warrants, except that upon notice from the holder to us, the holder may waive such limitation up to a percentage, not in excess of 9.99%. Each Warrant will be exercisable immediately upon issuance and will expire five years after the initial issuance date. The terms of the Warrants will be governed by a Warrant Agreement, dated as of the effective date of this offering, between us and Manhattan Transfer Registrar Co, as the warrant agent (the “Warrant Agent”). This prospectus also relates to the offering of the shares of common stock issuable upon exercise of the Warrants. For more information regarding the warrants, you should carefully read the section titled “Description of Securities—Warrants” in this prospectus.

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Underwriter’s Warrants:

The registration statement of which this prospectus is a part also registers for sale warrants (the “Underwriter’s Warrants”) to purchase shares of our common stock (based on an offering price of $          per Unit, which is the mid-point of the estimated offering price range described on the cover of this prospectus) to Maxim Group LLC (the “underwriter”), as a portion of the underwriting compensation in connection with this offering. The Underwriter’s Warrants will be exercisable at any time, and from time to time, in whole or in part, during the three year period commencing 180 days following the closing date of this offering at an exercise price of $       (110% of the assumed public offering price of the Units). Please see “Underwriting—Underwriter’s Warrants” for a description of these warrants.

Underwriter compensation:

In connection with this offering, the underwriter will receive an underwriting discount equal to 7.5% of the gross proceeds from the sale of Units in the offering. We will also reimburse the underwriter for certain out-of-pocket actual expenses related to the offering See “Underwriting.”

Trading symbol:

Our common stock is presently quoted on the OTCQB under the symbol “AMPG.” We plan to file an application to have our common stock and the Warrants offered in the offering listed on the Nasdaq Capital Market under the symbols “AMPG” and “AMPGW,” respectively.

Reverse stock split:

On December 7, 2020, our stockholders approved a reverse stock split within the range of 1-for-20 to 1-for-200 of our issued and outstanding shares of common stock and authorized the Board of Directors, in its discretion, to determine the final ratio and effective date in connection with the reverse stock split. We intend to effectuate the reverse split of our common stock in a ratio to be determined by the Board of Directors immediately following the effective date but prior to the closing of the offering. All share and per share information in this prospectus do not reflect the proposed reverse stock split.

Risk factors:

Investing in our securities involves a high degree of risk and purchasers of our securities may lose their entire investment. See “Risk Factors” and the other information included and incorporated by reference into this prospectus for a discussion of risk factors you should carefully consider before deciding to invest in our securities.

Dividends:	We do not anticipate paying dividends on our common stock for the foreseeable future.

Lock-up Agreements:

We and our directors, officers and certain shareholders have agreed with the underwriter not to offer for sale, issue, sell, contract to sell, pledge or otherwise dispose of any of our common stock or securities convertible into common stock for a period of 180 days after the date of this prospectus. See “Underwriting—Lock-Up Agreements.”

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(1)

The assumed public offering price of $       per Unit is the mid-point of the range described on the cover of this prospectus. The actual number of Units we will offer will be determined based on the actual public offering price and the reverse split ratio will be determined based on the stock price.

(2)

Unless we indicate otherwise, the number of shares of our common stock outstanding is based on 51,588,958 shares of common stock outstanding on December 10, 2020, but does not include, as of that date:

	•	25,000,000 shares of our common stock that are reserved for equity awards that may be granted under our equity incentive plan that will be effective on December 14, 2020;
•

100,000 shares of common stock issuable upon conversion of our outstanding Series A Convertible Preferred Stock and 40,000,000 shares of common stock issuable upon exercise of an option to purchase Series A Convertible Preferred Stock; and

	•	1,000,000 shares of common stock issuable to the underwriter or its designees at the closing of this offering for services unrelated to this offering.

(3)

The number of shares outstanding after this offering is based on 51,588,958 shares of common stock outstanding on December 10, 2020, and gives effect to the issuance of 1,000,000 shares of common stock to the underwriter or its designees at the closing but does not include, as of that date:

	•	shares of our common stock issuable upon exercise of outstanding warrants at a weighted average exercise price of $ per share;

	•	25,000,000 shares of our common stock that are reserved for equity awards that may be granted under our equity incentive plan that will be effective on December 14, 2020;

•

100,000 shares of common stock issuable upon conversion of our outstanding Series A Convertible Preferred Stock and 40,000,000 shares of common stock issuable upon exercise of an option to purchase Series A Convertible Preferred Stock;

	•	exercise of the Underwriter’s Warrants; and
	•	exercise of the underwriter’s option to purchase additional shares and/or Warrants from us in this offering.

Except as otherwise indicated, all information in this prospectus assumes:
	•	no exercise of the Underwriter’s Warrants; and
	•	no exercise of the underwriter’s option to purchase additional shares and/or Warrants from us in this offering.

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RISK FACTORS

Any investment in our securities involves a high degree of risk. You should consider carefully the risks and uncertainties described below and all information contained in this prospectus, before you decide whether to purchase our securities. If any of the following risks or uncertainties actually occurs, our business, financial condition, results of operations and prospects would likely suffer, possibly materially. In addition, the trading price of our common stock could decline due to any of these risks or uncertainties, and you may lose part or all of your investment.

Risks Relating to our Business

We have had a history of losses, and we may incur additional losses in the future. We have incurred losses in various years through 2020, and we may continue to incur additional losses in the future. We had a net loss of $549,219 for the nine months ended September 30, 2020. As such, we cannot guarantee that we will become and then maintain profitability in the future. Our ability to secure and sustain profitability is based on numerous factors, many of which are out of our control, including the continued market acceptance of our current and new products for 5G, cryogenic quantum computing, and internet of things (IoT) MMICs. We may not be able to generate sufficient revenue or sell a sufficient volume of products to make a profit. Due to the uncertainty of the market and environment, among other uncertainties, AmpliTech may need additional funding after the offering to become profitable.

Our business, results of operations and financial condition may be adversely impacted by the recent COVID-19 pandemic. The novel strain of the coronavirus (COVID-19) has spread globally and has resulted in authorities imposing, and businesses and individuals implementing, numerous unprecedented measures to try to contain the virus, such as travel bans and restrictions, quarantines, shelter-in-place/stay-at-home and social distancing orders, and shutdowns. These measures have temporarily impacted our workforce and operations, and some of the operations of our customers, vendors, suppliers, and partners. Some of the countries in which we operate has been affected by the outbreak and taken measures to try to contain it. The ultimate impact and efficacy of government measures and potential future measures is currently unknown. There is uncertainty regarding the business impacts from such measures and potential future measures. While we have been able to continue our operations through a combination of work-from-home and social distancing policies implemented to protect employees, these measures have resulted in reduced workforce availability. We opened May 5, 2020 with the CDC guidelines in place. Restrictions on our access to customer facilities may impact our ability to meet customer demand and could affect our financial condition and results of operations. The extent to which our operations and prospects may be impacted by the COVID-19 pandemic will depend largely on future developments, which are highly uncertain and cannot be accurately predicted, including the frequency and severity of future outbreaks and any corresponding actions by government authorities to contain the outbreak or treat its impact. Even after the COVID-19 pandemic is contained or has otherwise subsided, we may experience materially adverse impacts to our business due to any resulting economic recession or depression. Furthermore, the impacts of worsening global economic conditions and the continued disruptions to and volatility in the financial markets remain unknown. The impact of the COVID-19 pandemic may also exacerbate other risks discussed in these risk factors, any of which could have a material effect on us. This situation is ongoing and additional impacts may arise that we are not aware of currently.

Our market is very competitive. If we fail to compete successfully, our business and operating results will suffer. We face significant competition in the amplifier industry from both established and emerging players such as Locus Microwave, Lucix, Cernex, Erzia, HEICO and L-3 Harris Technologies. Some of our competitors have longer operating histories and significantly greater financial, research and development, marketing and other resources than us. As a result, some of these competitors are able to devote greater resources to the development, promotion, sale and support of their products. These competitors may also have the ability to provide discounted pricing on their products to gain market share. In addition, consolidation in the amplifier industry could intensify the competitive pressures that we face. Many of our existing and potential competitors may be better positioned than we are to acquire other companies, technologies or products.

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Some of our customers may also maintain diverse supplier bases to enhance competition and maintain multiple providers of amplifier products. Our ability to increase order sizes from these customers and maintain or increase our market share would be constrained by these policies. In addition, any decline in quality or availability of our products or any increase in the number of suppliers that such a customer uses may decrease demand for our products and adversely affect our operating results, business and prospects.

Our ability to compete successfully depends on numerous factors, including our ability to:

•	maintain and increase our market share and the strength of our brand in amplifiers;

•	maintain and expand our relationships with channel partners;

•	secure products in large volume in a cost-effective and timely manner from our suppliers;

•	develop innovative, differentiated, high-performance products relative to our competitors’ solutions; and

•	protect our intellectual property.

We cannot assure you that our solutions will compete favorably or that we will be successful in the face of increasing competition from new products and enhancements introduced by our existing competitors or new companies entering our market. In addition, we cannot assure you that our competitors do not have or will not develop processes or product designs that currently or in the future will enable them to produce competitive products at lower costs than ours. Any failure to compete successfully would materially adversely affect our business, prospects, operating results and financial condition

 Changes in our product mix could cause our overall gross margin to decline, which may adversely affect our operating results and financial condition. Our gross margin is dependent on product mix. A shift in sales mix away from our higher margin products could adversely affect our gross margins, and there can be no assurance that we will be able to maintain our historical gross margins. In addition, as our product mix becomes more customer specific and diversified, our cost of manufacturing has increased. If revenue from LNAs and customer-specific products continues to grow relative to our other products and services, our company-wide gross margin will likely decline. Additionally, increased competition and the existence of product alternatives, weaker than expected demand and other factors may lead to further price erosion, lower revenue and lower margins for us in the future, adversely affecting our operating results and financial condition.

Our products must meet exacting technical and quality specifications. Defects, errors in or interoperability issues with our products or the failure of our products to operate as expected could affect our reputation, result in significant costs to us and impair our ability to sell our products. Our products may contain defects, errors or not operate as expected, which could materially and adversely affect our reputation, result in significant costs to us and impair our ability to sell our products in the future. Our customers have demanding specifications for quality, performance and reliability that our tag and reader products must meet. Our products are highly technical and designed to be deployed in large and complex systems, networks and other settings under a wide variety of conditions. Customers and end users may discover errors, defects or incompatibilities in our products only after they have been fully deployed. In addition, users of our products may experience compatibility or interoperability issues between our products and their enterprise software systems or networks, or between our products and other amplifying products they use.

We may also experience quality problems with our products that are combined with or incorporated into products from other vendors, such as tags produced by our inlay manufacturers, or that are assembled by subcontractors. We may have difficulty identifying and correcting the source of problems when third parties are combining, incorporating or assembling our products.

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If we are unable to fix errors or other problems, we could experience:

•	loss of customers or customer orders;

•	lost or delayed market acceptance and sales of our products;

•	loss of market share;

•	damage to our brand and reputation;

•	impaired ability to attract new customers or achieve market acceptance;

•	diversion of development resources;

•	increased service and warranty costs;

•	replacement costs;

•	legal actions by our customers; and

•	increased insurance costs.

We may be required to indemnify our customers against liabilities arising from defects in our products or their solutions which incorporate our products. These liabilities may also include costs incurred by our customers or end users to correct the problems or replace our products.

While we test our products for defects or errors prior to product release, defects or errors are occasionally identified by our customers. Such defects or errors have occurred in the past and may occur in the future. To the extent product failures are material, they could adversely affect our business, operating results, customer relationships, reputation and prospects.

We may face claims of intellectual property infringement, which could be time consuming, costly to defend or settle and result in the loss of significant rights. Our industry is characterized by companies that hold large numbers of patents and other intellectual property rights and that may vigorously pursue, protect and enforce their intellectual property rights. We may in the future be required to license patent and other intellectual property rights to technologies that are important to our business, which may be costly or prohibitively expensive to continue to operate our business. We may also receive assertions against us, our customers or distributors, claiming that we infringe patent or other intellectual property rights. Claims that our products, processes, technology or other aspects of our business infringe third-party intellectual property rights, regardless of their merit or resolution, could be costly to defend or settle and could divert the efforts and attention of our management and technical personnel. If we decline to accept an offer, the offering party may allege that we infringe such patents, which could result in litigation.

In addition, many of our customer and distributor agreements require us to indemnify and defend our customers or distributors from third-party infringement claims and pay damages in the case of adverse rulings. Moreover, we may not know whether we are infringing a third party’s rights, due to the large number of patents related to amplifiers or to other systemic factors. For instance, patent applications in the United States are maintained in confidence for up to 18 months after their filing or, in some cases, for the entire time prior to issuance as a patent. Thus, we would not be able to account for such rights before publication. Competitors may also have filed patent applications or received patents and may obtain additional patents and proprietary rights that block or compete with our patents. Claims of this sort could harm our relationships with our customers or distributors and might deter future customers from doing business with us. We do not know whether we will prevail in any such future proceedings given the complex technical issues and inherent uncertainties in intellectual property litigation. If any pending or future proceedings result in an adverse outcome, we could be required to:

•	cease the manufacture, use or sale of the infringing products, processes or technology;

•	pay substantial damages for infringement;

•	expend significant resources to develop non-infringing products, processes or technology;

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•	license technology from the third party claiming infringement, which license may not be available on commercially reasonable terms, or at all;

•	cross-license our technology to a competitor to resolve an infringement claim, which could weaken our ability to compete with that competitor; or

•	pay substantial damages to our customers or end users to discontinue their use of or to replace infringing technology sold to them with non-infringing technology.

Any of the foregoing results could have a material adverse effect on our business, financial condition and operating results.

We may incur substantial costs enforcing or acquiring intellectual property rights and defending against third-party claims as a result of litigation or other proceedings. We may incur substantial costs enforcing or acquiring intellectual property rights and defending against third-party claims as a result of litigation or other proceedings. In connection with the enforcement of our own intellectual property rights, the acquisition of third-party intellectual property rights or disputes related to the validity or alleged infringement of third-party intellectual property rights, including patent rights, we may be subject to claims, negotiations or complex, protracted litigation. Intellectual property disputes and litigation may be costly and can be disruptive to our business operations by diverting attention and energies of management and key technical personnel, and by increasing our costs of doing business. If we fail to prevail in any future litigation and disputes, it could adversely affect our results of operations and financial condition. Third-party intellectual property claims asserted against us could subject us to significant liabilities, require us to enter into royalty and licensing arrangements on unfavorable terms, prevent us from assembling or licensing certain of our products, subject us to injunctions restricting our sale of products, cause severe disruptions to our operations or the marketplaces in which we compete or require us to satisfy indemnification commitments with our customers, including contractual provisions under various license arrangements. In addition, we may incur significant costs in acquiring the necessary third-party intellectual property rights for use in our products. Any of these could seriously harm our business.

If we are unable to obtain patent protection for our products or otherwise protect our intellectual property rights, our business could suffer. Our success depends, in part, on our ability to obtain patent protection for or maintain as trade secrets our proprietary products, technologies and inventions and to maintain the confidentiality of our trade secrets and know‑how, operate without infringing upon the proprietary rights of others and prevent others from infringing upon our business proprietary rights. Despite our efforts to protect our proprietary rights, it is possible that competitors or other unauthorized third parties may obtain, copy, use or disclose our technologies, inventions, processes or improvements. We cannot assure you that any of our existing or future patents or other intellectual property rights will be enforceable, will not be challenged, invalidated or circumvented, or will otherwise provide us with meaningful protection or any competitive advantage. In addition, our pending patent applications may not be granted. If our patents do not adequately protect our technology, our competitors may be able to offer additive manufacturing systems or other products similar to ours. Our competitors may also be able to develop similar technology independently or design around our patents, and we may not be able to detect the unauthorized use of our proprietary technology or take appropriate steps to prevent such use. Any of the foregoing events would lead to increased competition and lower revenues or gross margins, which could adversely affect our operating results.

Confidentiality agreements with employees and third parties may not prevent unauthorized disclosure of trade secrets and other proprietary information, and our inability to maintain the confidentiality of that information, due to unauthorized disclosure or use, or other event, could have a material adverse effect on our business. In addition to the protection afforded by patents, we seek to rely on trade secret protection and confidentiality agreements to protect proprietary know-how that is not patentable or that we elect not to patent, processes for which patents are difficult to enforce, and any other elements of our product discovery and development processes that involve proprietary know-how, information, or technology that is not covered by patents. Trade secrets, however, may be difficult to protect. We seek to protect our proprietary processes, in part, by entering into confidentiality agreements with our employees, consultants, advisors, contractors and collaborators. Although we use reasonable efforts to protect our trade secrets, our employees, consultants, advisors, contractors, and collaborators might intentionally or inadvertently disclose our trade secret information to competitors. In addition, competitors may otherwise gain access to our trade secrets or independently develop substantially equivalent information and techniques. Furthermore, the laws of some foreign countries do not protect proprietary rights to the same extent or in the same manner as the laws of the United States. As a result, we may encounter significant problems in protecting and defending our intellectual property both in the United States and abroad. If we are unable to prevent unauthorized material disclosure of our intellectual property to third parties, or misappropriation of our intellectual property by third parties, we will not be able to establish or maintain a competitive advantage in our market, which could materially adversely affect our business, operating results and financial condition.

We are subject to order and shipment uncertainties. Inaccuracies in our estimates of customer demand and product mix could negatively affect our inventory levels, sales and operating results. We derive revenue primarily from customer purchase orders rather than long-term purchase commitments. To ensure availability of our products, in some cases we start manufacturing based on forecasts provided by customers in advance of receiving purchase orders from them. In some cases, our supply chain has been affected by both tariffs imposed by the Trump administration and by the COVID-19 pandemic. Our customers can cancel purchase orders or defer the shipments of our products under certain circumstances with little or no advance notice to us. Some of our products are manufactured according to our estimates of customer demand, which requires us to make demand forecast assumptions for every customer, and which may introduce significant variability into our aggregate estimate. We typically sell to channel partners and end users, and we consequently have limited visibility into future end-user demand, which could adversely affect our revenue forecasts and operating margins. Additionally, we sometimes receive soft commitments for larger order sizes which do not materialize. If we manufacture more products than we are able to sell to our customers or channel partners, we will incur losses and our results of operation and financial condition will be harmed.

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Our sales and marketing efforts may be unsuccessful in maintaining and expanding existing sales channels, developing new sales channels and increasing the sales of our products. To grow our business, we must add new customers for our products in addition to retaining and increasing sales to our current customers. Our ability to attract new customers will depend in part on the success of our sales and marketing efforts. There can be no guarantee that we will be successful in implementing our sales and marketing strategy. If suitable sales channels do not develop, we may not be able to sell certain of our products in significant volumes and our operating results, business and prospects may be harmed.

Our business would be adversely affected by the departure of members of our executive management team. Our success depends, in large part, on the continued contributions of Fawad Maqbool, our Chairman, President and Chief Executive Office. Mr. Maqbool is not bound by employment contracts to remain with us for a specified period. Although we have additional engineering, technical and sales personnel, the loss of Mr. Maqbool’s service could harm our ability to implement our business strategy and respond to the rapidly changing market conditions in which we operate.

If we are unable to attract, train and retain qualified personnel, especially our design and technical personnel, we may not be able to effectively execute our business strategy. Our future success depends on our ability to attract, retain and motivate qualified personnel, including our management, sales and marketing, finance and especially our design and technical personnel. For example, we currently have limited number of personnel for the assembling and testing processes. We do not know whether we will be able to retain all of these personnel as we continue to pursue our business strategy. As the source of our technical and product innovations, our design and technical personnel represent a significant asset. The competition for, qualified personnel in the New York area, where we are headquartered, constrains our ability to attract qualified personnel. The loss of the services of one or more of our key employees, especially of our key design and technical personnel, or our inability to attract, retain and motivate qualified personnel could have a material adverse effect on our business, financial condition and operating results.

Failure to remediate a material weakness in internal accounting controls could result in material misstatements in our financial statements. Our management has identified a material weakness in our internal control over financial reporting related to lack of segregation of duties resulting from our limited personnel and has concluded that, due to such material weakness, our disclosure controls and procedures were not effective as of September 30, 2020. We do not expect to be able to remediate this material weakness until after this Offering. If not remediated, or if we identify further material weaknesses in our internal controls, our failure to establish and maintain effective disclosure controls and procedures and internal control over financial reporting could result in material misstatements in our financial statements and a failure to meet our reporting and financial obligations, each of which could have a material adverse effect on our financial condition and the trading price of our common stock.

If we fail to implement proper and effective internal controls, our ability to produce accurate financial statements would be impaired, which could adversely affect our operating results, our ability to operate our business and our stock price. We must ensure that we have adequate internal financial and accounting controls and procedures in place to produce accurate financial statements on a timely basis. We have tested our internal controls and identified a material weakness and may find additional areas for improvement in the future. Remediating this material weakness will require us to hire and train additional personnel. Implementing any future changes to our internal controls may require compliance training of our directors, officers and employees, entail substantial costs to modify our accounting systems and take a significant period of time to complete. Such changes may not, however, be effective in establishing the adequacy of our internal control over financial reporting, and our failure to produce accurate financial statements on a timely basis, could increase our operating costs and could materially impair our ability to operate our business. In addition, investors’ perceptions that our internal control over financial reporting is inadequate or that we are unable to produce accurate financial statements may materially adversely affect our stock price.

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We may need to raise additional capital, which may not be available on favorable terms, if at all, and which may cause dilution to holders of our common stock, restrict our operations or adversely affect our ability to operate our business. If we need to raise additional funds due to unforeseen circumstances or material expenditures or if our operating results are worse than expected, we cannot be certain that we will be able to obtain additional financing on favorable terms, if at all, and any additional financings could result in additional dilution to holders of our common stock. Debt financing, if available, may involve agreements that include covenants limiting or restricting our ability to take specific actions such as incurring additional debt, expending capital, or declaring dividends, or which impose financial covenants on us that limit our ability to achieve our business objectives. If we need additional capital and cannot raise it on acceptable terms, we may not be able to meet our business objectives, our stock price may fall and you may lose some or all of your investment.

Our secured indebtedness could have important consequences to you. For example, it could:

•	limit our ability to obtain additional financing for working capital, capital expenditures, acquisitions and other general corporate requirements;

•	expose us to interest rate fluctuations for our financing that has a variable interest rate on the debt;
•	require us to dedicate a portion of our cash flow from operations to payments on our debt, thereby reducing the availability of our cash flow for operations and other purposes;

•	limit our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate; and
•	place us at a competitive disadvantage compared to competitors that may have proportionately less debt and greater financial resources.

In addition, our ability to make scheduled payments or refinance our obligations depends on our successful financial and operating performance, cash flows and capital resources, which in turn depend upon prevailing economic conditions and certain financial, business and other factors, many of which are beyond our control. These factors include, among others:

•	economic and demand factors affecting our industry;
•	pricing pressures;
•	increased operating costs;
•	competitive conditions; and
•	other operating and financial difficulties, including due to the ongoing COVID-19 pandemic.

If our cash flows and capital resources are insufficient to fund our debt service obligations, we may be forced to reduce or delay capital expenditures, sell material assets or operations, obtain additional capital or restructure our debt. In the event that we are required to dispose of material assets or operations to meet our debt service and other obligations, the value realized on such assets or operations will depend on market conditions and the availability of buyers. Accordingly, any such sale may not, among other things, be for a sufficient dollar amount. Certain of our obligations are secured by a security interest in all of our assets. The foregoing encumbrances may limit our ability to dispose of material assets or operations. We also may not be able to restructure our indebtedness on favorable economic terms, if at all.

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Our loan agreement contains various covenants limiting the discretion of our management in operating our business. Our business loan agreement contains, subject to certain carve-outs, various restrictive covenants that limit our management’s discretion in operating our business. In particular, these instruments limit our ability to, among other things:

•	except for debt incurred in the normal course of business, create, incur or assume indebtedness for borrowed money, including capital leases;
•	sell, transfer, mortgage, assign, pledge, lease, grant a security interest in, or encumber any of our assets (except as may be permitted by the agreement); or
•	sell with recourse any of our accounts.

If we fail to comply with the restrictions in our loan agreement, a default may allow the lender under the relevant instruments to accelerate the repayment obligation of the related debt and to exercise its remedies under these agreements, which will typically include the right to declare the principal amount of that debt, together with accrued and unpaid interest and other related amounts, immediately due and payable, to exercise any remedies the lender may have to foreclose on assets that are subject to liens securing that debt and to terminate any commitments they had made to supply further funds. The loan agreement also contains various covenants that may limit our ability to pay dividends.

Our chairman, president, chief executive officer and controlling shareholder, Mr. Fawad Maqbool, has provided a personal guarantee using his personal property, including his equity interest in our company, to secure a line of credit for the Company. A default under the credit facility could result in the sale by court order of Mr. Maqbool’s property, including his equity interest in the Company, and the resultant sale of those shares. A sale of such equity interest whether by court order or otherwise would likely cause a significant drop in the price of our common stock. Moreover, Mr. Maqbool, who could thereafter have a substantially smaller or no equity interest in our company, could have substantially less or no personal stake or interest in the commercial success of our company.

On November 20, 2020, we entered into a business loan agreement with BNB Bank, pursuant to which we received a business line of credit for $750,000, maturing on November 1, 2021 (the “BNB LOC”), and issued to BNB Bank a promissory note in the principal amount of $750,000.

In order to procure the BNB LOC, Amplitech Group, Inc., as well as Mr. Maqbool, our, chairman, president, chief executive officer and controlling shareholder (the “Guarantors”) agreed to guarantee the loan. The guarantees provided by the two Guarantors cover the full amount of the loans, interest, and any damages and related costs. Under the personal guarantees provided by the two Guarantors, the two Guarantors have agreed to perform the obligations under the agreement in the event that the Company is unable to perform its obligations. In the event that the guarantee is enforced against Mr. Maqbool, he could be obliged to use his personal property, including the equity interest in our company to fulfill his obligations under the BNB LOC. Mr. Maqbool owes a fiduciary duty of loyalty to us. However, there is potential for conflicts of interest between his personal interests and ours whether his guaranty is called upon or not. No assurance can be given that material conflicts will not arise that could be detrimental to our operations and financial prospects

As of the date of this prospectus, Mr. Maqbool beneficially owned approximately 56% of our outstanding share capital, and he will beneficially own approximately ☑% of our outstanding share capital upon completion of this offering, assuming no exercise of the underwriters' over-allotment option. A sale of a portion or all of Mr. Maqbool’s equity interest, whether voluntary or as a result of a court order, would likely cause a significant drop in the price of our common stock and could adversely affect our business operations, our business relationships and the marketability of our common stock and substantially reduce Mr. Maqbool’s beneficial ownership interest.

If Mr. Maqbool’s beneficial ownership of the Company is substantially reduced or eliminated, he would have little or no stake or interest in the business operations of the Company, and he could potentially leave the Company or not perform his duties as diligently as he otherwise might have.

Breaches of network or information technology security, natural disasters or terrorist attacks could have an adverse effect on our business. Cyber-attacks or other breaches of network or information technology (IT) security, natural disasters, terrorist acts or acts of war may cause equipment failures or disrupt our systems and operations. We may be subject to attempts to breach the security of our networks and IT infrastructure through cyber-attacks, malware, computer viruses and other means of unauthorized access. A failure to protect the privacy of customer and employee confidential data against breaches of network or IT security could result in damage to our reputation. To date, we have not been subject to cyber-attacks or other cyber incidents which, individually or in the aggregate, resulted in a material impact to our operations or financial condition.

The unfavorable outcome of any future litigation or administrative action could negatively impact us. Our financial results could be negatively impacted by unfavorable outcomes in any future litigation or administrative actions. We cannot assure favorable outcomes in litigation or administrative proceedings. Costs associated with litigation and administrative proceedings are very high and could negatively impact our financial results.

Non-compliance with, or changes in, the legal and regulatory environment in the countries in which we operate could increase our costs or reduce our net operating revenues. Our business is subject to various laws and regulations in the US and in the countries throughout the world in which we do business, including laws and regulations relating to commerce, intellectual property, trade, environmental, health and safety, commerce and contracts, privacy and communications, consumer protection, web services, tax, and state corporate laws and securities laws; and specifically those conducting business of electronics, many of which are still evolving and could be interpreted in ways that could harm our business.  There is no assurance that we will be completely effective in ensuring our compliance with all applicable laws and regulations. Changes in applicable laws or regulations or evolving interpretations thereof, including increased government regulations, may result in increased compliance costs, capital expenditures and other financial obligations for us and could affect our profitability or impede the production or distribution of our products, which could affect our net operating revenues.

U.S. government audits and investigations could adversely affect our business. Federal government agencies, including the Defense Contract Audit Agency and the Defense Contract Management Agency, routinely audit and evaluate government contracts and government contractors’ administrative processes and systems. These agencies review the Company’s performance on contracts, pricing practices, cost structure, financial capability and compliance with applicable laws, regulations and standards. These agencies also review the adequacy of the Company’s internal control systems and policies, including the Company’s purchasing, accounting, estimating, compensation and management information processes and systems. Any costs found to be improperly allocated to a specific contract will not be reimbursed, while such costs already reimbursed must be refunded. If an audit or investigation of our business were to uncover improper or illegal activities, then we could be subject to civil and criminal penalties and administrative sanctions, including termination of contracts, forfeiture of profits, suspension of payments, fines and suspension or prohibition from doing business with the U.S. government. In addition, responding to governmental audits or investigations may involve significant expenses and divert management attention.

Acquisitions may expose us to additional risks. We may acquire or make investments in businesses, technologies or products, whether complementary or otherwise, as a means to expand our business, if appropriate opportunities arise. There can be no assurance that we will be able to identify suitable candidates or consummate these transactions on favorable terms. If required, the financing for these transactions could result in an increase in our indebtedness, dilute the interests of our stockholders or both. The purchase price for some acquisitions may include additional amounts to be paid in cash in the future, a portion of which may be contingent on the achievement of certain future operating results of the acquired business. If the performance of any such acquired business exceeds such operating results, then we may incur additional charges and be required to pay additional amounts. Acquisitions including strategic investments or alliances entail numerous risks, which may include:

•	difficulties in integrating acquired operations or products, including the loss of key employees from, or customers of, acquired businesses;

•	diversion of management’s attention from our existing businesses;

•	adverse effects on existing business relationships with suppliers and customers;

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•	adverse impacts of margin and product cost structures different from those of our current mix of business; and

•	conforming standards, controls, procedures, accounting and other policies, business cultures, and compensation structures between the two companies.

Many of these factors are outside of our control and any one of these factors could result in, among other things, increased costs and decreases in the amount of expected revenues, which could materially adversely impact our business, financial condition, and results of operations. In addition, even if we are able to successfully integrate acquired businesses, the full benefits, including the synergies, cost savings, revenue growth, or other benefits that are expected, may not be achieved within the anticipated time frame, or at all. All of these factors could decrease or delay the expected accretive effect of the acquisitions, and negatively impact our business, operating results, and financial condition.

Risks Relating to our Common Stock

The price of our common stock could be volatile and could decline following this offering at a time when you want to sell your holdings. Numerous factors, many of which are beyond our control, may cause the market price of our common stock to fluctuate significantly. These factors include:

•	quarterly variations in our results of operations or those of our competitors;

•	delays in end-user deployments of products;

•	announcements by us or our competitors of acquisitions, new products, significant contracts, commercial relationships or capital commitments;

•	intellectual property infringements;

•	our ability to develop and market new and enhanced products on a timely basis;

•	commencement of, or our involvement in, litigation;

•	major changes in our Board of Directors or management, including the departure of Mr. Maqbool;

•	changes in governmental regulations;

•	changes in earnings estimates or recommendations by securities analysts;

•	the impact of the COVID-19 pandemic on capital markets;

•	our failure to generate material revenues;

•	our public disclosure of the terms of this financing and any financing which we consummate in the future;

•	any acquisitions we may consummate;

•	announcements by us or our competitors of significant contracts, new services, acquisitions, commercial relationships, joint ventures or capital commitments;

•	cancellation of key contracts;

•	short selling activities;

•	changes in market valuations of similar companies; and

•	general economic conditions and slow or negative growth of end markets.

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Securities class action litigation is often instituted against companies following periods of volatility in their stock price. This type of litigation could result in substantial costs to us and divert our management’s attention and resources.

Moreover, securities markets may from time to time experience significant price and volume fluctuations for reasons unrelated to operating performance of particular companies, such as the uncertainty associated with the COVID-19 pandemic. These market fluctuations may adversely affect the price of our common stock and other interests in our company at a time when you want to sell your interest in us.

Future sales or perceived sales of our common stock could depress our stock price. This prospectus covers [_____] shares of common stock. If the holders of these shares were to attempt to sell a substantial amount of their holdings at once, the market price of our common stock could decline. Moreover, the perceived risk of this potential dilution could cause shareholders to attempt to sell their shares and investors to short the common stock, a practice in which an investor sells shares that he or she does not own at prevailing market prices, hoping to purchase shares later at a lower price to cover the sale. As each of these events would cause the number of shares of our common stock being offered for sale to increase, our common stock market price would likely further decline. All of these events could combine to make it very difficult for us to sell equity or equity-related securities in the future at a time and price that we deem appropriate.

Offers or availability for sale of a substantial number of shares of our common stock may cause the price of our common stock to decline. The existence of shares of common stock issuable upon conversion of outstanding shares of Series A Convertible Preferred Stock, creates a circumstance commonly referred to as an “overhang” which can act as a depressant to our common stock price. The existence of an overhang, whether or not sales have occurred or are occurring, also could make our ability to raise additional financing through the sale of equity or equity-linked securities more difficult in the future at a time and price that we deem reasonable or appropriate. If our existing shareholders and investors seek to sell a substantial number of shares of our common stock, such selling efforts may cause significant declines in the market price of our common stock.

Our common stock may be affected by limited trading volume and price fluctuations, which could adversely impact the value of our common stock. Our common stock has experienced, and is likely to experience in the future, significant price and volume fluctuations, which could adversely affect the market price of our common stock without regard to our operating performance. In addition, we believe that factors such as quarterly fluctuations in our financial results and changes in the overall economy or the condition of the financial markets could cause the price of our common stock to fluctuate substantially. These fluctuations may also cause short sellers to periodically enter the market in the belief that we will have poor results in the future. We cannot predict the actions of market participants and, therefore, can offer no assurances that the market for our common stock will be stable or appreciate over time.

Provisions in our articles of incorporation and bylaws could discourage a change in control, or an acquisition of us by a third party, even if the acquisition would be favorable to you, thereby adversely affecting existing shareholders. Our articles of incorporation and bylaws contain provisions that may have the effect of making more difficult or delaying attempts by others to obtain control of our Company, even when these attempts may be in the best interests of our shareholders. For example, our articles of incorporation authorize our Board of Directors, without stockholder approval, to issue one or more series of preferred stock, which could have voting and conversion rights that adversely affect or dilute the voting power of the holders of common stock. These provisions and others that could be adopted in the future could deter unsolicited takeovers or delay or prevent changes in our control or management, including transactions in which stockholders might otherwise receive a premium for their shares over then-current market prices. These provisions may also limit the ability of stockholders to approve transactions that they may deem to be in their best interests.

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The ability of Fawad Maqbool, our Chairman, to sell his stake in us and speculation about any such sale may adversely affect the market price of our common stock. Mr. Maqbool owns a significant number of our shares of outstanding common stock and, after the lock-up agreement with the underwriter expires, he may sell any or all of his shares at any time without approval by other shareholders. Speculation by the press, stock analysts, our shareholders or others regarding the intention of Mr. Maqbool to dispose of his shares could adversely affect the market price of our common stock. Moreover, the market price of our common stock may be adversely impacted by the fact that the public float of our common stock is relatively small.

Because Fawad Maqbool, our Chairman controls a significant number of shares of our voting capital stock, he has  effective control over actions requiring stockholder approval. As of December 10, 2020, Fawad Maqbool, our Chairman, President Chief Executive Officer, held 1,000 shares, or 100%, of Series A Convertible Stock issued and outstanding, and options to purchase an aggregate of 400,000 shares of Series A Convertible Stock Each share of Series A Convertible Preferred is entitled to 100 votes when the vote of holders of the Company’s common stock is sought. As a result, Mr. Maqbool has the ability to control the outcome of matters submitted to our stockholders for approval, including the election of directors and any merger, consolidation or sale of all or substantially all of our assets. In addition, Mr. Maqbool has the ability to control the management and affairs of our company. Accordingly, any investors who purchase shares will be minority shareholders and as such will have little to no say in the direction of us and the election of directors. Additionally, this concentration of ownership might harm the market price of our common stock by:

•	delaying, deferring or preventing a change in corporate control;

•	impeding a merger, consolidation, takeover or other business combination involving us; or

•	discouraging a potential acquirer from making a tender offer or otherwise attempting to obtain control of us.

Because we do not intend to pay cash dividends on our shares of common stock, any returns will be limited to the value of our shares. We currently anticipate that we will retain future earnings for the development, operation and expansion of our business and do not anticipate declaring or paying any cash dividends for the foreseeable future. Any return to stockholders will therefore be limited to the increase, if any, of our share price that stockholders may be able to realize if they sell their shares.

Risks Relating to this Offering and our Reverse Stock-Split

Investors in this offering will experience immediate and substantial dilution in net tangible book value. The public offering price will be substantially higher than the net tangible book value per share of our outstanding shares of common stock. As a result, investors in this offering will incur immediate dilution of $        per share based on the assumed public offering price of $       per Unit, the mid-point of the estimated offering price range described on the cover of this prospectus. Investors in this offering will pay a price per share that substantially exceeds the book value of our assets after subtracting our liabilities. See “Dilution” for a more complete description of how the value of your investment will be diluted upon the completion of this offering.

Participation in this offering by certain of our directors and their affiliates would reduce the available public float for our shares. It is possible that one or more of our directors or their affiliates or related parties could purchase common stock and warrants in this offering at the public offering price and on the same terms as the other purchasers in this offering. However, these persons or entities may determine not to purchase any shares or warrants in this offering, or the underwriter may elect not to sell any shares or warrants in this offering to such persons or entities. Any purchases by our directors or their affiliates or related parties would reduce the available public float for our shares because such shareholders would be restricted from selling the common stock and warrants by a lock-up agreement they have entered into with the underwriter and by restrictions under applicable securities laws. As a result, any purchase of common stock and warrants by such shareholders in this offering may reduce the liquidity of our common stock relative to what it would have been had these common stock and warrants been purchased by investors that were not affiliated with us.

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Our management will have broad discretion over the use of proceeds from this offering and may not use the proceeds effectively. Our management will have broad discretion over the use of proceeds from this offering. We intend to use the net proceeds from this offering to provide funding for the following purposes: research and development; engineering, operations, quality inspection, information technology and sales force expansion; marketing and sales and working capital. Our management will have considerable discretion in the application of the net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. The net proceeds may be used for corporate purposes that do not improve our operating results or enhance the value of our securities.

Our expected use of net proceeds from this offering represents our current intentions based upon our present plans and business condition. As of the date of this prospectus, we cannot predict with certainty all of the particular uses for the net proceeds to be received upon the completion of this offering. The amounts and timing of our actual use of the net proceeds will vary depending on numerous factors, including amount of cash used in our operations, which can be highly uncertain, subject to substantial risks and can often change. Our management will have broad discretion in the application of the net proceeds, and investors will be relying on our judgment regarding the application of the net proceeds of this offering.

The failure by our management to apply these funds effectively could harm our business. Pending their use, we may invest the net proceeds from this offering in short-term, investment-grade, interest-bearing securities. These investments may not yield a favorable return to our stockholders. If we do not invest or apply the net proceeds from this offering in ways that enhance stockholder value, we may fail to achieve expected financial results, which could cause our stock price to decline.

Warrants are speculative in nature. The Warrants offered in this offering do not confer any rights of common stock ownership on their holders, such as voting rights or the right to receive dividends, but rather merely represent the right to acquire shares of our common stock at a fixed price for a limited period of time. Specifically, commencing on the date of issuance, holders of the Warrants may exercise their right to acquire the common stock and pay an exercise price of $ per share (100% of the assumed public offering price of a Unit), prior to five years from the date of issuance, after which date any unexercised Warrants will expire and have no further value. In addition, there is no established trading market for the Warrants and, although we intend to apply to list the warrants on Nasdaq, there can be no assurance that an active trading market will develop.

Holders of the Warrants will have no rights as a common stockholder until they acquire our common stock. Until holders of the Warrants acquire shares of our common stock upon exercise of the Warrants, the holders will have no rights with respect to shares of our common stock issuable upon exercise of the Warrants. Upon exercise of the Warrants, the holder will be entitled to exercise the rights of a common stockholder as to the security exercised only as to matters for which the record date occurs after the exercise.

There is no established market for the Warrants to purchase shares of our common stock being offered in this offering. There is no established trading market for the warrants. Although we intend to apply to list the warrants on the Nasdaq Capital Market there can be no assurance that there will be an active trading market for the Warrants. Without an active trading market, the liquidity of the warrants will be limited.

Provisions of the Warrants offered by this prospectus could discourage an acquisition of us by a third party. Certain provisions of the Warrants offered by this prospectus could make it more difficult or expensive for a third party to acquire us. The Warrants prohibit us from engaging in certain transactions constituting “fundamental transactions” unless, among other things, the surviving entity assumes our obligations under the warrants. These and other provisions of the Warrants offered by this prospectus could prevent or deter a third party from acquiring us even where the acquisition could be beneficial to you.

Even if the reverse stock split achieves the requisite increase in the market price of our common stock, we cannot assure you that we will be able to continue to comply with the minimum bid price requirement of the Nasdaq Capital Market. Even if the reverse stock split achieves the requisite increase in the market price of our common stock to be in compliance with the minimum bid price of the Nasdaq Capital Market, there can be no assurance that the market price of our common stock following the reverse stock split will remain at the level required for continuing compliance with that requirement. It is not uncommon for the market price of a company’s common stock to decline in the period following a reverse stock split. If the market price of our common stock declines following the effectuation of the reverse stock split, the percentage decline may be greater than would occur in the absence of a reverse stock split. In any event, other factors unrelated to the number of shares of our common stock outstanding, such as negative financial or operational results, could adversely affect the market price of our common stock and jeopardize our ability to meet or maintain the Nasdaq Capital Market’s minimum bid price requirement.

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Even if the reverse stock split increases the market price of our common stock and we meet the initial listing requirements of the Nasdaq Capital Market, there can be no assurance that we will be able to comply with the continued listing standards of the Nasdaq Capital Market, a failure of which could result in a de-listing of our common stock. The Nasdaq Capital Market requires that the trading price of its listed stocks remain above one dollar in order for the stock to remain listed. If a listed stock trades below one dollar for more than 30 consecutive trading days, then it is subject to delisting from the Nasdaq Capital Market. In addition, to maintain a listing on the Nasdaq Capital Market, we must satisfy minimum financial and other continued listing requirements and standards, including those regarding director independence and independent committee requirements, minimum stockholders’ equity, and certain corporate governance requirements. If we are unable to satisfy these requirements or standards, we could be subject to delisting, which would have a negative effect on the price of our common stock and would impair your ability to sell or purchase our common stock when you wish to do so. In the event of a delisting, we would expect to take actions to restore our compliance with the listing requirements, but we can provide no assurance that any such action taken by us would allow our common stock to become listed again, stabilize the market price or improve the liquidity of our common stock, prevent our common stock from dropping below the minimum bid price requirement, or prevent future non-compliance with the listing requirements.

The reverse stock split may decrease the liquidity of the shares of our common stock. The liquidity of the shares of our common stock may be affected adversely by the reverse stock split given the reduced number of shares that will be outstanding following the reverse stock split, especially if the market price of our common stock does not increase as a result of the reverse stock split. In addition, the reverse stock split may increase the number of shareholders who own odd lots (less than 100 shares) of our common stock, creating the potential for such shareholders to experience an increase in the cost of selling their shares and greater difficulty effecting such sales.

Following the reverse stock split, the resulting market price of our common stock may not attract new investors, including institutional investors, and may not satisfy the investing requirements of those investors. Consequently, the trading liquidity of our common stock may not improve. Although we believe that a higher market price of our common stock may help generate greater or broader investor interest, there can be no assurance that the reverse stock split will result in a share price that will attract new investors, including institutional investors. In addition, there can be no assurance that the market price of our common stock will satisfy the investing requirements of those investors. As a result, the trading liquidity of our common stock may not necessarily improve.

There is no assurance that once listed on the Nasdaq Capital Market we will not continue to experience volatility in our share price. The OTCQB Venture Market, where our common stock is currently quoted, is an inter-dealer, over-the-counter market that provides significantly less liquidity than the Nasdaq Capital Market. Our stock is thinly traded due to the limited number of shares available for trading on the OTCQB Venture Market thus causing large swings in price. As such, investors and potential investors may find it difficult to obtain accurate stock price quotations, and holders of our common stock may be unable to resell their securities at or near their original offering price or at any price. Our public offering price per Unit may vary from the market price of our common stock after the offering. If an active market for our stock develops and continues, our stock price may nevertheless be volatile. If our stock experiences volatility, investors may not be able to sell their common stock at or above the public offering price per Unit. Sales of substantial amounts of our common stock, or the perception that such sales might occur, could adversely affect prevailing market prices of our common stock and our stock price may decline substantially in a short period of time. As a result, our shareholders could suffer losses or be unable to liquidate their holdings. No assurance can be given that the price of our common stock will become less volatile when listed on the Nasdaq Capital Market.

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USE OF PROCEEDS

We estimate that the net proceeds from this offering will be approximately $           after deducting estimated underwriting discounts and estimated offering expenses payable by us. If the underwriter’s over-allotment option is exercised in full, we estimate that our net proceeds will be approximately $       . We intend to use the net proceeds from this offering, and any proceeds from the exercise of warrants, for the following purposes:

Proceeds:
Gross Proceeds	$
Discounts
Fees and Expenses
Net Proceeds	$

Uses:
Research and Development	$
Debt repayment
Engineering, operations, quality control, information technology and sales force expansion Marketing and Sales
Working Capital
Total Uses	$

The Company intends to use $         of the net proceeds to repay a business loan to BNB Bank at the interest rate of 6.75% per year, which matures in September 2026, and $    of the net proceeds to repay a note to Stephen Farber, the former owner of SMW, at the interest rate of 6% per year, which matures in September 2024.

The actual allocation of proceeds realized from this offering will depend upon our operating revenues and cash position and our working capital requirements and may change.

Therefore, as of the date of this prospectus, we cannot specify with certainty all of the particular uses for the net proceeds to be received upon the completion of this offering. Accordingly, we will have discretion in the application of the net proceeds, and investors will be relying on our judgment regarding the application of the proceeds of this offering.

Pending our use of the net proceeds from this offering, we intend to invest the net proceeds in a variety of capital preservation investments, including short-term, investment-grade, interest-bearing instruments and U.S. government securities. We anticipate that the proceeds from this offering will enable us to further grow the business and increase cash flows from operations.

A 50% increase (decrease) in the assumed public offering price of $       per Unit would increase (decrease) the expected net proceeds of the offering to us by approximately $       million, assuming that the number of shares of common stock sold by us remains the same. We may also increase or decrease the number of Units we are offering.

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CAPITALIZATION

The following table sets forth our capitalization as of September 30, 2020:

•	on an actual basis;

•

on an as adjusted basis to reflect the issuance and sale by us of $       of Units in this offering at the assumed public offering price of $      per Unit, after deducting underwriting discounts and commissions and estimated offering expenses payable by us and the receipt by us of the proceeds of such sale.

You should consider this table in conjunction with “Use of Proceeds” above as well as our “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and the notes to those financial statements for the three and six months ended September 30, 2020 included elsewhere in this prospectus.

	As of September 30, 2020
	Unaudited, Actual	Unaudited, As Adjusted (1)
Cash and Cash Equivalents	$425,876	$
Total Current Liabilities	952,273
Total Long Term Liabilities	1,786,790
Stockholders’ Equity:
Series A convertible preferred stock, par value $0.001, 401,000 shares authorized, 1,000 shares issued and outstanding	1

Series B convertible preferred stock, par value $0.001, 75,000 shares authorized, 0 shares issued and outstanding	-
Common stock, par value $0.001, 500,000,000 shares authorized, 51,588,958 shares issued and outstanding	51,589
Additional paid in capital	1,923,824
Accumulated Deficit	(1,392,032)
Total Stockholders’ Equity	$583,382	$

(1) The as adjusted information discussed above is illustrative only and will be further adjusted based on the actual public offering price and other terms of this offering determined at pricing.

A $1.00 increase (decrease) in the assumed public offering price of $      per Unit would increase (decrease) cash and cash equivalents, working capital, total assets, and total stockholders’ (deficit) equity by $     million, assuming that the number of Units offered by us, as set forth on the cover page of this prospectus, remains the same, after deducting the estimated underwriting discounts and commissions.

The above discussion and table are based on 51,588,958 shares outstanding as of September 30, 2020 and do not include, as of that date:

•	25,000,000 shares of our common stock that are reserved for equity awards that may be granted under our equity incentive plan that will be effective as of December 14, 2020;

•

100,000 shares of common stock issuable upon conversion of our outstanding Series A Convertible Preferred Stock and 40,000,000 shares of common stock issuable upon exercise of an option to purchase Series A Convertible Preferred Stock;

•	exercise of the Underwriter’s Warrants; and

•	exercise of the underwriter’s option to purchase additional shares and/or warrants from us in this offering.

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DETERMINATION OF OFFERING PRICE

The offering price of the Units has been negotiated between the underwriter and us considering our historical performance and capital structure, prevailing market conditions, and overall assessment of our business. Each Unit consists of one share of our common stock and a warrant to purchase one share of our common stock at an exercise price equal to $        which is        % of the assumed public offering price of the Units.

MARKET FOR OUR COMMON STOCK

Our common stock is currently quoted on the OTCQB under the trading symbol “AMPG.” Quotations on the OTCQB reflect inter-dealer prices, without retail mark-up, mark-down commission, and may not represent actual transactions. On December 9, 2020, the last reported sale price of our common stock was $0.23 per share.

Holders

As of December 8, 2020, we had approximately 54 shareholders of record of our common stock. The number of stockholders of record does not include certain beneficial owners of our common stock, whose shares are held in the names of various dealers, clearing agencies, banks, brokers and other fiduciaries.

Dividend Policy

We have never paid or declared any cash dividends on our common stock, and we do not anticipate paying any cash dividends on our common stock in the foreseeable future. We intend to retain all available funds and any future earnings to fund the development and expansion of our business. Any future determination to pay dividends will be at the discretion of our Board of Directors and will depend upon a number of factors, including our results of operations, financial condition, future prospects, contractual restrictions, restrictions imposed by applicable law and other factors our Board of Directors deems relevant.

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DILUTION

If you invest in our Units in this offering, your interest will be diluted to the extent of the difference between the assumed public offering price per share of common stock that is part of the Unit and the as adjusted net tangible book value per share of common stock immediately after this offering.

Our net tangible book value is the amount of our total tangible assets less our total liabilities. Our net tangible book value as of September 30, 2020 was $583,382, or $0.01 per share of common stock.

As adjusted net tangible book value is our net tangible book value after taking into account the effect of the sale of Units in this offering at the assumed public offering price of $       per Unit and after deducting the underwriting discounts and commissions and other estimated offering expenses payable by us and the issuance by us of 1,000,000 shares of common stock to the underwriter or its designees at the closing. Our as adjusted net tangible book value as of September 30, 2020 would have been approximately $      , or $        per share. This amount represents an immediate increase in as adjusted net tangible book value of approximately $       per share to our existing stockholders, and an immediate dilution of $        per share to new investors participating in this offering. Dilution per share to new investors is determined by subtracting as adjusted net tangible book value per share after this offering from the public offering price per share paid by new investors.

The following table illustrates this per share dilution:

Assumed public offering price per share (attributing no value to the warrants)	$
Net tangible book value per share as of September 30, 2020	$0.01
Increase in as adjusted net tangible book value per share after this offering	$
As adjusted net tangible book value per share after giving effect to this offering	$
Dilution in as adjusted net tangible book value per share to new investors	$

A $1.00 increase (decrease) in the assumed public offering price of $      per Unit would increase (decrease) the as adjusted net tangible book value per share by $      , and the dilution per share to new investors in this offering by $      , assuming the number of Units offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting the underwriting discounts and commissions and estimated offering expenses payable by us.

The information above assumes that the underwriter does not exercise its over-allotment option. If the underwriter exercises its over-allotment option in full, the as adjusted net tangible book value will increase to $      per share, representing an immediate increase to existing stockholders of $      per share and an immediate dilution of $      per share to new investors.

The foregoing discussion and table do not take into account further dilution to new investors that could occur upon the exercise of outstanding warrants having a per share exercise price less than the per share offering price to the public in this offering.

We may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

The above discussion and table are based on 51,588,958 shares outstanding as of September 30, 2020 (giving effect to the issuance of 1,000,000 shares of common stock to the underwriter or its designees at the closing). The discussion and table do not include, as of that date:

•	25,000,000 shares of our common stock that are reserved for equity awards that may be granted under our equity incentive plan that will be effective December 14, 2020;

•

100,000 shares of common stock issuable upon conversion of our outstanding Series A Convertible Preferred Stock and 40,000,000 shares of common stock issuable upon exercise of an option to purchase Series A Convertible Preferred Stock;

•	exercise of the Underwriter’s Warrants; and

•	exercise of the underwriter’s option to purchase additional shares and/or warrants from us in this offering.

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OUR BUSINESS

Business Overview

We design, engineer and assemble micro-wave component-based amplifiers that meet individual customer’s specifications. Our products consist of Radio Frequency (“RF”) amplifiers and related subsystems, operating at multiple frequencies from 50kHz to 44GHz, including Low Noise Amplifiers, Medium Power Amplifiers, Cryogenic amplifiers, oscillators, filters, and custom assembly designs. We also offer non-recurring engineering services on a project-by-project basis, for a predetermined fixed contractual amount, or on a time plus material basis.

Our mission is to patent our proprietary IP and trade secrets that were used in small volume niche markets and expand our capabilities through strategic partnerships, joint ventures, mergers/acquisitions with key industry leaders in the 5G/6G, quantum computing, and cybersecurity markets. We believe this will enable us to scale up our products and revenue by developing full systems and subsystems with our unique technology as a core component, which we expect will position us as a global leader in these rapidly emerging technology sectors and addresses large volume markets as well, such as cellphone handsets, laptops, server networks, and many other applications that improve everyday quality of life.

On September 12, 2019, Amplitech Group Inc. acquired substantially of the all operating assets of Specialty Microwave Corporation (“SMW”), a privately held company based in Ronkonkoma, NY. The purchase included all inventory, orders, customers, property and equipment, and goodwill. Following the closing of the asset purchase, we hired all eight team members of SMW. In connection with the acquisition the Company began using the trade name “Specialty Microwave”. The total consideration paid was $1,143,633, consisting of $668,633 in cash and a $475,000 promissory note with an interest rate of 6%. The Company also entered into a five- year lease on the property located at 120 Raynor Avenue, Ronkonkoma, NY with an option to buy the property during the first two years of the lease for $1.2 mm and then at fair market value for the remainder of the lease term.

SMW designs and manufactures passive microwave components and related subsystems that meet individual customer specifications for both domestic and international customers for use in satellite communication ground networks.

The Company’s research and development initiative to expand its product line of low noise amplifiers to include its new 5G and wireless infrastructure products is progressing significantly. We have introduced new products that will be manufactured through our SMW acquisition. The combined engineering and manufacturing resources is expected to complement the new product development of subsystems for satellite, wireless, and 5G infrastructures, as well as advanced military and commercial markets.

Recent Developments

The COVID-19 pandemic has caused significant worldwide disruption throughout the course of 2020 and resulted in the imposition of various public and private sector measures to try to contain the virus, on a local, state, national and international level, such as travel bans and restrictions, quarantines, shelter-in-place/stay-at-home and social distancing orders, and shutdowns. These measures have temporarily impacted our workforce and operations and some of the operations of our customers, and vendors, suppliers, and partners. The ultimate impact and efficacy of government measures and potential future measures is currently unknown.

There is uncertainty regarding the business impacts from such measures and potential future measures. While we have been able to continue our operations through a combination of work-from-home and social distancing policies implemented to protect employees, these measures have resulted in reduced workforce availability. Accordingly, we resumed operations on May 5, 2020, with the CDC safeguard guidelines in place. Restrictions on our access to customer facilities may impact our ability to meet customer demand, and thus decrease revenue into next quarter and possibly into 2021 and negatively impact our financial condition and results of operations.

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On April 20, 2020, the Company entered into a Paycheck Protection Program Promissory Note (“PPP Note”) in the principal amount of $232,200 (“PPP Loan”) from BNB Bank (“PPP Loan Lender”). The PPP Loan was obtained pursuant to the Paycheck Protection Program (“PPP”) of the Coronavirus Aid Relief and Economic Security Act (“CARES Act”) administered by the US Small Business Administration (“SBA”). The PPP Loan was disbursed by the PPP Loan Lender on April 20, 2020 (the “Disbursement Date”). The PPP Loan bears an interest at 1.00% per annum.   The PPP Loan may be prepaid at any time prior to maturity with no prepayment penalties. Funds from the PPP Loan may only be used by the Company for 2020 payroll costs, mortgage interest payments, rent and utilities. This has helped to offset some of the adverse effects of this pandemic and allowed us to serve our customers at a reduced capacity but without experiencing any cancellation of our open orders. The Company plans to apply for PPE loan forgiveness.

In August 2020 the Company entered into a Non-Disclosure Agreement with Orban Microwave, Inc., to further the goal of a joint initiative between the parties to sell, market, and develop products of both companies relating to the production and construction of microwave amplifiers by AmpliTech, and/or antenna products by Orban Microwave, Inc., related to use in 5G/6G MIMO antenna systems, Airline Wi-Fi Planar phased array flat panel antenna/amplifier systems, as well as other systems that may require a joint product. In some cases, the companies may participate in individually buying each other’s products for a customer(s) when necessary with a separate agreement defining the details of the transactions.

We have completed the design of a wide-band 3.5 GHz to 9.5 GHz cryogenic low noise amplifier (LNA). The LNA operate at 4 degrees Kelvin physical temperature, the same as used in quantum cloud computing applications for big data super-computers. The Company was able to achieve an ultra-low noise temperature of less than 5 degrees Kelvin, which we believe demonstrates its suitability for use in many other strategic applications such as 5G small cells and base stations, nanophysics (electron spin measurements), and deep space astronomy, among many other applications.

Our Corporate History and Structure

AmpliTech Group, Inc. was incorporated under the laws of the State of Nevada on December 30, 2010. On August 13, 2012, the Company acquired AmpliTech Inc., a New York corporation, by issuing 16,675,000 shares of the Company’s Common Stock to the shareholders of Amplitech Inc. in exchange for 100% of the outstanding shares of AmpliTech Inc. (“the Share Exchange”). After the Share Exchange, the selling shareholders owned 1,200,000 shares of the outstanding 17,785,000 shares of Company common stock, resulting in a change in control. Accordingly, the transaction was accounted for as a reverse acquisition in which AmpliTech, Inc. was deemed to be the accounting acquirer, and the operations of the Company were consolidated for accounting purposes. The capital balances have been retroactively adjusted to reflect the reverse acquisition.

On September 12, 2019, Amplitech Group Inc. acquired substantially all of the assets of Specialty Microwave Corporation (“SMW”), a privately held company based in Ronkonkoma, NY. The purchase included all inventory, orders, customers, property and equipment, and goodwill. Following the closing of the asset purchase, we hired all eight team members of SMW.  In connection with the acquisition the Company began using the trade name “Specialty Microwave”. The total consideration paid was $1,143,633, consisting of $668,633 in cash and a $475,000 promissory note with an interest rate of 6%. The Company also entered into a five- year lease on the property located at 120 Raynor Avenue, Ronkonkoma, NY with an option to buy the property during the first two years of the lease for $1,200,000 and then at fair market value for the remainder of the lease term.

Our Products

Our products consist of RF amplifiers and related subsystems, operating at multiple frequencies from 50kHz to 44GHz, including Low Noise Amplifiers, Medium Power Amplifiers, and custom assembly designs.

Our existing product line includes the 18 to 40 GHz wide band low noise amplifier. It is designed mainly for wideband telecommunications such as military and space applications, point to point radios as well as test equipment.

AmpliTech has also introduced a new line of cryogenic amplifiers designed to operate at temperatures as low as 4K that offer much lower noise figures than our standard models. Consuming as little DC power as +0.5V DC@8mA, the light weight, compact housings provide excellent performance while generating very little heat. These amplifiers are very useful for applications that require the absolute minimum amounts of noise injection for the growing market of low temperature applications, such as quantum computing, medical applications, RF imaging, research & development, space communications, accelerators, radiometry and telephony.

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In connection with the acquisition of the SMW business, we began designing and manufacturing passive microwave components and related subsystems that meet individual customer specifications for both domestic and international customers.

Low Noise Amplifiers

Low Noise Amplifiers, or LNAs, are amplifiers used in receivers of almost every type of communication system (wi-fi, radar, satellite, base station, cell phone, radio, etc.) to improve signal strength and increase sensitivity and range of receivers.

Medium Power Amplifiers

Medium Power Amplifiers, or MPAs, provide increased output power and gain in transceiver chains to increase signal power and maintain dynamic range and linearity in radars, base-stations, wireless networks, and almost every communication system.

Satellite Access Point Block Downconverter (BDC)

The Specialty Microwave BDC assembly is used as a test device on Satellite Access Point (SAP) antennas located worldwide. The BDC assembly down converts a Ka band signal, 17.7 GHz to 19.7 GHz, from the LNAs on either polarization of the antenna to between 950 and 2150 MHz using a high and low band block downconverter.

1:2 Tx Protection Switch Panel Subsystem

The Specialty Microwave 1:2 Tx Protection Switch panel is a logic panel used in satellite communications earth stations. The system mechanism operates waveguide and coaxial switches to operator desired positions.

Desktop/Benchtop and compact wideband Power Amplifiers

These products are utilized over a frequency range of .1 to 40 GHz used in Satcom rack mount systems as well as test equipment used by integrators and manufacturers of various communication systems such as cellular base stations, simulators, and point to point wireless radios.

Waveguide to Coaxial Adapters

These adapters are used for all Satcom and Satellite internet gateway systems from S band to K band, or 2 GHz to 50 GHz.

Cryogenic Amplifiers

Designed to operate at 4k temperatures with industry low noise figures from 2-26 GHz range. With a low power dissipation of less than 10 mWatts these cryogenic amplifiers can be used in applications for quantum computing, nanophysics, astronomy, superconductor research as well as making significant impact to 5G applications.

Cryogenic and Non-Cryogenic 4G/5G Small Cell Subsystems

These products are utilized in private and public high-speed networks and airline WI-FI systems.

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Our Technology

Our products are supported by proprietary hybrid design topologies that create highly linear Radio Frequency (RF) products that amplify and transform signals with minimal addition of noise, achieving high Signal to Noise Ratio (SNR) and increased receiver sensitivity and range, at a low cost and low power consumption. Our hybrid design topologies include:

•	Discrete Microwave Integrated Circuit (MIC)
•	Pseudomorphic High Electron Mobility GsAs (Gallium Arsenide) and InP (Indium Phosphide) Transistor (PHEMT)
•	MIC and Low Noise MIC

We believe the discrete topology that we utilize provides various advantages:

•	Can easily optimize Voltage Standing Wave Ratio (VSWR) and Noise Figure
•	Flexibility of design; can easily adapt to change of specs, technology, etc.
•	Low DC power consumption
•	Can control and optimize gain flatness due to discrete gain stages
•	Optimum use of MIC technology and experience
•	Use of negative bias is not necessary
•	Specially selected components with specific parameters that yield proprietary results due to use in a particular configuration

To date, our research and development activities have primarily been conducted on new product designs to the extent requested by our customers. The cost of our research and development activities is incorporated into the unit selling prices and, as such, is borne directly by these customers. In addition to the research and development for our customers, we invest in research and development for new products on emerging technologies such as 5G/6G, cybersecurity, MMICs, IoT and wireless products for the future. For the nine months ended September 30, 2020 and 2019, the Company incurred research and development costs of $41,083 and $48,262, respectively. For the years ending December 31, 2019 and 2018, the Company has incurred research and development costs of $56,507 and $42,941, respectively.

Industry and Competition

Market Overview

We operate our business in the industry of high-power Radio Frequency (RF) semiconductor. We believe that the RF semiconductor industry has the following features:

High demand for complex, next-generation Wireless signal processing applications.

•	Mass adoption of Internet and Web-based applications, and other high-bandwidth applications
•	Ability to combine analog and digital signal processing into more integrated RF solutions
•	Widespread application of low-cost, high-performance and functionality wireless networks
•	Emergence of 5G/6G, Wi-Fi 6e, satellite and advanced wireless network infrastructure rollouts

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Growing opportunity for advanced RF subsystems, modules and components.

•	Demand for precise, high-speed signal conditioning interfaces between analog and digital
•	Combining analog/digital signal processing capabilities into more highly integrated solutions
•	Widespread application of low-cost, high-performance wireless network systems
•	Convergence of computing, communications, and consumer electronics with state-of-the-art signal processing capability with less power consumption

Complements OEM design, and manufacturing capabilities.

•	Deliver high quality and feature improvements that service provider requires
•	Lower production costs and shorten product development cycles
•	Adhere to flexibility, performance, streamlined procurement processes and value requirements

Current and Future Target Markets.

•	High speed terrestrial and satellite terminals (SATCOM, “Internet in the Sky”)

•	5G/Wi-Fi6E and 6G wireless infrastructure (Cellular Base Stations, Small Cells, Private Wi-Fi Networks)

•	IoT (Internet of Things)

•	Cloud farms, big data and MEC architecture

•	Quantum supercomputers/Quantum research

•	Deep space astronomy

•	Autonomous self-driving vehicles

•	Telemedicine, AR/VR (Augmented and Virtual Reality)

•	Drones, UAVs (Unmanned aerial vehicles)

•	Cyber-security

•	Military/Defense ECM/EW

Competition

We face competition in the amplifier industry from established players such as Locus Microwave, Lucix, Cernex, Erzia, HEICO and L-3 (Harris Corp.). Some of our competitors have longer operating histories and significantly greater financial, research and development, marketing and other resources than us. As a result, some of these competitors are able to devote greater resources to the development, promotion, sale and support of their products. These competitors may also have the ability to provide discounted pricing on their products to gain market share. In addition, consolidation in the amplifier industry could intensify the competitive pressures that we face. Many of our existing and potential competitors may be better positioned than we are to acquire other companies, technologies or products. We compete on the basis of technology, cost, and design flexibility.

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Our ability to compete successfully depends on numerous factors, including our ability to:

•	maintain and increase our market share and the strength of our brand in amplifiers;

•	maintain and expand our relationships with channel partners;

•	secure products in large volume in a cost-effective and timely manner from our suppliers;

•	develop innovative, differentiated, high-performance products relative to our competitors’ solutions; and

•	protect our intellectual property.

We cannot assure you that our solutions will compete favorably or that we will be successful in the face of increasing competition from new products and enhancements introduced by our existing competitors or new companies entering our market. In addition, we cannot assure you that our competitors do not have or will not develop processes or product designs that currently or in the future will enable them to produce competitive products at lower costs than ours.

Our Strategy

Our objective is to become a premier designer, manufacturer and distributor of high quality and state-of-the-art cryogenic microwave amplifiers, RF designs and applications for Wireless Networks and the future of Wireless Communication. We intend to execute on key elements of our strategy to achieve this objective, including the following:

•

Reorganization to have our shares traded on a national exchange to improve access to capital resources and a much broader customer base with higher volumes, as well as better access to large OEMs (Original Equipment Manufacturers)

•	New product development
•	Commercializing of existing core technology into specific high-volume technology sectors and obtaining patents on such technology

Manufacturing

Our manufacturing facilities are located at our corporate office in Bohemia, New York and in Ronkonkoma, New York. Our manufacturing process in Bohemia involves the assembly of numerous individual components and precise fine-tuning by production technicians. We believe our manufacturing facility is estimated to be capable of assembling up to 100 amplifiers per month. If we receive larger quantity orders that need to be fulfilled in a short time-frame, or in excess of our capacity at the main facility, we may outsource the assembly by sending kitted raw materials to a qualified contract assembly facility in the local Northeast.

Our manufacturing process in Ronkonkoma is dedicated to the design, manufacturing and testing of passive microwave components, RF subsystems, specialized electronics and related products.

We are currently certified to the ISO 9001:2015 standard. ISO 9001 is a uniform worldwide Quality Management System (QMS) standard.

Suppliers

Our material consists of purchased component parts used in our assembly process. The following table describes supplier concentration based upon the percentage of materials purchased from each supplier for 2019:

Supplier A	$203,705	34.10%
Supplier B	115,832	19.39%
Supplier C	40,066	6.71%
Supplier D	36,765	6.16%
Supplier E	21,848	3.66%
All other suppliers (approximately 51)	179,218	30.00%
Total	$597,434	100%

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Marketing

We employ an aggressive and focused approach to market our products, at various venues including trade shows, strategic alliances, website and trade magazines. We target specific types of customers such as system integrators, defense contractors, cellular and wireless service providers but it should be noted that we are also focused on expanding our customer base to include users of consumer applications and products. In addition, during the COVID pandemic, we have increased our online and print ads as well as held virtual meetings and conferences.

We have sales representatives and distributors to channel our products  throughout the Americas as well as to countries in Europe, the Middle East and South Asia.

During the 4th quarter of 2016, we entered into an agreement appointing an exclusive distributor of our products in the US, Canada, Mexico and South America.

In February 2018, the Company entered into an advisory agreement with Sunbiz Holding Corp in order to promote market awareness in Asia and the Middle East.

Trade Shows

We attend trade shows such as MTTS (Microwave Theory and Techniques Show), IMS (International Microwave Symposium), EDIC (Electronic Design Innovation Conference) European Microwave Symposium, SATCON, MILCOM and the American Institute of Physics Exhibit (APS). We also sponsor some trade shows to gain recognition and presence.

Strategic Alliances

We explore opportunities with global OEMs (Original Equipment Manufacturers) by working strategic alliances and that improve sales and presence in the marketplace and expand our product line and capabilities, thereby broadening our customer base. Two such companies are Orban Microwave and MPT Corp. The two companies have expertise in the planar phased array and GPS antennas as well as the ability to design and manufacture subsystems incorporating our low noise amplifiers and other products.

Website

We maintain a dynamic website to capture more business via worldwide customer searches for our products on the internet. Our website is available at www.amplitechinc.com.

Trade Magazines

We advertise our products in Microwave Product Digest.

Customers

We serve a diverse customer base located primarily in the United States, Europe and South Asia, in the aerospace, governmental defense, commercial satellite and wireless industries. Our customers include Viasat, L3 Harris Technologies, Raytheon, and Mercury Systems. As of December 31, 2019 and September 30, 2020, there were no customers that accounted for more than 10% of our total revenue. We have both direct and indirect relationships with these customers domestically and abroad via exclusive and non-exclusive sales representatives and various distributors.

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Government Regulation

We are subject to the local, state and national laws and regulations of the jurisdictions where we operate that affect companies generally, including laws and regulations around commerce, intellectual property, trade, environmental, health and safety, commerce and contracts, privacy and communications, consumer protection, web services, tax, and state corporate laws and securities laws; and specifically those conducting business of electronics, many of which are still evolving and could be interpreted in ways that could harm our business. Existing and future laws and regulations may impede our growth. These regulations and laws may change over time. Unfavorable regulations and laws could diminish the demand for our products and services and increase our cost of doing business.

Intellectual Property

We regard domain names, tradename, customer relationships, trade secrets, proprietary technologies and similar intellectual property important to our success.

We rely on contractual restrictions to protect our proprietary rights in products and services. It is our policy to enter into confidentiality and invention assignment agreements with our employees and contractors as well as nondisclosure agreements with our suppliers and strategic partners in order to limit access to and disclosure of our proprietary information. We cannot assure you that these contractual arrangements or the other steps taken by us to protect our intellectual property will prove enough to prevent misappropriation of our technology or to deter independent third-party development of similar technologies. We plan to use the information obtained from the IP Story to file additional patents, with the potential for up to 133 additional patent filings relating to our intellectual property and trade secrets. Part of the use of proceeds from the offering will be allocated to the filing of these patents and associated fees.

Employees

As of December 10, 2020, we have 19 full time employees. From time to time, we may hire additional workers on a contract basis as the need arises.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and the related notes appearing elsewhere in this prospectus. In addition to historical information, this discussion and analysis contains forward-looking statements that involve risks, uncertainties and assumptions. See the “Cautionary Statement Regarding Forward-Looking Statements” above. Our actual results may differ materially from those discussed below. Factors that could cause or contribute to such differences include, but are not limited to, those identified below, and those discussed in the section titled “Risk Factors” included elsewhere in this prospectus.

Business Overview

We design, engineer and assemble micro-wave component-based amplifiers that meet individual customer’s specifications. Our products consist of Radio Frequency (RF) amplifiers and related subsystems, operating at multiple frequencies from 50kHz to 44GHz, including Low Noise Amplifiers, Medium Power Amplifiers, Cryogenic amplifiers, oscillators, filters, and custom assembly designs. We also offer non-recurring engineering services on a project-by-project basis, for a predetermined fixed contractual amount, or on a time plus material basis.

On September 12, 2019, Amplitech Group Inc. acquired substantially all of the assets of Specialty Microwave Corporation (SMW), a privately held company based in Ronkonkoma, NY. The purchase included all inventory, the customer lists, certain property and equipment, and goodwill. Following the closing of the asset purchase, we hired all eight team members of SMW.. In connection with the acquisition the Company began using the trade name “Specialty Microwave”. The total consideration paid was $1,143,633, consisting of $668,633 in cash and a $475,000 promissory note with an interest rate of 6%. The Company also entered into a five- year lease on the property located at 120 Raynor Avenue, Ronkonkoma, NY with an option to buy the property during the first two years of the lease for $1.2 mm and then at fair market value for the remainder of the lease term.

SMW designs and manufactures passive microwave components and related subsystems that meet individual customer specifications for both domestic and international customers for use in satellite communication ground networks.

Our research and development initiative to expand our product line of low noise amplifiers, to include new 5G and wireless infrastructure products is progressing significantly. AMPG has introduced new products that will be manufactured as product line expansions for the products lines the company began producing as a result of the acquisition of SMW’s business. The combined engineering and manufacturing resources should complement the new product development of subsystems for satellite, wireless, and 5G infrastructures, as well as advanced military and commercial markets.

The COVID-19 Pandemic

The novel strain of the coronavirus identified in China in late 2019 (COVID-19) has globally spread throughout other areas such as Asia, Europe, the Middle East, and North America and has resulted in authorities imposing, and businesses and individuals implementing, numerous unprecedented measures to try to contain the virus, such as travel bans and restrictions, quarantines, shelter-in-place/stay-at-home and social distancing orders, and shutdowns. These measures have temporarily impacted our workforce and operations and some of the operations of our customers, and vendors, suppliers, and partners. Some of the countries in which we operate have been affected by the outbreak and have already taken measures to try to contain it. The ultimate impact and efficacy of government measures and potential future measures is currently unknown.

There is uncertainty regarding the business impacts from such measures and potential future measures. While we have been able to continue our operations through a combination of work-from-home and social distancing policies implemented to protect employees, these measures have resulted in reduced workforce availability.   Restrictions on our access to customer facilities may impact our ability to meet customer demand in the fourth quarter of 2020 and effect on our financial condition and results of operations. Some of our customers may have experienced disruptions in their operations, but our RFQ activity remains strong which may result in delayed orders in the fourth quarter of 2020 and into 2021.

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Results of Operations

For the Nine Months Ended September 30, 2020 and September 30, 2019

Revenues

Sales increased by $548,957 or approximately 27.2%, when comparing sales for the nine months ended September 30, 2020 of $2,567,379 to sales for the nine months ended September 30, 2019 of $2,018,422. AmpliTech sales were up by approximately $37,043. The purchase of Specialty Microwave helped increase sales in the telecommunication sector by $511,914.

Cost of Goods Sold and Gross Profit

Cost of goods sold increased by $598,663 or 60.9% for the nine months ended September 30, 2020 compared to the nine months ended September 30, 2019. This increase is a result of the increase in sales, the increase in cost for outsourcing all orders with significant quantities and the hiring of an additional engineer and assemblers, as well as the addition of Specialty Microwave. As our product line becomes more customer specific, the cost of engineering support, assembly labor and custom parts have increased as well. Gross profit decreased by $49,706 or 4.80%, when comparing the first nine months of 2020 to the first nine months of 2019. Gross profit percentage decreased from 51.29% to 38.39%. Our overall operating performance through September 30, 2020 has been negatively impacted by the effect of the COVID-19 pandemic. While we have been able to continue our operations through a combination of work-from-home and social distancing policies implemented to protect employees, these measures have resulted in reduced workforce availability at some of our sites. These restrictions may impact our ability to meet customer demand temporarily and may affect our financial condition and results of operations, particularly if prolonged. However, our RFQ (Request for Quotation) activity remains strong and not all our customers and vendors have shut down, so our supply chain is still functioning. Although there is still uncertainty as to when the economy will return to normal, we expect to continue our business efforts and not shut down unless otherwise mandated by federal and state regulations, and/or more severe pandemic repercussions.

Selling, General and Administrative Expenses

General and administrative expenses increased from $1,021,448 for the first nine months of 2019 compared to $1,456,266 for the first nine months of 2020, an increase of $434,818 or approximately 42.57%. The Company experienced an increase in parent company expenses, such as accounting fees, director’s fees, patent consulting and legal fees and stock compensation expense relating to the issuance of warrants. The Company has hired a new director of sales and marketing associate to promote and expand existing and new product lines. We have also incurred additional equipment costs to help test hi frequency amplifiers. With the acquisition of Specialty Microwave, payroll, health insurance and rent have increased as well as other general and administrative costs.

Income (Loss) From Operations

As a result of the above, the Company had a loss from operations of $470,718 for the nine months ended September 30, 2020, compared to income from operations of $13,806 for the nine months ended September 30, 2019, an overall increase of $484,524 or 3509.52%

Other Income (Expenses)

Interest expense increased from $24,971 for the first nine months of 2019 compared to $78,501 for the first nine months of 2020, an increase of $53,530 or 214.37%. Interest expense increased primarily due to the additional financing received with the acquisition of Specialty Microwave, the financing of equipment purchases and line of credit borrowing.

Net Loss

The Company had a net loss $549,219 and $11,165 for the nine months ending September 30, 2020 and 2019, respectively.

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For Years Ended December 31, 2019 and December 31, 2018

Revenues

Sales increased from $2,397,418 for the year ended December 31, 2018 to $3,1202,630 for the year ended December 31, 2019, an increase of $725,212 or approximately 30.25%. These results were impacted by the shift in new product demand in the telecommunication and cryogenic sectors, an increase in orders through our distributor and through the purchase of the business of Specialty Microwave. Revenues for Specialty were $510,364.

Cost of Goods Sold and Gross Profit

Cost of Goods Sold increased to $1,556,654 in 2019 from $1,016,226 in 2018, an increase of $540,428 or approximately 53.18%. This increase was the direct result of the substantial increase in sales for the year as well as an increase in our outsourcing costs and raw materials. As our products become more customer specific, the cost of engineering support, assembly labor and custom parts have increased as well. In addition, we hired a new engineer and assembler as well as acquiring the employees of SMW. As a result, the gross profit was $1,565,976 for 2019 compared to $1,381,192 for 2018, an increase of $184,784 or 13.38%. Gross profit as a percentage of sales decreased to 50.15% from 57.62% as a result of the product mix with some of our products that are being outsourced having a lower gross profit margin and the general cost increase in labor and materials.

Selling, General and Administrative Expenses

Selling, general and administrative expenses increased to $1,483,979 in 2019 from $1,039,768 in 2018, an increase of $444,211, or approximately 42.73%. The Company experienced an increase in parent company expenses, such as director’s fees, IR/PR fees and stock compensation expense relating to the issuance of warrants and our “iP story”. The parent company also incurred approximately $77,000 in acquisition expenses relating to SMW. In addition, research and development expenses have increased approximately $15,000. The Company hired a new director of sales and a marketing associate to promote and expand existing and new product lines. Computer costs have increased due to computer software upgrades and the integration of Specialty Microwave.

Other Income (Expenses)

Interest expense increased by $63,621, or 511.80%, when comparing the year ended December 31, 2019 to the year ended December 31, 2018. The increase was primarily due to the additional borrowing on the Company’s line of credit, bank loan and the purchase of Specialty.

Net Income

The Company had net income of $5,945 and $328,993 in 2019 and 2018, respectively.

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Non- GAAP Financial Measures

EBITDA

	2019	2018
Net income	$5,945	$328,993
Add back:
Interest	76,052	12,431
Depreciation and amortization	53,879	38,821
Amortization of prepaid consulting	65,640	37,604
Amortization of right of use operating lease asset	75,558	-
Amortization of debt discount	24,465	-
EBITDA	$301,539	$414,849

Additional expenditures:
Stock based compensation	$118,023	$-
IP Story (1)	10,000	-
Acquisition costs (2)	76,999	-

Adjusted EBITDA	$506,231	$414,849

(1) IP Story costs relate to ipCG assisting Amplitech to formulate a comprehensive “ipStory” around its proprietary trade secrets, knowhow and technology.

(2) Acquisition costs were affiliated with the purchase of Specialty Microwave and include audit and legal expenses and other professional fees.

The Company uses certain non-GAAP financial measures, among other financial measures, to evaluate its operating performance, which represent the way the Company conducts and views its business. Management believes that excluding certain items that are not comparable from period to period, or do not reflect the Company’s underlying ongoing business, provides transparency for such items and helps investors and others compare and analyze operating performance from period to period. In the future, the Company expects to incur charges or adjustments similar in nature to those presented below; however, the impact to the Company’s results in a given period may be highly variable and difficult to predict. Our non-GAAP financial measures may not be comparable to similarly titled measures used by, or determined in a manner consistent with, other companies. While the Company considers the non-GAAP measures useful in analyzing its results, they are not intended to replace, or act as a substitute for, any presentation included in the consolidated financial statements prepared in conformity with GAAP.

Liquidity and Capital Resources

Net cash used in operating activities for the year ended December 31, 2019 was $20,015 resulting primarily from the operating changes in accounts receivable, inventory, prepaid expenses, accounts payable and customer deposits and the operating lease liability.

The net cash provided by operating activities for the year ended December 31, 2018 was $352,302 resulting primarily from net income and the operating changes in accounts receivable, inventory, prepaid expenses, accounts payable as well as customer deposits.

The net cash used in investing activities for the year ended December 31, 2019 and 2018 was $681,286 and $10,584, respectively, which was for the purchase of equipment and the cash paid for the acquisition of Specialty Microwave.

The net cash provided by financing activities for the year ended December 31, 2019 was $833,915 a result of proceeds received from notes payable offset by the repayment of the line of credit and finance lease.

The net cash used in financing activities for the year ended December 31, 2018 was $17,610 a result of repaying the line of credit.

We have historically financed our operations through net income, debt from third party lenders, notes issued to various private individuals and personal funds advanced from time to time by the majority shareholder, who is also the President and Chief Executive Officer of the Company.

As of December 31, 2019, we had cash and cash equivalents of $574,712, a working capital of $1,354,758 and an accumulated deficit of $842,813.

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As of September 30, 2020, we had $425,876 in cash and cash equivalents compared to $574,712 in cash and cash equivalents as of December 31, 2019. As of December 31, 2019, and September 30, 2020 we had a working capital surplus of $1,354,758 and $915,032, respectively. Stockholders’ equity was valued at $1,093,673 and $583,382 at December 31, 2019 and September 30, 2020, respectively.

Net cash used in operating activities was $514,298 for the nine months ended September 30, 2020, resulting primarily from the net loss and operating changes in accounts receivable, inventory, prepaid expenses and operating lease liability.

Net cash used in investing activities was a result of purchasing equipment. Net cash provided by financing activities for the nine months ended September 30, 2020 was $377,019 which resulted primarily from the repayment of the lease financing and notes payable, offset against the PPP loan proceeds and line of credit.

As of September 30, 2019, we had $982,311 in cash and cash equivalents compared to $442,098 in cash and cash equivalents as of December 31, 2018. As of December 31, 2018, and September 30, 2019 we had a working capital surplus of $836,786 and $1,529,779, respectively. Stockholders’ equity was valued at $915,305 and $1,023,288 at December 31, 2018 and September 30, 2019, respectively.

Net cash provided by operating activities was $5,123 for the nine months ended September 30, 2019, resulting primarily from the operating changes in accounts receivable, prepaid expenses, operating lease liability. Net cash used in investing activities was a result of the cash paid for the SMW acquisition.

Net cash provided by financing activities for the nine months ended September 30, 2019 was $1,203,723 which resulted primarily from the proceeds received from the Company’s loan payable offset by the repayment of the line of credit and lease financing.

We intend to continue to finance our internal growth with cash on hand, cash provided from operations, borrowings, debt or equity offerings, or some combination thereof. We believe that our cash provided by operations and cash on hand will provide enough working capital to fund our operations for the next twelve months.

Critical Accounting Policies, Estimates and Assumptions

The SEC defines critical accounting policies as those that are, in management’s view, most important to the portrayal of our financial condition and results of operations and those that require significant judgments and estimates.

The discussion and analysis of our financial condition and results of operations is based upon our financial statements that have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets and liabilities. On an on-going basis, we evaluate our estimates including the allowance for doubtful accounts, the salability and recoverability of inventory, income taxes and contingencies. We base our estimates on historical experience and on other assumptions that we believe to be reasonable under the circumstances, the results of which form our basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions. The Company believes there have been no significant changes during the nine month period ended September 30, 2020 to the items disclosed as critical accounting policies in management’s discussion and analysis in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019.

We cannot predict what future laws and regulations might be passed that could have a material effect on our results of operations. We assess the impact of significant changes in laws and regulations on a regular basis and update the assumptions and estimates used to prepare our financial statements when we deem it necessary.

Basis of Accounting

The accompanying financial statements have been prepared using the accrual basis of accounting.

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Principles of Consolidation

The accompanying consolidated financial statements include the accounts of the Company and its subsidiaries. All intercompany accounts and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses for the periods presented. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers deposits that can be redeemed on demand and investments that have original maturities of less than three months, when purchased, to be cash equivalents. As of September 30, 2020 and December 31, 2019, the Company’s cash and cash equivalents were deposited in two financial institutions.

Accounts Receivable

Trade accounts receivable are recorded at the net invoice value and are not interest bearing.

The Company provides an allowance for doubtful accounts equal to the estimated uncollectible amounts. The Company’s estimate is based on historical collection experience and a review of the current status of accounts receivable. It is reasonably possible that the Company’s estimate of the allowance for doubtful accounts will change in the future.  An allowance of $0 has been recorded at September 30, 2020 and December 31, 2019, respectively.

Inventories

Inventories, which consists primarily of raw materials, work in progress and finished goods, are stated at the lower of cost (first-in, first-out basis) or market (net realizable value).

Inventory quantities and related values are analyzed at the end of each fiscal quarter to determine those items that are slow moving and obsolete. An inventory reserve is recorded for those items determined to be slow moving with a corresponding charge to cost of goods sold. Inventory items that are determined obsolete are written off currently with a corresponding charge to cost of goods sold.

Property and Equipment

Property and equipment are recorded at cost. Depreciation is provided over the estimated useful lives of the related assets using the straight-line method for financial statement purposes. Amortization of leasehold improvements is computed using the straight-line method over the shorter of the remaining lease term or the estimated useful lives of the improvements.

Property and equipment are depreciated as follows:

Description	Useful Life	Method
Office equipment	7 years	Straight-line
Machinery and equipment	5 to 7 years	Straight-line
Computer equipment	3 to 7 years	Straight-line
Vehicles	5 years	Straight-line

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Long-lived assets

Long lived assets, such as property, plant and equipment are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Circumstances which could trigger a review include, but are not limited to; significant decrease in the market price of the asset; significant adverse changes in the business climate or legal factors; current period cash flow or operating losses combined with a history of losses or a forecast of continuing losses associated with the use of the asset; and current expectation that the asset will more likely than not be sold or disposed of significantly before the end of its estimated useful life.

Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated undiscounted future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the asset. Assets to be disposed of would be separately presented in the balance sheet and reported at the lower of the carrying amount of fair value less costs to sell and would no longer be depreciated. The depreciable basis of assets that are impaired and continue in use is their respective fair values.

Goodwill and Intangible Assets

Intangibles assets include goodwill, trademarks, intellectual property and customer base acquired through the asset purchase of Specialty Microwave. The Company accounts for Other Intangible Assets under the guidance of ASC 350, “Intangibles-Goodwill and Other.” Under the guidance, other intangible assets with definite lives are amortized over their estimated useful lives Intangible assets with indefinite lives are tested annually for impairment. Goodwill is not amortized. We test goodwill balances for impairment annually at December 31 or whenever impairment indicators arise.

Leases

On January 1, 2019, we adopted ASU No. 2016-02, “Leases (Topic 842),” which requires leases with durations greater than twelve months to be recognized on the balance sheet. We adopted this standard using the modified retrospective approach with an effective date as of the beginning of January 2019. Prior year financial statements were not restated under the new standard. We lease property and equipment under finance and operating leases. For leases with terms greater than 12 months, we record the related asset and obligation at the present value of lease payments over the lease term. Many of our leases include rental escalation clauses, renewal options and/or termination options that are factored into our determination of lease payments when appropriate. When available, we use the rate implicit in the lease to discount lease payments to present value; however, most of our leases do not provide a readily determinable implicit rate. Therefore, we must estimate our incremental borrowing rate to discount the lease payments based on information available at lease commencement.

Revenue Recognition

We sell our products through a combination of a direct sales force in the United States and independent sales representatives in international markets. Revenue is recognized when a customer obtains control of promised goods based on the consideration we expect to receive in exchange for these goods. This core principle is achieved through the following steps:

Identify the contract with the customer. A contract with a customer exists when (i) we enter into an enforceable contract with a customer that defines each party’s rights regarding the goods to be transferred and identifies the payment terms related to these goods, (ii) the contract has commercial substance and, (iii) we determine that collection of substantially all consideration for services that are transferred is probable based on the customer’s intent and ability to pay the promised consideration. We do not have significant costs to obtain contracts with customers. For commissions on product sales, we have elected the practical expedient to expense the costs as incurred.

Identify the performance obligations in the contract. Generally, our contracts with customers do not include multiple performance obligations to be completed over a period. Our performance obligations generally relate to delivering single-use products to a customer, subject to the shipping terms of the contract. Limited warranties are provided, under which we typically accept returns and provide either replacement parts or refunds.

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Determine the transaction price. Payment by the customer is due under customary fixed payment terms, and we evaluate if collectability is reasonably assured. Revenue is recorded at the net sales price, which includes estimates of variable consideration such as product returns, rebates, discounts, and other adjustments. The estimates of variable consideration are based on historical payment experience, historical and projected sales data, and current contract terms. Variable consideration is included in revenue only to the extent that it is probable that a significant reversal of the revenue recognized will not occur when the uncertainty associated with the variable consideration is subsequently resolved. Taxes collected from customers relating to product sales and remitted to governmental authorities are excluded from revenues.

Allocate the transaction price to performance obligations in the contract. We typically do not have multiple performance obligations in our contracts with customers. As such, we generally recognize revenue upon transfer of the product to the customer’s control at contractually stated pricing.

Recognize revenue when or as we satisfy a performance obligation. We generally satisfy performance obligations at a point in time upon either shipment or delivery of goods, in accordance with the terms of each contract with the customer. We do not have significant service revenue.

Reserves are recorded as a reduction in net sales and are not considered material to our consolidated statements of income for the years ended December 31, 2019 and 2018.

Research and Development

Research and development expenditures are charged to operations as incurred. The major components of research and development costs include consultants, outside service, and supplies.

Research and development costs for the nine months ended September 30, 2020 and 2019 were $41,083 and $48,262.

Income Taxes

The Company’s deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are determined based on the differences between the financial statement carrying amounts and tax bases of certain assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse. The deferred tax assets and liabilities are classified according to the financial statement classification of the assets and liabilities generating the differences. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. The ASC prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. The ASC provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure and transition.  At September 30, 2020 and December 31, 2019, the Company had no material unrecognized tax benefits.

Earnings Per Share

Basic earnings per share (“EPS”) are determined by dividing the net earnings by the weighted-average number of shares of common shares outstanding during the period. Diluted EPS is determined by dividing net earnings by the weighted average number of common shares used in the basic EPS calculation plus the number of common shares that would be issued assuming conversion of all potentially dilutive securities outstanding under the treasury stock method.

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Fair Value of Assets and Liabilities

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. A fair value hierarchy is used to prioritize the quality and reliability of the information used to determine fair values. Categorizing within fair value hierarchy is based on the lowest level of input that is significant to the fair value measurement. The fair value hierarchy is defined in the following categories:

Level 1. Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities. Cash and cash equivalents are valued using inputs in Level 1.

Level 2. Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, including quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; inputs other than quoted prices that are observable for the asset or liability (e.g., interest rates); and inputs that are derived principally from or corroborated by observable market data by correlation or other means.

Level 3. Inputs that are both significant to the fair value measurement and unobservable. These inputs rely on management’s own assumptions about the assumptions that market participants would use in pricing the asset or liability. The unobservable inputs are developed based on the best information available in the circumstances and may include the Company’s own data.

Stock-Based Compensation

The Company records stock-based compensation in accordance with ASC 718, Compensation-Stock Compensation. All transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable. Equity instruments issued to employees and the cost of the services received as consideration are measured and recognized based on the fair value of the equity instruments issued and are recognized over the employees required service period, which is generally the vesting period.

Off Balance Sheet Transactions

As of September 30, 2020, we did not have any off-balance sheet arrangements.

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MANAGEMENT AND BOARD OF DIRECTORS

Executive Officers and Directors

Our executive officers and directors are as follows:

Name	Age	Position

Fawad Maqbool (1)	59	Chairman, President, Chief Executive Officer, and Treasurer and a Director

Louisa Sanfratello (2)	54	Chief Financial Officer and Secretary, Director

(1)

Mr. Maqbool was appointed as our Chairman, President, Chief Executive Officer, Treasurer and Secretary on August 13, 2012 upon the closing of the Share Exchange. On August 22, 2012, Mr. Maqbool resigned as the Company’s Secretary.

(2)	Ms. Sanfratello was appointed as our Chief Financial Officer on August 13, 2012 upon the closing of the Share Exchange. On August 22, 2012, Ms. Sanfratello was appointed as the Company’s Secretary.

No members of our Board of Directors are independent using the definition of independence under Nasdaq Listing Rule 5605(a)(2) and the standards established by the SEC. Prior to closing the offering we plan to increase the size the Board of Directors to satisfy Nasdaq’s requirement that the majority of the Board of Directors be independent.

A brief description of the background and business experience of our executive officers and directors for the past five years is as follows:

Fawad Maqbool, age 59, has served as the President, Chief Executive Officer and Chairman of the Board of Directors since founding Amplitech, Inc. 2002. Prior to founding Amplitech, Inc., Mr. Maqbool was the President of Aeroflex Amplicomm, Inc. for 2000 and 2001. His duties included, among other things, overseeing the design and development of amplifiers specifically for fiber optic communication applications. Mr. Maqbool was with MITEQ, Inc. from 1987 through 1999 where he began as an Engineering Group Leader and ultimately held the title of Department Head responsible for a staff of thirty-two consisting of engineers, technicians, assemblers and support personnel. His professional career began with the Hazeltine Corporation in 1983 where he was a Microwave Design Engineer through 1986. Mr. Maqbool received a bachelor’s degree in electrical engineering (major in microwaves and RF) and biomedical engineering from the City College of New York. He subsequently earned a master’s degree in electrical engineering (major in microwaves and RF) from Polytechnic University, now the New York University Tandon School of Engineering. Through his prior service, Mr. Maqbool possesses the knowledge and experience in microwaves and RF electrical engineering that aids him in efficiently and effectively identifying and executing the Company’s strategic priorities. As our Chief Executive Officer, Chairman and founder, Mr. Maqbool brings to the Board of Directors extensive knowledge of the Company’s products, structure, history, and culture as well as years of expertise in the industry.

Louisa Sanfratello, CPA, age 54, has been an accountant, servicing numerous clients in various industries since 1987. Her professional career began with the public accounting firm of Holtz Rubenstein & Co, where she gathered invaluable experience for several years and moved on to more challenging positions in both the public and private sector. She served as a Controller for The New Interdisciplinary School for over 10 years. Her responsibilities included overseeing the accounting department in addition to working directly with the NYS Department of Education. Ms. Sanfratello was also employed by the Make A Wish Foundation of Suffolk County as chief accountant working directly with the President and CFO. She joined AmpliTech, Inc. in 2012 as Chief Financial Officer, where she manages the company’s finances and SEC filings. Her responsibilities also include assisting the CEO in developing new business, maintaining operating budgets and ensuring adequate cash flow. Ms. Sanfratello was appointed to the Board of Directors for her extensive knowledge of the Company’s products and her financial and accounting expertise.

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Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our stockholders or until removed from office in accordance with our bylaws. Our officers are appointed by our Board of Directors and hold office until removed by the Board of Directors.

Board Committees

We have not formed an Audit Committee, Compensation Committee or Nominating and Corporate Governance Committee as of the filing of this registration statement. Our Board of Directors currently performs the principal functions of an Audit Committee. We currently do not have an audit committee financial expert on our Board of Directors. We believe that an audit committee financial expert is not required because the cost of hiring an audit committee financial expert to act as one of our directors and to be a member of an Audit Committee outweighs the benefits of having an audit committee financial expert at this time.

The Company plans to appoint three additional independent directors to serve on our board of directors and as chairpersons of the following committees, which we intend to form prior to this offering:

•	Audit Committee

•	Compensation Committee

•	Nominating Committee

Family Relationships

There are no family relationships between any of our directors or executive officers.

Involvement in Legal Proceedings

To our knowledge, there have been no material legal proceedings that would require disclosure under the federal securities laws that are material to an evaluation of the ability of our director or executive officers.

Code of Ethics

We currently do not have a code of ethics that applies to our officers, employees and director, including our Chief Executive Officer, however, we are in the process of formulating a code of ethics and intend to adopt one in the near future.

EXECUTIVE AND DIRECTOR COMPENSATION

The following summary compensation table sets forth all compensation awarded to, earned by, or paid to, the named person, during the years ended December 31, 2019 and 2018:

Summary Compensation of Named Executive Officers

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)	All Other Compensation ($)	Total ($)

Fawad Maqbool	2019	212,384	-	-	-	212,384
Chairman, President and Chief Executive Officer	2018	167,308	-	-	-	167,308
Louisa Sanfratello	2019	101,463	-	-	-	101,463
Chief Financial Officer, Secretary	2018	74,000	-	-	-	74,000

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Outstanding Equity Awards at Fiscal Year End

Except as indicated in the above table, none of our executive officers received any equity awards, including, options, restricted stock or other equity incentives during the fiscal year ended December 31, 2019 and 2018.

Compensation of Our President and Chief Executive Officer

Fawad Maqbool, has authority and discretion to determine his own compensation for serving as the Company’s President and Chief Executive Officer.

Compensation of Directors

During the year ended December 31, 2019, our former director Wayne Homschek received $45,000 in compensation. In April 2019 we issued him a warrant exercisable for 3,000,000 shares of common stock at an exercise price of $0.03 per share. 1,500,000 shares of common stock underlying the warrant vested six months after issuance and the remaining balance of 1,500,000 shares vested one year after issuance. Subsequent to the fiscal year ended December 31, 2019, Mr. Homschek exercised his warrant for 3,000,000 shares of common stock and it is no longer outstanding.

During the year ended December 31, 2018, none of the directors received any compensation solely for the service as director.

2020 Equity Incentive Plan

In October 2020, the Board of Directors and shareholders adopted the Company’s 2020 Equity Incentive Plan (the “2020 Plan”), effective as of December 14, 2020. Under the 2020 Plan, the Company will reserve 25,000,000 shares of common stock to grant shares of common stock of the Company to employees and individuals who perform services for the Company. The purpose of the 2020 Plan is to attract and retain the best available personnel for positions of substantial responsibility, to provide incentives to individuals who perform services for the Company, and to promote the success of the Company’s business. The 2020 Plan permits the grant of Incentive Stock Options, Nonstatutory Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Units, Performance Shares and other stock or cash awards as the Board of Directors may determine.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

There have been no transactions since the beginning of the fiscal year of 2018, or any currently proposed transaction, in which the Company was to be a participant and the amount involved exceeded or exceeds $120,000 and in which any related person had or will have a direct or indirect material interest (other than compensation described under “Executive Compensation”).

Related Person Transaction Policy

Prior to this offering, we have not had a formal policy regarding approval of transactions with related parties. We expect to adopt a related person transaction policy that sets forth our procedures for the identification, review, consideration and approval or ratification of related person transactions. For purposes of our policy only, a related person transaction is a transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we and any related person are, were or will be participants in which the amount involved exceeds the lesser of $120,000 or 1% of the average of our total assets at year-end. Transactions involving compensation for services provided to us as an employee or director are not covered by this policy. A related person is any executive officer, director or beneficial owner of more than 5% of any class of our voting securities, including any of their immediate family members and any entity owned or controlled by such persons.

Under the policy, if a transaction has been identified as a related person transaction, including any transaction that was not a related person transaction when originally consummated or any transaction that was not initially identified as a related person transaction prior to consummation, our management must present information regarding the related person transaction to our audit committee, or, if audit committee approval would be inappropriate, to another independent body of our Board of Directors, for review, consideration and approval or ratification. The presentation must include a description of, among other things, the material facts, the interests, direct and indirect, of the related persons, the benefits to us of the transaction and whether the transaction is on terms that are comparable to the terms available to or from, as the case may be, an unrelated third party or to or from employees generally. Under the policy, we will collect information that we deem reasonably necessary from each director, executive officer and, to the extent feasible, significant stockholder to enable us to identify any existing or potential related-person transactions and to effectuate the terms of the policy. In addition, under our code of business conduct and ethics, our employees and directors will have an affirmative responsibility to disclose any transaction or relationship that reasonably could be expected to give rise to a conflict of interest. In considering related person transactions, our audit committee, or other independent body of our Board of Directors, will take into account the relevant available facts and circumstances including, but not limited to:

•	the risks, costs and benefits to us;

•	the impact on a director’s independence in the event that the related person is a director, immediate family member of a director or an entity with which a director is affiliated;

•	the availability of other sources for comparable services or products; and

•	the terms available to or from, as the case may be, unrelated third parties or to or from employees generally.

The policy requires that, in determining whether to approve, ratify or reject a related person transaction, our audit committee, or other independent body of our Board of Directors, must consider, in light of known circumstances, whether the transaction is in, or is not inconsistent with, our best interests and those of our stockholders, as our audit committee, or other independent body of our Board of Directors, determines in the good faith exercise of its discretion.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our voting securities by (i) each director and named executive officer, (ii) all executive officers and directors as a group; and (iii) each shareholder known to be the beneficial owner of 5% or more of the outstanding common stock of the Company as of December 10, 2020. Beneficial ownership is determined in accordance with the rules of the SEC. Generally, a person is considered to beneficially own securities: (i) over which such person, directly or indirectly, exercises sole or shared voting or investment power, and (ii) of which such person has the right to acquire beneficial ownership at any time within 60 days (such as through exercise of stock options or warrants). For purposes of computing the percentage of outstanding shares held by each person or group of persons, any shares that such person or persons has the right to acquire within 60 days are deemed to be outstanding, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. The inclusion herein of any shares listed as beneficially owned does not constitute an admission of beneficial ownership. Unless otherwise indicated below, the address of each person listed in the table below is c/o 620 Johnson Avenue, Bohemia, NY 11716.

	Amount and Nature of Beneficial Ownership
	Common Stock (1)
Name and Address of Beneficial Owner	No. of Shares	% of Class
Directors and Officers
Fawad Maqbool, (2) Chairman, President, and Chief Executive Officer	51,880,280	56.58%

Louisa Sanfratello, Chief Financial Officer	200,000	* %

All officers and directors as a group (2 persons)	52,080,280	56.80%

5% Security Holders

Microphase Corporation 587 Connecticut Avenue Norwalk, CT 06854	5,827,488	11.30%

 * Less than 1.0%

(1)	Based on 51,588,958 shares of common stock issued and outstanding.
(2)

Includes (i) 1,000 shares of Series A Convertible Preferred Stock as converted to common stock and (ii) an option to purchase 400,000 shares of Series A Preferred Stock as exercised and converted to common stock. Each share of Series A is convertible into 100 shares of common stock at any time after issuance and the holder of each share of Series A is entitled to 100 votes when the vote of holders of the Company’s common stock is sought.

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DESCRIPTION OF SECURITIES

We are offering Units in this offering at an assumed initial offering price of $ ___ per unit. Each Unit consists of one share of our common stock and one warrant to purchase one share of our common stock at an exercise price equal to $         , which is 100% of the assumed public offering price of the Units (each a “Warrant” and together, the “Warrants”). Our Units will not be certificated and the shares of our common stock and the Warrants part of such Units are immediately separable and will be issued separately in this offering. We are also registering the shares of common stock issuable upon exercise of the Warrants. These securities are being issued pursuant to an underwriting agreement between us and the underwriter. You should review the underwriting agreement and the form of Warrant, each filed as exhibits to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the Warrants.

Our authorized capital stock consists of 500,000,000 shares of common stock, $0.001 par value per share, and 1,000,000 shares of blank check preferred stock, $0.001 par value per share. As of December 10, 2020, there are 51,588,958 shares of common stock outstanding, 1,000 shares of Series A Convertible Preferred Stock outstanding, convertible into 100,000 shares of common stock, and options to purchase 400,000 shares of Series A Convertible Preferred Stock outstanding, convertible into 40,000,000 shares of common stock, if exercised. Assuming the exercise of all options to purchase shares of our preferred stock and conversion of all of our preferred stock, as of December 10, 2020, we would have had outstanding, an aggregate of 91,688,958 shares of common stock, consisting of (i) 51,588,958 shares of common stock outstanding on such date and (ii) 40,100,000 shares of common stock into which all of our preferred stock outstanding as of such date would have been converted, which were held of record by Fawad Maqbool, our Chairman, President, and Chief Executive Officer.

This description is intended as a summary, and is qualified in its entirety by reference to our amended and restated articles of incorporation and amended and restated by-laws, which are filed, or incorporated by reference, as exhibits to the registration statement of which this prospectus forms a part.

Common Stock

Holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders, and do not have cumulative voting rights. Subject to preferences that may be applicable to any outstanding shares of preferred stock, holders of common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by our Board of Directors out of funds legally available for dividend payments. All outstanding, shares of common stock are fully paid and nonassessable, and the shares of common stock to be issued upon completion of this offering will be fully paid and nonassessable. The holders of common stock have no preferences or rights of cumulative voting, conversion, or pre-emptive or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. In the event of any liquidation, dissolution or winding-up of our affairs, holders of common stock will be entitled to share ratably in any of our assets remaining after payment or provision for payment of all of our debts and obligations and after liquidation payments to holders of outstanding shares of preferred stock, if any.

Warrants

Overview. The following summary of certain terms and provisions of the Warrants offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the warrant agent agreement between us the Warrant Agent, and the form of Warrant, both of which are filed as exhibits to the registration statement of which this prospectus is a part. Prospective investors should carefully review the terms and provisions set forth in the warrant agent agreement, including the annexes thereto, and form of Warrant.

The Warrants issued in this offering entitle the registered holder to purchase one share of our common stock at a price equal to $       per share (based on an assumed offering price of $      per Unit), subject to adjustment as discussed below, immediately following the issuance of such warrant and terminating at 5:00 p.m., New York City time, five years after the closing of this offering. As described below, we plan to apply to list the Warrants on the Nasdaq Capital Market under the symbol “AMPGW.”

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The exercise price and number of shares of common stock issuable upon exercise of the Warrants may be adjusted in certain circumstances, including in the event of a stock dividend or recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of common stock at prices below its exercise price.

Exercisability. The Warrants are exercisable at any time after their original issuance and at any time up to the date that is five (5) years after their original issuance. The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the Warrant Agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified or official bank check payable to us, for the number of Warrants being exercised. Under the terms of the Warrant Agreement, we must use our best efforts to maintain the effectiveness of the registration statement and current prospectus relating to common stock issuable upon exercise of the Warrants until the expiration of the Warrants. If we fail to maintain the effectiveness of the registration statement and current prospectus relating to the common stock issuable upon exercise of the Warrants, the holders of the Warrants shall have the right to exercise the Warrants solely via a cashless exercise feature provided for in the Warrants, until such time as there is an effective registration statement and current prospectus.

Exercise Limitation. A holder may not exercise any portion of a Warrant to the extent that the holder, together with its affiliates and any other person or entity acting as a group, would own more than 4.99% of the outstanding common stock after exercise, as such percentage ownership is determined in accordance with the terms of the Warrant, except that upon prior notice from the holder to us, the holder may waive such limitation up to a percentage not in excess of 9.99%.

Exercise Price. The exercise price per whole share of common stock purchasable upon exercise of the Warrants is $      per share (based on an assumed public offering price of $      per Unit) or 100% of public offering price of the common stock. The exercise price is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common stock and also upon any distributions of assets, including cash, stock or other property to our stockholders.

Fractional Shares. No fractional shares of common stock will be issued upon exercise of the Warrants. If, upon exercise of the Warrant, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, pay a cash adjustment in respect of such fraction in an amount equal to such fraction multiplied by the exercise price. If multiple Warrants are exercised by the holder at the same time, we shall pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price.

Transferability. Subject to applicable laws, the Warrants may be offered for sale, sold, transferred or assigned without our consent.

Exchange Listing. We have applied to list our Warrants on the Nasdaq Capital Market under the symbol “AMPGW.” No assurance can be given that our listing application will be approved.

Warrant Agent; Global Certificate. The Warrants will be issued in registered form under a warrant agent agreement between the Warrant Agent and us. The warrants shall initially be represented only by one or more global warrants deposited with the Warrant Agent, as custodian on behalf of The Depository Trust Company (DTC) and registered in the name of Cede & Co., a nominee of DTC, or as otherwise directed by DTC.

Fundamental Transactions. In the event of a fundamental transaction, as described in the Warrants and generally including any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding common stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding common stock, the holders of the Warrants will be entitled to receive the kind and amount of securities, cash or other property that the holders would have received had they exercised the warrants immediately prior to such fundamental transaction.

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Rights as a Stockholder. The Warrant holders do not have the rights or privileges of holders of common stock or any voting rights until they exercise their Warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the Warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

Governing Law. The Warrants and the warrant agent agreement are governed by New York law.

Underwriter’s Warrants. The registration statement of which this prospectus is a part also registers for sale the Underwriter’s Warrants, as a portion of the underwriting compensation in connection with this offering. The Underwriter’s Warrants will be exercisable for a four and one-half year period commencing 180 days following the effective date of the registration statement of which this prospectus is a part at an exercise price of $           (110% of the assumed public offering price of the Units). Please see “Underwriting—Underwriter’s Warrants” for a description of the warrants we have agreed to issue to the underwriter in this offering, subject to the completion of the offering.

Preferred Stock

On July 10, 2013, the Board of Directors of the Company approved a certificate of amendment to the articles of incorporation and changed the authorized capital stock of the Company to include and authorize 500,000 shares of Preferred Stock, par value $0.001 per share. The current amended and restated certificate authorizes the Company to issue 1,000,000 shares of Preferred Stock.

In July 2013, the Board of Directors of the Company designated 140,000 shares Series A Convertible Preferred Stock. In January 2015, the Board of Directors of the Company increased the number of Series A Convertible Preferred Stock designated from 140,000 to 401,000. On October 7, 2020, our Board of Directors and our stockholders approved a resolution to amend and restate the certificate of designation of preferences, rights and limitations of Series A Convertible Preferred Stock to restate that there are 401,000 shares of the Company’s blank check Preferred Stock designated as Series A Convertible Preferred Stock. The amended and restated certificate clarifies that the Series A Convertible Preferred Stock convert at a rate of one hundred shares of the Company’s common stock for every share of Series A Convertible Preferred Stock, and also restates that the Series A Convertible Preferred Stock shall be entitled to vote on all matters submitted to shareholders of the Company for each share of Series A Convertible Preferred Stock owned on the record date for the determination of shareholders entitled to vote on such matter or, if no such record date is established, on the date such vote is taken or any written consent of shareholders is solicited. The number of votes entitled to be cast by the holders of the Series A Convertible Preferred Stock equals that number of votes that, together with votes otherwise entitled to be cast by the holders of the Series A Convertible Preferred Stock at a meeting, whether by virtue of stock ownership, proxies, voting trust agreements or otherwise, entitle the holders to exercise 51% of all votes entitled to be cast to approve any action which Nevada law provides may or must be approved by vote or consent of the holders of common stock entitled to vote. There are currently 1,000 shares of Series A Convertible Preferred Stock outstanding held by Fawad Maqbool, our Chairman, President, and Chief Executive Officer.

On October 7, 2020, the Board of Directors of the Company approved a resolution to withdraw the Series B Preferred Stock designation by filing a certificate of withdrawal. Our Board of Directors took this action to remove the Series B Preferred Stock designation from any of its blank check Preferred Stock. At the time of withdrawal, there were no holders of the Series B Preferred Stock and the Company had no plans to issue Series B Preferred Stock.

Our Board of Directors has the authority, without further stockholder authorization, to issue from time to time shares of preferred stock in one or more series and to fix the terms, limitations, relative rights and preferences and variations of each series. Although we have no present plans to issue additional shares of preferred stock, the issuance of shares of preferred stock, or the issuance of rights to purchase such shares, could decrease the amount of earnings and assets available for distribution to the holders of common stock, could adversely affect the rights and powers, including voting rights, of the common stock, and could have the effect of delaying, deterring or preventing a change of control of us or an unsolicited acquisition proposal.

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Nevada Anti-Takeover Statutes

The following provisions of the Nevada Revised Statutes (“NRS”) could, if applicable, have the effect of discouraging takeovers of our company.

Transactions with Interested Stockholders. The NRS prohibits a publicly-traded Nevada company from engaging in any business combination with an interested stockholder for a period of three years following the date that the stockholder became an interested stockholder unless, prior to that date, the Board of Directors of the corporation approved either the business combination itself or the transaction that resulted in the stockholder becoming an interested stockholder.

An “interested stockholder” is defined as any entity or person beneficially owning, directly or indirectly, 10% or more of the outstanding voting stock of the corporation and any entity or person affiliated with, controlling, or controlled by any of these entities or persons. The definition of “business combination” is sufficiently broad to cover virtually any type of transaction that would allow a potential acquirer to use the corporation’s assets to finance the acquisition or otherwise benefit its own interests rather than the interests of the corporation and its stockholders.

In addition, business combinations that are not approved and therefore take place after the three year waiting period may also be prohibited unless approved by the board of directors and stockholders or the price to be paid by the interested stockholder is equal to the highest of (i) the highest price per share paid by the interested stockholder within the 3 years immediately preceding the date of the announcement of the business combination or in the transaction in which he or she became an interested stockholder, whichever is higher; (ii) the market value per common share on the date of announcement of the business combination or the date the interested stockholder acquired the shares, whichever is higher; or (iii) if higher for the holders of preferred stock, the highest liquidation value of the preferred stock.

Acquisition of a Controlling Interest. The NRS contains provisions governing the acquisition of a “controlling interest” and provides generally that any person that acquires 20% or more of the outstanding voting shares of an “issuing corporation,” defined as Nevada corporation that has 200 or more stockholders at least 100 of whom are Nevada residents (as set forth in the corporation’s stock ledger); and does business in Nevada directly or through an affiliated corporation, may be denied voting rights with respect to the acquired shares, unless a majority of the disinterested stockholder of the corporation elects to restore such voting rights in whole or in part.

The statute focuses on the acquisition of a “controlling interest” defined as the ownership of outstanding shares sufficient, but for the control share law, to enable the acquiring person, directly or indirectly and individually or in association with others, to exercise (i) one-fifth or more, but less than one-third; (ii) one-third or more, but less than a majority; or (iii) a majority or more of the voting power of the corporation in the election of directors.

The question of whether or not to confer voting rights may only be considered once by the stockholders and once a decision is made, it cannot be revisited. In addition, unless a corporation’s articles of incorporation or bylaws provide otherwise (i) acquired voting securities are redeemable in whole or in part by the issuing corporation at the average price paid for the securities within 30 days if the acquiring person has not given a timely information statement to the issuing corporation or if the stockholders vote not to grant voting rights to the acquiring person’s securities; and (ii) if voting rights are granted to the acquiring person, then any stockholder who voted against the grant of voting rights may demand purchase from the issuing corporation, at fair value, of all or any portion of their securities.

The provisions of this section do not apply to acquisitions made pursuant to the laws of descent and distribution, the enforcement of a judgment, or the satisfaction of a security interest, or acquisitions made in connection with certain mergers or reorganizations.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Manhattan Transfer Registrar Co. [Our transfer agent will also be the Warrant Agent.]

Reverse Stock Split

On December 7, 2020, our stockholders approved a reverse stock split within the range of 1-for-20 to 1-for-200 of our issued and outstanding shares of common stock and authorized the Board, in its discretion to determine the final ratio and effective date in connection with the reverse stock split. The reverse stock split will not impact the number of authorized shares of common stock which will remain at 500,000,000 shares. The share and per share information in this prospectus do not reflect the proposed reverse stock split of the issued and outstanding shares of our common stock to occur on or immediately following the effective date of the registration statement of which this prospectus forms a part. This prospectus will be amended by an amendment to this registration statement to reflect the reverse stock split ratio and the effect of such reverse stock split.

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UNDERWRITING

Maxim Group LLC is acting as the underwriter of the offering (the “underwriter”). We have entered into an underwriting agreement dated          , 2020 with the Representative. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to each underwriter named below and each underwriter named below has severally and not jointly agreed to purchase from us, at the public offering price per Unit less the underwriting discounts set forth on the cover page of this prospectus, the number of Units listed next to its name in the following table:

Underwriter	Number of Units
Maxim Group LLC
Total

The underwriting agreement provides that the obligation of the underwriter to purchase all of the Units being offered to the public is subject to specific conditions, including the absence of any material adverse change in our business or in the financial markets and the receipt of certain legal opinions, certificates and letters from us, our counsel and the independent auditors. The underwriting agreement also provides that if an underwriter defaults, the offering may be terminated. Subject to the terms of the underwriting agreement, the underwriter will purchase all of the Units being offered to the public, other than those covered by the over-allotment option described below, if any of these Units are purchased.

The underwriter is offering the Units, subject to prior sale, when, as and if issued to and accepted by it, subject to approval of legal matters by their counsel and other conditions specified in the underwriting agreement. The underwriter reserves the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Over-Allotment Option

We have granted to the underwriter an option, exercisable one or more times in whole or in part, not later than 45 days after the date of this prospectus, to purchase from us up to an (i) additional shares of common stock at a price of $      per share and/or (ii) additional warrants to purchase shares of common stock at a price of $      per warrant (15% of the shares of common stock and warrants included in the Units sold in this offering), in each case, less the underwriting discounts and commissions set forth on the cover of this prospectus in any combination thereof to cover over-allotments, if any. To the extent that the underwriter exercises this option, it will become obligated, subject to conditions, to purchase approximately the same percentage of these additional shares of common stock and/or warrants as the number of Units to be purchased by it in the above table bears to the total number of Units offered by this prospectus. We will be obligated, pursuant to the option, to sell these additional shares of common stock and/or warrants to the underwriter to the extent the option is exercised. If any additional shares of common stock and/or warrants are purchased, the underwriter will offer the additional shares of common stock and/or warrants on the same terms as those on which the other Units are being offered hereunder. If this option is exercised in full, the total offering price to the public will be $      and the total net proceeds, before expenses and after the credit to the underwriting commissions and corporate finance fee described below, to us will be $      .

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Discounts and Commissions; Expenses

The following table shows the public offering price, underwriting discount and proceeds, before expenses, to us. The information assumes either no exercise or full exercise by the underwriter of the over-allotment option.

	Per Unit	Total Without Over- Allotment Option	Total With Full Over- Allotment Option
Public offering price	$	$	$
Underwriting discount (7.5%)	$	$	$
Proceeds, before expenses, to us	$	$	$

The underwriter proposes to offer the Units offered by us to the public at the public offering price per Unit set forth on the cover of this prospectus. In addition, the underwriter may offer some of the Units to other securities dealers at such price less a concession of $      per Unit. After the initial offering, the public offering price and concession to dealers may be changed.

We have paid an advance of $5,000 to the underwriter, which will be applied against the accountable expenses that will be paid by us to the underwriter in connection with this offering. The $5,000 advance will be returned to us to the extent not actually incurred. The underwriting agreement also provides that in the event the offering is terminated, the $5,000 expense deposit paid to the underwriter will be returned to us to the extent that offering expenses are not actually incurred by the underwriter in accordance with Financial Industry Regulation Authority (“FINRA”) Rule 5110(f)(2)(C).

We have also agreed to reimburse the underwriter for reasonable out-of-pocket expenses not to exceed $100,000 in the aggregate if there is a closing of this offering, or up to $40,000 in the event there is not a closing. We estimate that total expenses payable by us in connection with this offering, other than the underwriting discount and corporate finance fee, will be approximately $     .

Discretionary Accounts

The underwriter does not intend to confirm sales of the Units offered hereby to any accounts over which it has discretionary authority.

Indemnification

We have agreed to indemnify the underwriter against specified liabilities, including liabilities under the Securities Act, and to contribute to payments the underwriter may be required to make in respect thereof.

Lock-Up Agreements

We and our officers and directors, [and the holders of 1% or more of the outstanding shares of our common stock, as of the effective date of the Registration Statement,] have agreed, subject to limited exceptions, for a period of 180 days after the closing of this offering, not to offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of, directly or indirectly any shares of our common stock or any securities convertible into or exchangeable for our common stock either owned as of the date of the underwriting agreement or thereafter acquired without the prior written consent of the underwriter. The underwriter may, in its sole discretion and at any time or from time to time before the termination of the lock-up period, without notice, release all or any portion of the securities subject to lock-up agreements.

Pricing of this Offering

Prior to this offering, there has not been an active market for our common stock and there has been no public market for our warrants. The public offering price for our Units will be determined through negotiations between us and the underwriter. Among the factors to be considered in these negotiations will be prevailing market conditions, our financial information, market valuations of other companies that we and the underwriter believe to be comparable to us, estimates of our business potential, the present state of our development and other factors deemed relevant.

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We offer no assurances that the public offering price of our Units will correspond to the price at which our common stock will trade in the public market subsequent to this offering or that an active trading market for our common stock and warrants will develop and continue after this offering.

Underwriter’s Warrants

We have agreed to issue to the underwriter (or its permitted assignees) warrants to purchase up to a total of shares of common stock (6% of the shares of common stock included in the Units, excluding the over-allotment, if any). The warrants will be exercisable at any time, and from time to time, in whole or in part, during the three year period commencing 180 days from the effective date of the registration statement of which this prospectus is a part, which period is in compliance with FINRA Rule 5110(f)(2)(G)(i). The warrants are exercisable at a per share price equal to $      per share, or 110% of the public offering price per Unit in the offering (based on the assumed public offering price of $      per Unit). The warrants have been deemed compensation by FINRA and are therefore subject to a 180-day lock-up pursuant to Rule 5110(g)(1) of FINRA. The underwriter (or permitted assignees under Rule 5110(g)(1)) will not sell, transfer, assign, pledge, or hypothecate these warrants or the securities underlying these warrants, nor will they engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the warrants or the underlying securities for a period of 180 days from the effective date of the registration statement of which this prospectus is a part. In addition, the warrants provide for certain piggyback registration rights. The piggyback registration rights provided will not be greater than years from the effective date of the registration statement of which this prospectus is a part in compliance with FINRA Rule 5110(f)(2)(G)(v). We will bear all fees and expenses attendant to registering the securities issuable on exercise of the Underwriter’s warrants. The exercise price and number of shares issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, extraordinary cash dividend or our recapitalization, reorganization, merger or consolidation. However, the warrant exercise price or underlying shares will not be adjusted for issuances of shares of common stock at a price below the warrant exercise price.

Right of First Refusal and Certain Post-Offering Investments

Subject to the closing of this offering and certain conditions set forth in the underwriting agreement, for a period of twelve (12) months after the closing of the offering, the underwriter shall have a right of first refusal to act as lead managing underwriter and book-runner and/or placement agent for any and all future public or private equity, equity-linked or debt (excluding commercial bank debt) offerings undertaken during such period by us, or any of our successors or subsidiaries, on terms customary to each of the underwriter. The underwriter, in conjunction with us, shall have the sole right to determine whether or not any other broker-dealer shall have the right to participate in any such offering and the economic terms of any such participation.

Trading; Nasdaq Capital Market Listing

Our common stock is presently quoted on the OTCQB market under the symbol “AMPG.” We have applied to list our common stock and the warrants offered in the offering on the Nasdaq Capital Market under the symbols “AMPG” and “AMPGW,” respectively. No assurance can be given that our listing application will be approved by the Nasdaq Capital Market.

Price Stabilization, Short Positions and Penalty Bids

In connection with this offering the underwriter may engage in stabilizing transactions, over-allotment transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act:

•	Stabilizing transactions permit bids to purchase securities so long as the stabilizing bids do not exceed a specified maximum.

•

Over-allotment involves sales by the underwriter of securities in excess of the number of securities the underwriter is obligated to purchase, which creates a syndicate short position. The short position may be either a covered short position or a naked short position. In a covered short position, the number of securities over-allotted by the underwriter is not greater than the number of securities that they may purchase in the over-allotment option. In a naked short position, the number of securities involved is greater than the number of securities in the over-allotment option. The underwriter may close out any covered short position by either exercising its over-allotment option and/or purchasing securities in the open market.

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•

Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of securities to close out the short position, the underwriter will consider, among other things, the price of securities available for purchase in the open market as compared to the price at which they may purchase securities through the over-allotment option. A naked short position occurs if the underwriter sells more securities than could be covered by the over-allotment option. This position can only be closed out by buying securities in the open market. A naked short position is more likely to be created if the underwriter is concerned that there could be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in this offering.

•

Penalty bids permit the underwriter to reclaim a selling concession from a syndicate member when securities originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our securities or preventing or retarding a decline in the market price of the securities. As a result, the price of our shares of common stock and warrants may be higher than the price that might otherwise exist in the open market. These transactions may be discontinued at any time.

Neither we nor the underwriter make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our shares of common stock and warrants. In addition, neither we nor the underwriter make any representation that the underwriter will engage in these transactions or that any transaction, if commenced, will not be discontinued without notice.

Electronic Distribution

This prospectus in electronic format may be made available on websites or through other online services maintained by the underwriter, or by their affiliates. Other than this prospectus in electronic format, the information on the underwriter’s website and any information contained in any other websites maintained by the underwriter is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or the underwriter in its capacity as underwriter, and should not be relied upon by investors.

Other

From time to time, the underwriter and/or its affiliates have provided, and may in the future provide, various investment banking and other financial services for us for which services it has received and, may in the future receive, customary fees. Except for the services provided in connection with this offering and other than as described below, the underwriter has not provided any investment banking or other financial services during the 180-day period preceding the date of this prospectus.

 On October 15, 2019 we engaged Maxim Group LLC as our financial advisor, for which it received compensation consisting of 550,000 shares of common stock issued on October 15, 2019 and 450,000 shares of common stock issued on April 15, 2020. At the closing of this offering, we are obligated to issue to Maxim or its designees 1,000,000 shares of common stock for their past advisory services.

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Offers Outside the United States

Other than in the United States, no action has been taken by us or the underwriter that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

LEGAL MATTERS

Certain legal matters in connection with the securities offered by this prospectus have been passed upon for the Company by Sichenzia Ross Ference LLP, New York, New York. Harter Secrest & Emery LLP is acting as counsel for the underwriter in this offering.

EXPERTS

Our financial statements as of December 31, 2019 and December 31, 2018 have been included in reliance on the report of Sadler, Gibb & Associates, LLC, an independent registered public accounting firm, as stated in its report incorporated by reference herein, and have been so incorporated in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act, with respect to the shares of common stock being offered by this prospectus. This prospectus does not contain all of the information in the registration statement and its exhibits. For further information with respect to us and the common stock offered by this prospectus, we refer you to the registration statement and its exhibits. Statements contained in this prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document filed as an exhibit to the registration statement. Each of these statements is qualified in all respects by this reference. All filings we make with the SEC are available on the SEC’s web site at www.sec.gov.

We are subject to the periodic reporting requirements of the Exchange Act, and we will file periodic reports, proxy statements and other information with the SEC. These periodic reports, proxy statements and other information are available on the website of the SEC referred to above. We maintain a website at www.amplitechinc.com. You may access our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act with the SEC free of charge or at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. We have not incorporated by reference into this prospectus the information contained in, or that can be accessed through, our website, and you should not consider it to be a part of this prospectus.

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AMPLITECH GROUP, INC.

CONSOLIDATED FINANCIAL STATEMENTS

Index to Consolidated Financial Statements

Condensed

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of Amplitech Group, Inc.:

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Amplitech Group, Inc. (“the Company”) as of December 31, 2019 and 2018, the related consolidated statements of operations, stockholders’ equity and cash flows for each of the years in the two-year period ended December 31, 2019 and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2019 and 2018, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2019, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provides a reasonable basis for our opinion.

/s/ Sadler, Gibb & Associates, LLC

We have served as the Company’s auditor since 2013.

Salt Lake City, UT

March 25, 2020

F-2

AmpliTech Group, Inc.

Consolidated Balance Sheets

	December 31,	December 31,
	2019	2018

Assets
Current Assets
Cash and cash equivalents	$574,712	$442,098
Accounts receivable	619,195	262,002
Inventories, net	557,710	391,188
Prepaid expenses	124,209	120,100
Total Current Assets	1,875,826	1,215,388

Property and equipment, net	198,110	180,745
Right of use operating lease assets	465,092	-
Intangible assets, net	673,429	-
Goodwill	120,136
Security deposits	27,821	11,707

Total Assets	$3,360,414	$1,407,840

Liabilities and Stockholders' Equity
Current Liabilities
Accounts payable and accrued expenses	154,507	$86,125
Customer deposits	35,680	190,400
Current portion of financing lease	30,556	29,180
Current portion of operating lease	130,628	-
Current portion of notes payable	169,697	-
Line of credit	-	72,897
Total Current Liabilities	521,068	378,602

Long Term Liabilities
Finance lease, net of current portion	83,376	113,933
Operating lease, net of current portion	338,344	-
Notes payable, net of current portion	1,323,953	-

Total Liabilities	2,266,741	492,535

Commitments and Contingencies	-	-

Stockholders' Equity
Series A convertible preferred stock, par value $0.001, 401,000 shares authorized, 1,000 shares issued and outstanding, respectively	1	1
Series B convertible preferred stock, par value $0.001, 75,000 shares authorized, 0 shares issued and outstanding, respectively	-	-
Common Stock, par value $0.001, 500,000,000 shares authorized, 49,086,326 and 48,336,326 shares issued and outstanding, respectively	49,086	48,336
Common stock payable	24,480	-
Additional paid-in capital	1,862,919	1,715,726
Accumulated deficit	(842,813)	(848,758)

Total Stockholders' Equity	1,093,673	915,305

Total Liabilities and Stockholders' Equity	$3,360,414	$1,407,840

See accompanying notes to the consolidated financial statements

F-3

AmpliTech Group, Inc.

Consolidated Statements of Operations

For The Years Ended December 31, 2019 and 2018

	2019	2018

Revenue	$3,122,630	$2,397,418

Cost of goods sold	1,556,654	1,016,226

Gross Profit	1,565,976	1,381,192

Selling, general and administrative expense	1,483,979	1,039,768

Income From Operations	81,997	341,424

Other Expenses
Interest expense, net	(76,052)	(12,431)

Income Before Income Taxes	5,945	328,993

Provision For Income Taxes	-	-

Net Income	$5,945	$328,993

Net Income Per Share;
Basic	$0.00	$0.00
Diluted	$0.00	$0.00

Weighted Average Shares Outstanding;
Basic	48,593,312	47,771,668
Diluted	89,998,615	87,674,310

See accompanying notes to the consolidated financial statements

F-4

Amplitech Group, Inc.

Consolidated Statements of Stockholders' Equity

For The Years Ended December 31, 2019 and 2018

	Series A Convertible Preferred		Common Stock		Common	Additional		Total
	Number of	Par	Number of	Par	Stock	Paid-In	Accumulated	Stockholders'
	Shares	Value	Shares	Value	Payable	Capital	Deficit	Equity

Balance, December 31, 2017	1,000	$1	46,136,326	$46,136	$-	$1,631,976	$(1,177,751)	$500,362

Common stock issued for prepaid consulting	-	-	2,200,000	2,200	-	83,750	-	85,950

Net income for the year ended December 31, 2018	-	-	-	-	-	-	328,993	328,993

Balance, December 31, 2018	1,000	$1	48,336,326	$48,336	$-	$1,715,726	$(848,758)	$915,305

Stock based compensation	-	-	750,000	750	-	147,193	-	147,943

Common stock payable	-	-	-	-	24,480	-	-	24,480

Net income for the year ended December 31, 2019	-	-	-	-	-	-	5,945	5,945

Balance, December 31, 2019	1,000	$1	49,086,326	$49,086	$24,480	$1,862,919	$(842,813)	$1,093,673

 See accompanying notes to the consolidated financial statements

F-5

AmpliTech Group, Inc.

Consolidated Statements of Cash Flows

For The Years Ended December 31, 2019 and 2018

	December 31,	December 31,
	2019	2018
Cash Flows from Operating Activities:

Net Income	$5,945	$328,993
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation and amortization	53,879	38,821
Amortization of prepaid consulting	65,640	37,604
Amortization of right-of-use operating lease asset	75,558	-
Stock based compensation	118,023	-
Amortization of debt discount	24,465	-
Changes in Operating Assets and Liabilities:
Accounts receivable	(357,193)	(124,537)
Inventories	135,232	(55,520)
Prepaid expenses	42,843	(57,903)
Security deposits	(16,114)	(2,954)
Accounts payable and accrued expenses	65,954	28,980
Operating lease liability	(69,250)	-
Customer deposits	(164,997)	158,818

Total Adjustments	(25,960)	23,309

Net cash (used in) provided by operating activities	(20,015)	352,302

Cash Flows from Investing Activities:
Purchase of equipment	(12,653)	(10,584)
Cash paid in acquisition	(668,633)	-

Net cash used in investing activities	(681,286)	(10,584)

Cash Flows from Financing Activities:
Repayment of line of credit, net	(72,897)	(3,538)
Repayments on finance lease	(29,181)	(14,072)
Proceeds from notes payable	1,325,535	-
Repayment of notes payable	(389,542)	-

Net cash provided by (used in) financing activities	833,915	(17,610)

Net change in cash and cash equivalents	132,614	324,108

Cash and Cash Equivalents, Beginning of Period	442,098	117,990

Cash and Cash Equivalents, End of Period	$574,712	$442,098

Supplemental disclosures:

Cash paid for interest expense	$51,891	$8,706
Cash paid for income taxes	$50	$50

Non-Cash Investing and Financing Activities
Shares issued for prepaid consulting	$-	$85,950
Original issuance discount	$24,465	$-
Equipment purchased with capital lease	$-	$157,184
Adoption of ASC 842 operating lease asset and liability	$540,651	$-
Promissory note issued in Specialty acquistion	$475,000	$-
Intangible assets acquired in Specialty acquistion	$806,000	$-
Inventory acquired in Specialty acquistion	$301,754	$-
Property acquired in Specialty acquistion	$46,156	$-
Liabilities assumed in Specialty acquistion	$10,277	$-
Promissory note entered for deposit on equipment	$58,192	$-

See accompanying notes to the consolidated financial statements

F-6

AmpliTech Group, Inc.

Notes To Consolidated Financial Statements

For The Year Ended December 31, 2019 and 2018

(1) Organization and Business Description

AmpliTech Group Inc. (“AmpliTech” or “the Company”) was incorporated under the laws of the State of Nevada on December 30, 2010. On August 13, 2012, the Company acquired AmpliTech Inc., by issuing 16,675,000 shares of the Company’s Common Stock to the shareholders of Amplitech Inc. in exchange for 100% of the outstanding shares of AmpliTech Inc. (“the Share Exchange”). After the Share Exchange, the selling shareholders owned 1,200,000 shares of the outstanding 17,785,000 shares of Company common stock, resulting in a change in control. Accordingly, the transaction was accounted for as a reverse acquisition in which AmpliTech, Inc. was deemed to be the accounting acquirer, and the operations of the Company were consolidated for accounting purposes. The capital balances have been retroactively adjusted to reflect the reverse acquisition.

AmpliTech designs, engineers and assembles micro-wave component based low noise amplifiers (“LNA”) that meet individual customer specifications. Application of the Company’s proprietary technology results in maximum frequency gain with minimal background noise distortion as required by each customer. The Company has both domestic and international customers in such industries as aerospace, governmental, defense and commercial satellite.

On September 12, 2019, AmpliTech Group Inc. acquired substantially all of the operating assets of Specialty Microwave Corporation (SMW), a privately held company based in Ronkonkoma, NY. The purchase included all inventory, orders, customers, property and equipment, and goodwill. Following the closing of the asset purchase, we hired all eight team members of SMW. In connection with the acquisition the Company began using the trade name “Specialty Microwave”. The total consideration paid was $1,143,633, consisting of $668,633 in cash and a $475,000 promissory note with an interest rate of 6%. The Company also entered into a five-year lease on the property located at 120 Raynor Avenue, Ronkonkoma, NY with an option to buy the property during the first two years of the lease for $1,200,000 and then at fair market value for the remainder of the lease term (see Note 4).

Specialty designs and manufactures passive microwave components and related subsystems that meet individual customer specifications for both domestic and international customers for use in satellite communication ground networks.

(2) Summary of Significant Accounting Policies

Basis of Accounting

The accompanying financial statements have been prepared using the accrual basis of accounting.

F-7

AmpliTech Group, Inc.

Notes To Consolidated Financial Statements

For The Years Ended December 31, 2019 and 2018

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of the Company and its subsidiaries. All intercompany accounts and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses for the periods presented. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers deposits that can be redeemed on demand and investments that have original maturities of less than three months, when purchased, to be cash equivalents. As of December 31, 2019, the Company’s cash and cash equivalents were deposited in two financial institutions.

Accounts Receivable

Trade accounts receivable are recorded at the net invoice value and are not interest bearing.

The Company provides an allowance for doubtful accounts equal to the estimated uncollectible amounts. The Company’s estimate is based on historical collection experience and a review of the current status of accounts receivable. It is reasonably possible that the Company’s estimate of the allowance for doubtful accounts will change in the future. An allowance of $0 has been recorded at December 31, 2019 and 2018, respectively.

Inventories

Inventories, which consist primarily of raw materials, work in progress and finished goods, is stated at the lower of cost (first-in, first-out basis) or market (net realizable value) determined on average cost basis.

Inventory quantities and related values are analyzed at the end of each fiscal quarter to determine those items that are slow moving and obsolete. An inventory reserve is recorded for those items determined to be slow moving with a corresponding charge to cost of goods sold. Inventory items that are determined obsolete are written off currently with a corresponding charge to cost of goods sold.

F-8

AmpliTech Group, Inc.

Notes To Consolidated Financial Statements

For The Year Ended December 31, 2019 and 2018

Property and Equipment

Property and equipment are recorded at cost. Depreciation is provided over the estimated useful lives of the related assets using the straight-line method for financial statement purposes. Amortization of leasehold improvements is computed using the straight-line method over the shorter of the remaining lease term or the estimated useful lives of the improvements.

Property and equipment are depreciated as follows:

Description	Useful Life	Method
Office equipment	7 years	Straight-line
Machinery and equipment	5 to 7 years	Straight-line
Computer equipment	3 to 7 years	Straight-line
Vehicles	5 years	Straight-line

Long-lived assets

Long lived assets, such as property, plant and equipment are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Circumstances which could trigger a review include, but are not limited to; significant decrease in the market price of the asset; significant adverse changes in the business climate or legal factors; current period cash flow or operating losses combined with a history of losses or a forecast of continuing losses associated with the use of the asset; and current expectation that the asset will more likely than not be sold or disposed of significantly before the end of its estimated useful life.

Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated undiscounted future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the asset. Assets to be disposed of would be separately presented in the balance sheet and reported at the lower of the carrying amount of fair value less costs to sell and would no longer be depreciated. The depreciable basis of assets that are impaired and continue in use is their respective fair values.

Goodwill and Intangible Assets

Intangibles assets include goodwill, trademarks, intellectual property and customer base acquired through the asset purchase of Specialty Microwave. The Company accounts for Other Intangible Assets under the guidance of ASC 350, “Intangibles-Goodwill and Other.” Under the guidance, other intangible assets with definite lives are amortized over their estimated useful lives Intangible assets with indefinite lives are tested annually for impairment. Goodwill is not amortized. We test goodwill balances for impairment annually at December 31 or whenever impairment indicators arise.

F-9

AmpliTech Group, Inc.

Notes To Consolidated Financial Statements

For The Years Ended December 31, 2019 and 2018

Leases

On January 1, 2019, we adopted ASU No. 2016-02, “Leases (Topic 842),” which requires leases with durations greater than twelve months to be recognized on the balance sheet. We adopted this standard using the modified retrospective approach with an effective date as of the beginning of January 2019. Prior year financial statements were not restated under the new standard. We lease property and equipment under finance and operating leases. For leases with terms greater than 12 months, we record the related asset and obligation at the present value of lease payments over the lease term. Many of our leases include rental escalation clauses, renewal options and/or termination options that are factored into our determination of lease payments when appropriate. When available, we use the rate implicit in the lease to discount lease payments to present value; however, most of our leases do not provide a readily determinable implicit rate. Therefore, we must estimate our incremental borrowing rate to discount the lease payments based on information available at lease commencement.

Revenue Recognition

We sell our products through a combination of a direct sales force in the United States and independent sales representatives in international markets. Revenue is recognized when a customer obtains control of promised goods based on the consideration we expect to receive in exchange for these goods. This core principle is achieved through the following steps:

Identify the contract with the customer. A contract with a customer exists when (i) we enter into an enforceable contract with a customer that defines each party’s rights regarding the goods to be transferred and identifies the payment terms related to these goods, (ii) the contract has commercial substance and, (iii) we determine that collection of substantially all consideration for services that are transferred is probable based on the customer’s intent and ability to pay the promised consideration. We do not have significant costs to obtain contracts with customers. For commissions on product sales, we have elected the practical expedient to expense the costs as incurred.

Identify the performance obligations in the contract. Generally, our contracts with customers do not include multiple performance obligations to be completed over a period. Our performance obligations generally relate to delivering single-use products to a customer, subject to the shipping terms of the contract. Limited warranties are provided, under which we typically accept returns and provide either replacement parts or refunds.

Determine the transaction price. Payment by the customer is due under customary fixed payment terms, and we evaluate if collectability is reasonably assured. Revenue is recorded at the net sales price, which includes estimates of variable consideration such as product returns, rebates, discounts, and other adjustments. The estimates of variable consideration are based on historical payment experience, historical and projected sales data, and current contract terms. Variable consideration is included in revenue only to the extent that it is probable that a significant reversal of the revenue recognized will not occur when the uncertainty associated with the variable consideration is subsequently resolved. Taxes collected from customers relating to product sales and remitted to governmental authorities are excluded from revenues.

F-10

AmpliTech Group, Inc.

Notes To Consolidated Financial Statements

For The Year Ended December 31, 2019 and 2018

Allocate the transaction price to performance obligations in the contract. We typically do not have multiple performance obligations in our contracts with customers. As such, we generally recognize revenue upon transfer of the product to the customer’s control at contractually stated pricing.

Recognize revenue when or as we satisfy a performance obligation. We generally satisfy performance obligations at a point in time upon either shipment or delivery of goods, in accordance with the terms of each contract with the customer. We do not have significant service revenue.

Reserves are recorded as a reduction in net sales and are not considered material to our consolidated statements of income for the years ended December 31, 2019 and 2018.

Research and Development

Research and development expenditures are charged to operations as incurred. The major components of research and development costs include consultants, outside service, and supplies. Research and development costs for the years ended December 31, 2019 and 2018 were $56,507 and $42,941.

Income Taxes

The Company’s deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are determined based on the differences between the financial statement carrying amounts and tax bases of certain assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse. The deferred tax assets and liabilities are classified according to the financial statement classification of the assets and liabilities generating the differences. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. The ASC prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. The ASC provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. At December 31, 2019 and 2018, the Company had no material unrecognized tax benefits.

F-11

AmpliTech Group, Inc.

Notes To Consolidated Financial Statements

For The Years Ended December 31, 2019 and 2018

Earnings Per Share

Basic earnings per share (“EPS”) are determined by dividing the net earnings by the weighted-average number of shares of common shares outstanding during the period. Diluted EPS is determined by dividing net earnings by the weighted average number of common shares used in the basic EPS calculation plus the number of common shares that would be issued assuming conversion of all potentially dilutive securities outstanding under the treasury stock method. The computation of weighted average shares outstanding and the basic and diluted earnings per share consisted of the following:

	Net Income	Shares	Per Share Amount

For the year ended December 31, 2019:

Basic EPS	$5,945	49,536,326	$0.00
Effect of dilutive stock options, warrants and series A shares		40,462,289

Diluted EPS	$5,945	89,998,615	$0.00
For the year ended December 31, 2018:

Basic EPS	$328,993	47,771,668	$0.00
Effect of dilutive stock options, warrants and series A shares		39,902,642

Diluted EPS	$328,993	87,674,310	$0.00

Fair Value of Assets and Liabilities

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. A fair value hierarchy is used to information used to determine fair values. Categorization within fair value hierarchy is based on the lowest level of input that is significant to the fair value measurement. The fair value hierarchy is defined in the following categories as follows:

Level 1. Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities. Cash and cash equivalents are valued using inputs in Level 1.

F-12

AmpliTech Group, Inc.

Notes To Consolidated Financial Statements

For The Years Ended December 31, 2019 and 2018

Level 2. Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, including quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; inputs other than quoted prices that are observable for the asset or liability (e.g., interest rates); and inputs that are derived principally from or corroborated by observable market data by correlation or other means.

Level 3. Inputs that are both significant to the fair value measurement and unobservable. These inputs rely on management’s own assumptions about the assumptions that market participants would use in pricing the asset or liability. The unobservable inputs are developed based on the best information available in the circumstances and may include the Company’s own data.

Stock-Based Compensation

The Company records stock-based compensation in accordance with ASC 718, Compensation-Stock Compensation. All transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable. Equity instruments issued to employees and the cost of the services received as consideration are measured and recognized based on the fair value of the equity instruments issued and are recognized over the employees required service period, which is generally the vesting period.

Concentration of Credit Risk

Financial instruments that potentially subject the company to concentration of credit risk consist primarily of accounts receivable. The Company performs ongoing credit evaluations of its customers and maintains allowances for potential credit losses. Therefore, management does not believe significant credit risks exist at December 31, 2019. Sales to the Company’s two largest customers represented approximately 11% and 10% of total sales for the year ended December 31, 2019.

F-13

AmpliTech Group, Inc.

Notes To Consolidated Financial Statements

For The Years Ended December 31, 2019 and 2018

Recent Accounting Pronouncements

On January 1, 2019, we adopted ASU No. 2016-02, “Leases (Topic 842),” which requires leases with durations greater than twelve months to be recognized on the balance sheet. We adopted this standard using the modified retrospective approach with an effective date as of the beginning of January 2019. Prior year financial statements were not restated under the new standard. We lease property and equipment under finance and operating leases. For leases with terms greater than 12 months, we record the related asset and obligation at the present value of lease payments over the lease term. Many of our leases include rental escalation clauses, renewal options and/or termination options that are factored into our determination of lease payments when appropriate. When available, we use the rate implicit in the lease to discount lease payments to present value; however, most of our leases do not provide a readily determinable implicit rate. Therefore, we must estimate our incremental borrowing rate to discount the lease payments based on information available at lease commencement.

In June 2018, the FASB issued ASU 2018-07, Compensation-Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting, which simplifies the accounting for nonemployee share-based payment transactions by expanding the scope of ASC Topic 718, Compensation - Stock Compensation, to include share-based payment transactions for acquiring goods and services from nonemployees. Under the new standard, most of the guidance on stock compensation payments to nonemployees would be aligned with the requirements for share-based payments granted to employees. This standard became effective for us on January 1, 2019. The adoption of this standard did not have a material impact on our consolidated financial statements.

In August 2018, the FASB issued ASU 2018-13, “Disclosure Framework - Changes to the Disclosure Requirements for Fair Value Measurement.” ASU 2018-13 modifies the fair value measurements disclosures with the primary focus to improve effectiveness of disclosures in the notes to the financial statements that is most important to the users. The new guidance modifies the required disclosures related to the valuation techniques and inputs used, uncertainty in measurement, and changes in measurements applied. ASU 2018-13 will be effective for the Company for its fiscal year beginning after December 15, 2019 and each quarterly period thereafter. Early adoption is permitted. The Company is currently assessing the impact this new guidance may have on the Company’s consolidated financial statements and footnote disclosures.

In December 2019, the FASB issued ASU 2019-12, Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes, which is intended to simplify various aspects related to accounting for income taxes. This ASU removes certain exceptions to the general principles in Topic 740 and also clarifies and amends existing guidance to improve consistent application. This ASU is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2020, with early adoption permitted. We are currently assessing the impact of this standard on our combined financial statements.

F-14

AmpliTech Group, Inc.

Notes To Consolidated Financial Statements

For The Years Ended December 31, 2019 and 2018

In January 2017, the FASB issued ASU No. 2017-01, Business Combinations (Topic 805): Clarifying the Definition of a Business. ASU No. 2017-01 clarifies the definition of a business with the objective of adding guidance to assist entities with evaluating whether transactions should be accounted for as acquisitions (or disposals) of a business or as acquisitions (or disposals) of assets. ASU No. 2017-01 is effective for annual periods beginning after December 15, 2018, with early adoption permitted under certain circumstances. The amendments of ASU No. 2017-01 were adopted by the Company effective January 1, 2019. The adoption of this standard had no impact on our consolidated financial position or results of operations.

We do not expect the adoption of these or other recently issued accounting pronouncements to have a significant impact on our results of operation, financial position or cash flow.

3) Revenues

The following table presents sales disaggregated based on geographic regions by entity and for the years ended:

Amplitech Inc.	2019	2018

Domestic sales	$1,706,946	$2,007,357
Foreign sales	905,056	390,061
Total sales	$2,612,002	$2,397,418

Specialty Microwave	2019	2018

Domestic sales	$454,235	$-
Foreign sales	56,129	-
Total sales	$510,364	$-

F-15

AmpliTech Group, Inc.

Notes To Consolidated Financial Statements

For The Years Ended December 31, 2019 and 2018

(4) Acquisition of Specialty Microwave

On September 12, 2019, AmpliTech Group Inc. acquired substantially all of the operating assets of Specialty Microwave Corporation (SMW), a privately held company based in Ronkonkoma, NY. The purchase included all inventory, orders, customers, property and equipment, and goodwill. Following the closing of the asset purchase, we hired all eight team members of SMW. In connection with the acquisition the Company began using the trade name “Specialty Microwave”.  The total consideration paid was $1,143,633, consisting of $668,633 in cash and a $475,000 promissory note with an interest rate of 6%. Additional acquisition costs that were expensed at December 31, 2019 totaled approximately $77,000. The Company also entered into a five- year lease on the property located at 120 Raynor Avenue, Ronkonkoma, NY with an option to buy the property during the first two years of the lease for $1.2 mm and then at fair market value for the remainder of the lease term.

As both companies are similar in nature, the acquisition will allow the combined resources and customer base to support more productivity and help in the development of new product lines. We started consolidating both companies for financial reporting purposes as of September 12, 2019. From the date of acquisition to December 31, 2019, SMW reported revenue of $ 510,364.

The fair value of the purchase consideration issued to Specialty Microwave was allocated to the net tangible assets acquired. The Company accounted for the Acquisition as the purchase of a business under GAAP under the acquisition method of accounting, and the assets and liabilities acquired were recorded as the acquisition date, at their respective fair values and consolidated with those of the Company. The fair value of the net assets acquired was approximately $337,633. The excess of the aggregate fair value of the net tangible assets has been allocated to net intangible assets of $806,000.

The following table summarizes the allocation of the purchase price of the acquisition:

Provisional purchase consideration at fair value:
Cash	$668,633
Promissory Note	475,000
Total purchase price	$1,143,633

Allocation of purchase price:
Inventory	$301,754
Property and equipment	46,156
Goodwill	120,136
Tradename	70,233
Customer relationships	412,860
Intellectual property	202,771
Less: Customer Deposit	(10,277)
Net assets acquired	$1,143,633

F-16

AmpliTech Group, Inc.

Notes To Consolidated Financial Statements

For The Years Ended December 31, 2019 and 2018

The following table summarizes the Company’s consolidated results of operations for the three and nine months ended, as well as unaudited pro forma consolidated results of operations as though the acquisition had occurred on January 1, 2018:

	For the year ended
	31-Dec-19
	As Reported	Pro Forma

Net sales	$3,122,630	$4,041,837
Net income attributable to common shareholders	$5,945	$141,053

Earnings per common share, basic and diluted:
Basic	$0.00	$0.00
Diluted	$0.00	$0.00

	For the year ended
	31-Dec-18
	As Reported	Pro Forma

Net sales	$2,397,418	$3,085,889
Net income attributable to common shareholders	$328,993	$554,677

Earnings per common share, basic and diluted:
Basic	$0.00	$0.01
Diluted	$0.00	$0.00

The unaudited pro-forma results of operations are presented for information purposes only. The unaudited pro-forma results of operations are not intended to present actual results that would have been attained had the Acquisition been completed as of January 1, 2018 or to project potential operating results as of any future date or for any future periods.

F-17

AmpliTech Group, Inc.

Notes To Consolidated Financial Statements

For The Years Ended December 31, 2019 and 2018

(5) Inventories

The inventory value at December 31, 2019 and 2018 was as follows:

	December 31, 2019	December 31, 2018

Raw Materials	$403,168	$279,437
Work-in Progress	135,223	69,480
Finished Goods	124,510	118,545
Engineering Models	3,726	3,726

Subtotal	$666,856	$471,188
Less: Reserve for Obsolescence	(109,146)	(80,000)

Total	$557,710	$391,188

(6) Property and Equipment

Property and Equipment with estimated useful lives of three, five and seven years consisted of the following at December 31, 2019 and 2018:

	December 31, 2019	December 31, 2018

Lab Equipment	$728,620	$725,348
Manufacturing Equipment	25,000	-
Automobiles	19,527	-
Furniture and Fixtures	31,201	20,192

Subtotal	804,348	745,540
Less: Accumulated Depreciation	(606,238)	(564,795)

Total	$198,110	$180,745

Depreciation expense for the years ended December 31, 2019 and 2018 was $41,443 and $38,821 respectively.

F-18

AmpliTech Group, Inc.

Notes To Consolidated Financial Statements

For The Years Ended December 31, 2019 and 2018

(7) Intangible Assets

Goodwill

The goodwill is related to the acquisition of Specialty Microwave Corp. on September 12, 2019 and is primarily related to expected improvements and technology performance and functionality, as well sales growth from future product and service offerings and new customers, together with certain intangible assets that do not qualify for separate recognition. Goodwill is generally not amortizable for tax purposes and is not amortizable for financial statement purposes. As of December 31, 2019, goodwill is valued at $120,136.

Other Intangible Assets

Intangible assets with an estimated useful life of fifteen years consisted of the following at December 31, 2019:

	Gross Carrying Amount	Accumulated Amortization	Net	Weighted Average Life
Trade name	$70,233	$-	$70,233	Indefinite
Customer relationships	412,860	8,295	404,565	14.7
Intellectual Property	202,771	4,140	198,631	14.7

Total	$685,864	$12,435	$673,429

(8) Line of Credit

On November 16, 2015, the Company entered into a commercial line of credit for $150,000. This agreement will be paid over a three-year term with monthly payments equal to 2.780% of the outstanding balance plus accrued interest. The initial variable interest rate on this agreement is 5.25% per annum. This interest rate may change every year on the anniversary date or change date to reflect the new prime rate in effect as per the Wall Street Journal plus 2%. The interest rate will never be greater than 25% or less than 5%. On April 20, 2016, the existing line of credit was increased from $150,000 to $250,000 with an extended maturity date of April 20, 2019. The outstanding balance as of December 31, 2019 and 2018 was $0 and $72,897, respectively. The Company repaid the line of credit and interest $74,283 during the year ended December 31, 2019. Interest expense relating to this line of credit for the years ended December 31, 2019 and 2018 was $1,386 and $6,979, respectively. This line of credit was closed on October 4, 2019.

On September 12, 2019, Amplitech entered a new business line of credit for $500,000 maturing on October 1, 2020. The line will be evaluated monthly on a borrowing base formula advancing 75% of the accounts receivables aged less than 90 days and 50% of inventory raw materials costs. The interest rate shall be based upon the Wall Street Journal Prime Rate, plus 1%. As of December 31, 2019, the outstanding balance is $0.

F-19

AmpliTech Group, Inc.

Notes To Consolidated Financial Statements

For The Years Ended December 31, 2019 and 2018

(9) Leases

We adopted ASC 842 “Leases” using the modified retrospective approach, electing the practical expedient that allows us not to restate our comparative periods prior to the adoption of the standard on January 1, 2019. As such, the disclosures required under ASC 842 are not presented for periods before the date of adoption.

The following was included in our balance sheet as of December 31, 2019:

Operating leases	As of December 31, 2019
Assets
ROU operating lease assets	$465,092

Liabilities
Current portion of operating lease	130,628
Operating lease, net of current portion	338,344
Total operating lease liabilities	$468,972

Finance leases
Assets
Property and equipment, gross	$157,184
Accumulated depreciation	(33,682)
Property and equipment, net	$123,502
Liabilities
Current portion of financing lease	$30,556
Finance lease, net of current portion	83,376
Total operating lease liabilities	$113,932

The weighted average remaining lease term and weighted average discount rate at December 31, 2019 were as follows:

Weighted average remaining lease term (years)	December 31, 2019
Operating leases	4.18
Finance leases	3.50

Weighted average discount rate	December 31, 2019
Operating leases	6.34%
Finance leases	4.89%

F-20

AmpliTech Group, Inc.

Notes To Consolidated Financial Statements

For The Years Ended December 31, 2019 and 2018

Finance Lease

The Company entered into a 60-month lease agreement to finance certain laboratory equipment in July 2018 with a purchase option of $1. As such, the Company has accounted for this transaction as a finance lease.

The following table reconciles future minimum finance lease payments to the discounted lease liability as of December 31, 2019:

2020	$37,778
2021	37,778
2022	37,778
2023	18,889
Total lease payments	132,224
Less imputed interest	(10,112)
Less sales tax	(8,179)
Total lease obligations	113,932
Less current obligations	(30,556)
Long-term lease obligations	$83,376

Operating Leases

On December 4, 2015, the Company entered into a new operating lease agreement to rent office space in Bohemia, NY. This five-year agreement commenced February 1, 2016 with an annual rent of $50,000 and 3.75% increases in each successive lease year.

On January 15, 2016, the Company entered into a five-year agreement to lease 2 copiers with and annual payment of $2,985.

On September 12, 2019, the Company entered into a new operating lease agreement to rent office space in Ronkonkoma, NY. This five- year agreement commenced on September 12, 2019 with an annual rent of $90,000 and 3% increase in each successive lease year beginning in 2021. The Company has an option to buy the property during the first two years of the lease for $1,200,000 and then at fair market value for the remainder of the lease term.

On November 27, 2019, the Company entered a 39-month agreement to lease an automobile with a monthly payment of $420.

F-21

AmpliTech Group, Inc.

Notes To Consolidated Financial Statements

For The Years Ended December 31, 2019 and 2018

The following table reconciles future minimum operating lease payments to the discounted lease liability as of December 31, 2019:

2020	$156,169
2021	102,849
2022	100,521
2023	98,765
2024	75,972
Total lease payments	534,276
Less imputed interest	(65,304)
Total lease obligations	468,972
Less current obligations	(130,628)
Long-term lease obligations	$338,344

(10) Notes Payable

Promissory Note:

On September 12, 2019, AmpliTech Group Inc. acquired substantially all of the operating assets of Specialty Microwave Corporation (SMW), a privately held company based in Ronkonkoma, NY. The purchase included all inventory, orders, customers, property and equipment, and goodwill. Following the closing of the asset purchase, we hired all eight team members of SMW. In connection with the acquisition the Company began using the trade name “Specialty Microwave”. The total consideration paid was $1,143,633, consisting of $668,633 in cash and a $475,000 promissory note with an interest rate of 6%. Beginning November 1, 2019, payment of principal and interest shall be due payable in fifty-nine (59) monthly payments of $9,213 with a final payment due October 1, 2024 of $9,203. As of December 31, 2019, the balance of this promissory note was $454,544. Principal payments of $20,456 along with interest expense of $7,185 was paid for the year ended December 31, 2019. The promissory note is secured by certain assets of the Company.

Loan Payable:

On March 18, 2019, the Company secured additional financing of $350,000, net of a $24,465 original issuance discount. The note bears interest at a rate of 10.79% per annum, under a five-year term to aid our growth initiatives. The loan balance of $324,199, including accrued interest was paid in full in October 2019.

On September 12, 2019, the Company entered a $1,000,000 seven- year term loan with amortization based on a ten- year repayment schedule. The loan bears interest at a fixed rate of 6.75% with a monthly repayment amount of $11,533. As of December 31, 2019, the balance of the loan was $982,423 and interest expense paid was $17,022. This loan is collateralized by all Company assets.

F-22

AmpliTech Group, Inc.

Notes To Consolidated Financial Statements

For The Years Ended December 31, 2019 and 2018

In addition, on September 12, 2019, the Company was approved for a $250,000 equipment leasing facility. On December 20, 2019, the Company borrowed $58,192 against this facility to be paid over a three-year term with monthly payments of $ 1,736 at an interest rate of 5.26%. The balance as of December 31, 2019 was $56,683.

Future principal payments over the term of the loans as of December 31, 2019 are as follows:

For the years ended December 31,	Payments
2020	169,697
2021	187,969
2022	198,398
2023	191,725
Thereafter	745,861
Total remaining payments	$1,493,650

(11) Income Taxes

In 2017, the U.S. enacted the Tax Cuts and Jobs Act which significantly changed U.S. tax law. The Act lowered the U.S. statutory federal income tax rate from 35% to 21% effective January 1, 2018. This had an effect on the value of the Company’s net operating loss carryover, but since the deferred tax asset is fully reserved, it had no impact on the Company’s financial statements. The impact of the change is reflected in the table below.

The provision for (benefit from) income taxes for the years ended December 31, 2019 and 2018 are as follows, at the expected combined effective tax rate of approximately 26%.

F-23

AmpliTech Group, Inc.

Notes To Consolidated Financial Statements

For The Years Ended December 31, 2019 and 2018

	December 31,
	2019	2018
Federal and state net operating loss	$1,248	$69,089
Meals & entertainment	90	61
Life insurance	825	825
Goodwill amortization	(888)	-
Stock-based compensation	24,875	7,879
Depreciation	(5,474)	737
State tax, net of federal benefit	(62)	(6,580)
Other	(3,344)	(3,344)
Tax rate change	-	72,413
Change in Valuation Allowance	(17,180)	(141,098)
Total income tax provision	$-	$-

The provision for Federal income tax consists of the following for the years ended December 31, 2019 and 2018:

	December 31,
	2019	2018
Net operating loss carryforwards	$19,273	$75,922
Depreciation	3,191	8,665
Goodwill amortization	(888)	-
Stock based compensation	137,934	92,102
Valuation allowance	(159,509)	(176,689)
Total net deferred tax assets	$-	$-

The Company has maintained a full valuation allowance against the total deferred tax assets for all periods due to the uncertainty of future utilization.

As of December 31, 2019, the Company has net federal and state net operating loss carry forwards of approximately $91,777 that begin to expire in 2037.

F-24

AmpliTech Group, Inc.

Notes To Consolidated Financial Statements

For The Years Ended December 31, 2019 and 2018

(12) Stockholders’ Equity

Preferred Stock

On July 10, 2013, the board of directors of the company approved a certificate of amendment to the articles of incorporation and changed the authorized capital stock of the Company to include and authorize 500,000 shares of Preferred Stock, par value $0.001 per share.

In July 2013, the Board of Directors of the Company designated 140,000 shares of Preferred Stock as Series A Convertible Preferred Stock (or “Series A”). Furthermore, each share of Series A is convertible into 100 shares of common stock at any time after issuance and the holder of each share of Series A is entitled to 100 votes when the vote of holders of the Company’s common stock is sought. In January 2015, the Board of Directors of the Company increased the number of Series A designated from 140,000 to 401,000. There are currently 1,000 shares of Series A outstanding.

In April 2015, the Board of Directors of the Company designated 75,000 shares of Preferred Stock as Series B Convertible Preferred Stock (or “Series B”). The Series B shares are convertible into common stock at a conversion rate of one Series B share for 289 common shares. In addition, a holder of Series B Preferred Stock shall not be entitled to have any voting rights and shall hold a liquidation preference junior to a holder of Series A shares and pari passu with common shareholders. There are currently no shares of Series B outstanding.

Common Stock:

The Company originally authorized 50,000,000 shares of common stock with a par value of $0.001. Effective May 20, 2014, the Company increased its authorized shares of common stock from 50,000,000 to 500,000,000. As of December 31, 2019, and 2018, the Company had 49,086,326 and 48,336,326 shares of common stock issued and outstanding, respectively.

On February 14, 2018, the Company entered into an advisory agreement to assist in product sales and distribution in Asia and the Middle East. The advisor was paid compensation of a total of 2.2 million shares of restricted common stock valued at the closing market price on the date the shares were issued. The first installment of 500,000 shares was issued on February 14, 2018 at $0.035 and the second installment of 1,700,000 shares on April 9, 2018 at $0.04. The total value of shares issued for services aggregated to $85,500. As of December 31, 2019, $80,633 of the stock- expense had been recognized and $5,317 remained as a prepaid to be amortized over a two-year service period.

On July 2, 2019, Amplitech Group, Inc. entered an engagement for strategic intellectual property consulting services with ipCapital Group (“ipCG”), to assist in the formulation and execution of Amplitech’s intellectual property (“IP”) strategy around its proprietary trade secrets, knowhow and technology to formulate a comprehensive “ipStory”. The consideration paid to ipCG is $30,000, of which ipCG has agreed to accept 200,000 shares of restricted common stock upon completion of the project. These shares were issued on October 15, 2019 at a value of $14,000.

F-25

AmpliTech Group, Inc.

Notes To Consolidated Financial Statements

For The Years Ended December 31, 2019 and 2018

On October 15, 2019, the Company engaged Maxim Group LLC (“Maxim”) as its financial advisor to assist the Company in growth strategy to the investment community with an ultimate goal of a potential up-list and capital raise on NASDAQ.

As consideration for Maxim’s services, Maxim shall be entitled to receive, and the Company agrees to pay Maxim, the following compensation:

(a)	The Company will issue to Maxim or its designees 2,000,000 shares of the Company’s Common Stock (“Common Stock”) based on the following schedule:

i.	550,000 restricted shares of Common Stock upon the execution of the Agreement implying a price per share of $0.10. These shares were valued on October 15, 2019 at $0.054 with a value of $29,920. As of December 31,2019, $12,589 was expensed with the balance of $17,331 in prepaid expenses to be amortized over the vesting period. The shares were issued on January 13, 2020.
ii.	$54,000 payable in 450,000 restricted shares of Common Stock six months from the date of the Agreement implying a price per shares of $0.12. These shares were valued on October 15, 2019 at a price of $0.054 with a value of $24,480. As of December 31, 2019, these shares have not been issued and classified as common stock payable.
iii.	1,000,000 restricted shares of Common Stock upon an up listing of the Company’s Common Stock to a national exchange (NASDAQ or NYSE).

Options:

During 2014, the Company granted the chief executive officer of the Company an immediately exercisable option to purchase an aggregate of 400,000 shares of Series A at an exercise price of $0.0206 per share. There is no expiration date for this option and the related expense has been recorded in prior years.

F-26

AmpliTech Group, Inc.

Notes To Consolidated Financial Statements

For The Years Ended December 31, 2019 and 2018

Warrants:

On April 25, 2019, Wayne Homschek joined the Board of Directors as an independent Director who will aid in corporate strategy, financing and investor relations. He will be paid $5,000 per month for one year and receive a warrant, exercisable into 3,000,000 shares of common stock at an exercise price of $0.03 per share. As per the agreement, 1,500,000 warrants vest in six months and the remaining balance of 1,500,000 shall vest one year later. The following table summarizes the warrants outstanding of the Company for the year ended December 31, 2019:

		Weighted Average
	Number of Warrants	Exercise Price ($)	Intrinsic Value
Outstanding at December 31, 2018	-	-
Granted	3,000,000	.03
Exercised	-	-
Expired	-	-
Outstanding at December 31, 2019	3,000,000	.03	$113,400

Exercisable at December 31, 2019	1,500,000	.03	$56,700

The Company has calculated the estimated fair market value of these warrants at $142,950, using the Black-Scholes model and the following assumptions: expected term 5.75 years, stock price $0.05, exercise price $0.03, 153.48% volatility, 2.35% risk free rate, and no forfeiture rate. The weighted average life of these warrants is 9.32 years.

The Company recognized stock-based compensation of $104,023 and $0 for the years ended December 31, 2019 and 2018, respectively. As of December 31, 2019, the total remaining unrecognized compensation cost related to non-vested warrants was $38,927.

(13) Subsequent events

In accordance with ASC 855-10, Company management reviewed all material events through the date of this report.

There are no material subsequent events to report.

F-27

AmpliTech Group, Inc.
Condensed Consolidated Balance Sheets

	September 30,	December 31,
	2020	2019
	(Unaudited)
Assets
Current Assets
Cash and cash equivalents	$425,876	$574,712
Accounts receivable	766,489	619,195
Inventories, net	602,436	557,710
Prepaid expenses	72,504	124,209
Total Current Assets	1,867,305	1,875,826

Property and equipment, net	299,566	198,110
Right of use operating lease assets	365,064	465,092
Intangible assets, net	642,553	673,429
Goodwill	120,136	120,136
Security deposits	27,821	27,821

Total Assets	$3,322,445	$3,360,414

Liabilities and Stockholders' Equity
Current Liabilities
Accounts payable and accrued expenses	$201,394	$154,507
Customer deposits	112,612	35,680
Current portion of financing lease	31,695	30,556
Current portion of operating lease	98,275	130,628
Current portion of notes payable	208,297	169,697
Line of credit	300,000	-
Total Current Liabilities	952,273	521,068

Long Term Liabilities
Finance lease, net of current portion	59,327	83,376
Operating lease, net of current portion	273,672	338,344
Notes payable, net of current portion	1,453,791	1,323,953
Total Liabilities	2,739,063	2,266,741

Commitments and Contingencies	-	-

Stockholders' Equity
Series A convertible preferred stock, par
value $0.001, 401,000 shares authorized,
1,000 shares issued and
outstanding, respectively	1	1
Series B convertible preferred stock, par
value $0.001, 75,000 shares authorized, 0
shares issued and outstanding, respectively	-	-
Common Stock, par value $0.001,
500,000,000 shares authorized,
51,588,958 and 49,086,326 shares
issued and outstanding, respectively	51,589	49,086
Common stock payable	-	24,480
Additional paid-in capital	1,923,824	1,862,919
Accumulated deficit	(1,392,032)	(842,813)

Total Stockholders' Equity	583,382	1,093,673

Total Liabilities and
Stockholders' Equity	$3,322,445	$3,360,414

See accompanying notes to the unaudited condensed consolidated financial statements

F-28

AmpliTech Group, Inc.
Condensed Consolidated Statements of Operations
(Unaudited)

	For The Three Months Ended		For The Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2020	2019	2020	2019

Revenue	$1,150,732	$708,896	$2,567,379	$2,018,422

Cost of goods sold	630,486	358,526	1,581,831	983,168

Gross Profit	520,246	350,370	985,548	1,035,254

Selling, general and administrative expense	475,248	478,297	1,456,266	1,021,448

Income (Loss) From Operations	44,998	(127,927)	(470,718)	13,806

Other Expenses
Interest expense, net	(27,988)	(10,457)	(78,501)	(24,971)

Income (Loss) Before Income Taxes	17,010	(138,384)	(549,219)	(11,165)

Provision For Income Taxes	-	-	-	-

Net Income (Loss)	$17,010	$(138,384)	$(549,219)	$(11,165)

Net Income (Loss) Per Share;
Basic	$0.00	$(0.00)	$(0.01)	$(0.00)
Diluted	$0.00	$(0.00)	$(0.01)	$(0.00)

Weighted Average Shares Outstanding;
Basic	50,964,244	48,336,326	50,015,773	48,336,326
Diluted	90,921,254	48,336,326	50,015,773	48,336,326

See accompanying notes to the unaudited condensed consolidated financial statements

F-29

AmpliTech Group, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	For The Nine	For The Nine
	Months Ended	Months Ended
	September 30,	September 30,
Cash Flows from Operating Activities:	2020	2019

Net Loss	$(549,219)	$(11,165)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	67,678	31,997
Amortization of prepaid consulting	37,108	32,184
Amortization of right-of-use operating lease asset	100,028	44,229
Stock based compensation	38,928	119,148
Amortization of debt discount	-	2,650
Changes in Operating Assets and Liabilities:
Accounts receivable	(147,294)	(302,929)
Inventories	(44,726)	19,225
Prepaid expenses	(43,595)	59,145
Security deposits	-	(15,000)
Accounts payable and accrued expenses	46,887	117,904
Operating lease liability	(97,025)	(39,261)
Customer deposits	76,932	(53,004)
Total Adjustments	34,921	16,288

Net cash (used in) provided by operating activities	(514,298)	5,123

Cash Flows from Investing Activities:
Purchase of equipment	(11,557)	(668,633)
Net cash used in investing activities	(11,557)	(668,633)

Cash Flows from Financing Activities:
Proceeds from line of credit	300,000	-
Repayment of line of credit, net	-	(72,897)
Repayments on finance lease	(22,910)	(21,754)
Proceeds from notes payable	232,200	1,298,374
Repayment of notes payable	(132,272)	-
Net cash provided by financing activities	377,018	1,203,723

Net change in cash and cash equivalents	(148,837)	540,213

Cash and Cash Equivalents, Beginning of Period	574,712	442,098

Cash and Cash Equivalents, End of Period	$425,875	$982,311

Supplemental disclosures:
Cash paid for interest expense	$71,125	$20,388
Cash paid for income taxes	$-	$50

Non-Cash Investing and Financing Activities
Original issuance discount	$-	$24,465
Adoption of ASC 842 operating lease asset and liability	$-	$523,313
Promissory note on equipment	$68,510	$-
Equipment received for prepaid assets	$58,192	$-
Common stock issued for common stock payable	$24,480	$-
Cashless exercise of warrant	$2,053	$-
Promissory note issued in Specialty acquisition	$-	$475,000
Intangible assets acquired in Specialty acquisition	$-	$806,000
Inventory acquired in Specialty acquisition	$-	$301,754
Property acquired in Specialty acquisition	$-	$46,156
Liabilities assumed in Specialty acquisition	$-	$10,277

See accompanying notes to the unaudited condensed consolidated financial statements

F-30

Amplitech Group, Inc.
Condensed Consolidated Statements of Stockholders' Equity
For The Three Months and Nine Months Ended September 30, 2020 and 2019
(Unaudited)

	For The Three Months Ended September 30, 2020
	Series A Convertible Preferred		Common Stock		Common	Additional		Total
	Number of	Par	Number of	Par	Stock	Paid-In	Accumulated	Stockholders'
	Shares	Value	Shares	Value	Payable	Capital	Deficit	Equity

Balance, June 30, 2020	1,000	$1	49,086,326	$49,086	$24,480	$1,886,614	$(1,409,042)	$551,139

Common stock issued for common stock payable	-	-	450,000	450	(24,480)	24,030	-	-

Stock based compensation	-	-	-	-	-	15,233	-	15,233

Common stock issued upon exercise of warrants	-	-	2,052,632	2,053	-	(2,053)	-	-

Net income for the three months ended September 30, 2020	-	-	-	-	-	-	17,010	17,010

Balance, September 30, 2020	1,000	$1	51,588,958	$51,589	$-	$1,923,824	$(1,392,032)	$583,382

	For The Three Months Ended September 30, 2019

Balance, June 30, 2019	1,000	$1	48,336,326	$48,336	$-	$1,765,496	$(721,539)	$1,092,294

Stock based compensation	-	-	-	-	-	69,378	-	69,378

Net loss for the three months ended September 30, 2019	-	-	-	-	-	-	(138,384)	(138,384)

Balance, September 30, 2019	1,000	$1	48,336,326	$48,336	$-	$1,834,874	$(859,923)	$1,023,288

	For The Nine Months Ended September 30, 2020
	Series A Convertible Preferred		Common Stock		Common	Additional		Total
	Number of	Par	Number of	Par	Stock	Paid-In	Accumulated	Stockholders'
	Shares	Value	Shares	Value	Payable	Capital	Deficit	Equity

Balance, December 31, 2019	1,000	$1	49,086,326	$49,086	$24,480	$1,862,919	$(842,813)	$1,093,673

Common stock issued for common stock payable	-	-	450,000	450	(24,480)	24,030	-	-

Stock based compensation	-	-	-	-	-	38,928	-	38,928

Common stock issued upon exercise of warrants	-	-	2,052,632	2,053	-	(2,053)	-	-

Net loss for the nine months ended September 30, 2020	-	-	-	-	-	-	(549,219)	(549,219)

Balance, September 30, 2020	1,000	$1	51,588,958	$51,589	$-	$1,923,824	$(1,392,032)	$583,382

	For The Nine Months Ended September 30, 2019

Balance, December 31, 2018	1,000	$1	48,336,326	$48,336	$-	$1,715,726	$(848,758)	$915,305

Stock based compensation	-	-	-	-	-	119,148	-	119,148

Net loss for the nine months ended September 30, 2019	-	-	-	-	-	-	(11,165)	(11,165)

Balance, September 30, 2019	1,000	$1	48,336,326	$48,336	$-	$1,834,874	$(859,923)	$1,023,288

See accompanying notes to the unaudited condensed consolidated financial statements

F-31

AmpliTech Group, Inc.

Notes To Condensed Consolidated Financial Statements

For The Three and Nine Months Ended September 30, 2020 and 2019 (Unaudited)

(1) Organization and Business Description

AmpliTech Group Inc.  (“AmpliTech” or “the Company”) was incorporated under the laws of the State of Nevada on December 30, 2010. On August 13, 2012, the Company acquired AmpliTech Inc., by issuing 16,675,000 shares of the Company’s Common Stock to the shareholders of AmpliTech Inc. in exchange for 100% of the outstanding shares of AmpliTech Inc. (“the Share Exchange”). After the Share Exchange, the selling shareholders owned 1,200,000 shares of the outstanding 17,785,000 shares of Company common stock, resulting in a change in control. Accordingly, the transaction was accounted for as a reverse acquisition in which AmpliTech, Inc. was deemed to be the accounting acquirer, and the operations of the Company were consolidated for accounting purposes. The capital balances have been retroactively adjusted to reflect the reverse acquisition.

AmpliTech designs, engineers and assembles microwave component based low noise amplifiers (“LNA”) that meet individual customer specifications. Application of the Company’s proprietary technology results in maximum frequency gain with minimal background noise distortion as required by each customer. The Company has both domestic and international customers in such industries as aerospace, governmental, defense and commercial satellite.

On September 12, 2019, AmpliTech Group Inc. acquired substantially all of the operating assets of Specialty Microwave Corporation (SMW), a privately held company based in Ronkonkoma, NY. The purchase included all inventory, orders, customers, property and equipment, and goodwill. Following the closing of the asset purchase, we hired all eight team members of SMW. In connection with the acquisition the Company began using the trade name “Specialty Microwave” (see Note 4).

Specialty designs and manufactures passive microwave components and related subsystems that meet individual customer specifications for both domestic and international customers for use in satellite communication ground networks.

F-32

AmpliTech Group, Inc.

Notes To Condensed Consolidated Financial Statements

For The Three and Nine Months Ended September 30, 2020 and 2019 (Unaudited)

The COVID-19 Pandemic

The novel strain of the coronavirus identified in China in late 2019 (COVID-19) has globally spread throughout other areas such as Asia, Europe, the Middle East, and North America and has resulted in authorities imposing, and businesses and individuals implementing, numerous unprecedented measures to try to contain the virus, such as travel bans and restrictions, quarantines, shelter-in-place/stay-at-home and social distancing orders, and shutdowns. These measures have temporarily impacted our workforce and operations, and some of the operations of our customers, vendors, suppliers, and partners. Some of the countries in which we operate has been affected by the outbreak and taken measures to try to contain it. The ultimate impact and efficacy of government measures and potential future measures is currently unknown.

There is uncertainty regarding the business impacts from such measures and potential future measures. While we have been able to continue our operations through a combination of work-from-home and social distancing policies implemented to protect employees, these measures have resulted in reduced workforce availability. Restrictions on our access to customer facilities may impact our ability to meet customer demand this quarter and into next quarter and could effect on our financial condition and results of operations. Some of our customers may have experienced disruptions in their operations, but our RFQ (Request for Quote) activity remains strong which may result in delayed orders in the fourth quarter.

(2) Summary of Significant Accounting Policies

Basis of Accounting

The accompanying financial statements have been prepared using the accrual basis of accounting.

The accompanying unaudited interim condensed consolidated financial statements of AmpliTech Group, Inc. (“Group” or the “Company”) have been prepared by management in accordance with accounting principles generally accepted in the United States of America for interim financial information and pursuant to rules and regulations of the Securities and Exchange Commission (“SEC”). Accordingly, they do not include all information and footnotes required by generally accepted accounting principles for annual audited financial statements. In the opinion of management, all adjustments of a normal recurring nature, considered necessary for a fair presentation have been included.

F-33

AmpliTech Group, Inc.

Notes To Condensed Consolidated Financial Statements

For The Three and Nine Months Ended September 30, 2020 and 2019 (Unaudited)

The results of operations for the three and nine months ended September 30, 2020 are not necessarily indicative of the results to be expected for the year ending December 31, 2020. The accompanying unaudited interim condensed consolidated financial statements should be read in conjunction with the Company’s audited consolidated financial statements and notes related thereto for the years ended December 31, 2019 and 2018 included in Form 10-K filed with the SEC.

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of the Company and its subsidiaries. All inter company accounts and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses for the periods presented. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers deposits that can be redeemed on demand and investments that have original maturities of less than three months, when purchased, to be cash equivalents. As of September 30, 2020, the Company’s cash and cash equivalents were deposited in two financial institutions.

Accounts Receivable

Trade accounts receivable are recorded at the net invoice value and are not interest bearing.

The Company provides an allowance for doubtful accounts equal to the estimated uncollectible amounts. The Company’s estimate is based on historical collection experience and a review of the current status of accounts receivable. It is reasonably possible that the Company’s estimate of the allowance for doubtful accounts will change in the future. No allowance has been recorded at September 30, 2020 and 2019, respectively.

F-34

AmpliTech Group, Inc.

Notes To Condensed Consolidated Financial Statements

For The Three and Nine Months Ended September 30, 2020 and 2019 (Unaudited)

Inventories

Inventories, which consist primarily of raw materials, work in progress and finished goods, is stated at the lower of cost (first-in, first-out basis) or market (net realizable value).

Inventory quantities and related values are analyzed at the end of each fiscal quarter to determine those items that are slow moving and obsolete. An inventory reserve is recorded for those items determined to be slow moving with a corresponding charge to cost of goods sold. Inventory items that are determined obsolete are written off currently with a corresponding charge to cost of goods sold.

Property and Equipment

Property and equipment are recorded at cost. Depreciation is provided over the estimated useful lives of the related assets using the straight-line method for financial statement purposes. Amortization of leasehold improvements is computed using the straight-line method over the shorter of the remaining lease term or the estimated useful lives of the improvements.

Property and equipment are depreciated as follows:

Description	Useful Life	Method
Office equipment	7 years	Straight-line
Machinery and equipment	5 to 7 years	Straight-line
Computer equipment	3 to 7 years	Straight-line
Vehicles	5 years	Straight-line

Long-lived assets

Long lived assets, such as property, plant and equipment are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Circumstances which could trigger a review include, but are not limited to; significant decrease in the market price of the asset; significant adverse changes in the business climate or legal factors; current period cash flow or operating losses combined with a history of losses or a forecast of continuing losses associated with the use of the asset; and current expectation that the asset will more likely than not be sold or disposed of significantly before the end of its estimated useful life.

Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated undiscounted future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the asset. Assets to be disposed of would be separately presented in the balance sheet and reported at the lower of the carrying amount of fair value less costs to sell and would no longer be depreciated. The depreciable basis of assets that are impaired and continue in use is their respective fair values.

F-35

AmpliTech Group, Inc.

Notes To Condensed Consolidated Financial Statements

For The Three and Nine Months Ended September 30, 2020 and 2019 (Unaudited)

Goodwill and Intangible Assets

Intangibles assets include goodwill, trademarks, intellectual property and customer base acquired through the asset purchase of Specialty Microwave. The Company accounts for Other Intangible Assets under the guidance of ASC 350, “Intangibles-Goodwill and Other.” Under the guidance, other intangible assets with definite lives are amortized over their estimated useful lives. Intangible assets with indefinite lives are tested annually for impairment. Goodwill is not amortized. We test goodwill balances for impairment annually at December 31 or whenever impairment indicators arise.

Leases

On January 1, 2019, we adopted ASU No. 2016-02, “Leases (Topic 842),” which requires leases with durations greater than twelve months to be recognized on the balance sheet. We adopted this standard using the modified retrospective approach with an effective date as of the beginning of January 2019. Prior year financial statements were not restated under the new standard. We lease property and equipment under finance and operating leases. For leases with terms greater than 12 months, we record the related asset and obligation at the present value of lease payments over the lease term. Many of our leases include rental escalation clauses, renewal options and/or termination options that are factored into our determination of lease payments when appropriate. When available, we use the rate implicit in the lease to discount lease payments to present value; however, most of our leases do not provide a readily determinable implicit rate. Therefore, we must estimate our incremental borrowing rate to discount the lease payments based on information available at lease commencement.

Revenue Recognition

We sell our products through a combination of a direct sales force in the United States and independent sales representatives in international markets. Revenue is recognized when a customer obtains control of promised goods based on the consideration we expect to receive in exchange for these goods. This core principle is achieved through the following steps:

Identify the contract with the customer. A contract with a customer exists when (i) we enter into an enforceable contract with a customer that defines each party’s rights regarding the goods to be transferred and identifies the payment terms related to these goods, (ii) the contract has commercial substance and, (iii) we determine that collection of substantially all consideration for services that are transferred is probable based on the customer’s intent and ability to pay the promised consideration. We do not have significant costs to obtain contracts with customers. For commissions on product sales, we have elected the practical expedient to expense the costs as incurred.

Identify the performance obligations in the contract. Generally, our contracts with customers do not include multiple performance obligations to be completed over a period. Our performance obligations generally relate to delivering single-use products to a customer, subject to the shipping terms of the contract. Limited warranties are provided, under which we typically accept returns and provide either replacement parts or refunds.

F-36

AmpliTech Group, Inc.

Notes To Condensed Consolidated Financial Statements

For The Three and Nine Months Ended September 30, 2020 and 2019 (Unaudited)

Determine the transaction price. Payment by the customer is due under customary fixed payment terms, and we evaluate if collectability is reasonably assured. Revenue is recorded at the net sales price, which includes estimates of variable consideration such as product returns, rebates, discounts, and other adjustments. The estimates of variable consideration are based on historical payment experience, historical and projected sales data, and current contract terms. Variable consideration is included in revenue only to the extent that it is probable that a significant reversal of the revenue recognized will not occur when the uncertainty associated with the variable consideration is subsequently resolved. Taxes collected from customers relating to product sales and remitted to governmental authorities are excluded from revenues.

Allocate the transaction price to performance obligations in the contract. We typically do not have multiple performance obligations in our contracts with customers. As such, we generally recognize revenue upon transfer of the product to the customer’s control at contractually stated pricing.

Recognize revenue when or as we satisfy a performance obligation. We generally satisfy performance obligations at a point in time upon either shipment or delivery of goods, in accordance with the terms of each contract with the customer. We do not have significant service revenue.

Reserves are recorded as a reduction in net sales and are not considered material to our condensed consolidated statements of income for the nine months ended September 30, 2020.

Research and Development

Research and development expenditures are charged to operations as incurred. The major components of research and development costs include consultants, outside service, and supplies. Research and development costs for the nine months ended September 30, 2020 and 2019 were $ 41,083 and $ 48,262.

Income Taxes

The Company’s deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are determined based on the differences between the financial statement carrying amounts and tax bases of certain assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse. The deferred tax assets and liabilities are classified according to the financial statement classification of the assets and liabilities generating the differences. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. The ASC prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. The ASC provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. At September 30, 2020, the Company had no material unrecognized tax benefits.

F-37

AmpliTech Group, Inc.

Notes To Condensed Consolidated Financial Statements

For The Three and Nine Months Ended September 30, 2020 and 2019 (Unaudited)

Earnings Per Share

Basic earnings per share (“EPS”) are determined by dividing the net earnings by the weighted-average number of shares of common shares outstanding during the period. Diluted EPS is determined by dividing net earnings by the weighted average number of common shares used in the basic EPS calculation plus the number of common shares that would be issued assuming conversion of all potentially dilutive securities outstanding under the treasury stock method. As of September 30, 2020, there were 40,100,000 potentially dilutive shares that need to be considered as common share equivalents and because of the net loss, the effect of these potential common shares is anti-dilutive.

The computation of weighted average shares outstanding and the basic and diluted earnings per share consisted of the following:

	Net (Loss) Income	Shares	Per Share Amount

For the three months ended September 30, 2020:

Basic EPS	$17,010	50,964,244	$0.00
Effect of dilutive stock options, warrants and series A shares		40,100,000

Diluted EPS	$17,010	90,921,254	$0.00
For the three months ended September 30, 2019:

Basic EPS	$(138,384)	48,336,326	$(0.00)
Effect of dilutive stock options, warrants and series A shares

Diluted EPS	$(138,384)	48,336,326	$(0.00)

	Net (Loss) Income	Shares	Per Share Amount

For the nine months ended September 30, 2020:

Basic EPS	$(549,219)	50,015,773	$(0.01)
Effect of dilutive stock options, warrants and series A shares

Diluted EPS	$(549,219)	50,015,773	$(0.01)
For the nine months ended September 30, 2019:

Basic EPS	$(11,165)	48,336,326	$(0.00)
Effect of dilutive stock options, warrants and series A shares

Diluted EPS	$(11,165)	48,336,326	$(0.00)

F-38

AmpliTech Group, Inc.

Notes To Condensed Consolidated Financial Statements

For The Three and Nine Months Ended September 30, 2020 and 2019 (Unaudited)

Fair Value of Assets and Liabilities

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. A fair value hierarchy is used to prioritize the quality and reliability of the information used to determine fair values. Categorization within fair value hierarchy is based on the lowest level of input that is significant to the fair value measurement. The fair value hierarchy is defined in the following categories as follows:

Level 1. Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities. Cash and cash equivalents are valued using inputs in Level 1.

Level 2. Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, including quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; inputs other than quoted prices that are observable for the asset or liability (e.g., interest rates); and inputs that are derived principally from or corroborated by observable market data by correlation or other means.

Level 3. Inputs that are both significant to the fair value measurement and unobservable. These inputs rely on management’s own assumptions about the assumptions that market participants would use in pricing the asset or liability. The unobservable inputs are developed based on the best information available in the circumstances and may include the Company’s own data.

Stock-Based Compensation

The Company records stock-based compensation in accordance with ASC 718, Compensation-Stock Compensation. All transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable. Equity instruments issued to employees and the cost of the services received as consideration are measured and recognized based on the fair value of the equity instruments issued and are recognized over the employees required service period, which is generally the vesting period.

Concentration of Credit Risk

Financial instruments that potentially subject the company to concentration of credit risk consist primarily of accounts receivable. The Company performs ongoing credit evaluations of its customers and maintains allowances for potential credit losses. Therefore, management does not believe significant credit risks exist at September 30, 2020.

F-39

AmpliTech Group, Inc.

Notes To Condensed Consolidated Financial Statements

For The Three and Nine Months Ended September 30, 2020 and 2019 (Unaudited)

Recent Accounting Pronouncements

In August 2018, the FASB issued ASU 2018-13, “Disclosure Framework - Changes to the Disclosure Requirements for Fair Value Measurement.” ASU 2018-13 modifies the fair value measurements disclosures with the primary focus to improve effectiveness of disclosures in the notes to the financial statements that is most important to the users. The new guidance modifies the required disclosures related to the valuation techniques and inputs used, uncertainty in measurement, and changes in measurements applied. The adoption of this standard became effective for us on January 1,2020 and did not have a material impact on our consolidated financial statements.

In December 2019, the FASB issued ASU 2019-12, Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes, which is intended to simplify various aspects related to accounting for income taxes. This ASU removes certain exceptions to the general principles in Topic 740 and clarifies and amends existing guidance to improve consistent application. This ASU is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2020, with early adoption permitted. We are currently assessing the impact of this standard on our combined financial statements.

We do not expect the adoption of these or other recently issued accounting pronouncements to have a significant impact on our results of operation, financial position or cash flow.

(3) Revenues

The following table presents sales disaggregated based on geographic regions and for the three and nine months ended:

	For the three months ended		For the nine months ended
	September 30,	September 30,	September 30,	September 30,
	2020	2019	2020	2019

Domestic sales	$1,031,653	$505,844	$2,205,324	$1,283,720
International sales	119,079	203,052	362,055	734,702
Total sales	$1,150,732	$708,896	$2,567,379	$2,018,422

F-40

AmpliTech Group, Inc.

Notes To Condensed Consolidated Financial Statements

For The Three and Nine Months Ended September 30, 2020 and 2019 (Unaudited)

(4) Acquisition of Specialty Microwave

On September 12, 2019, AmpliTech Group Inc. acquired substantially all of the operating assets of Specialty Microwave Corporation (SMW), a privately held company based in Ronkonkoma, NY. The purchase included all inventory, orders, customers, property and equipment, and goodwill. Following the closing of the asset purchase, we hired all eight team members of SMW. In connection with the acquisition the Company began using the trade name “Specialty Microwave”. The total consideration paid was $1,143,633, consisting of $668,633 in cash and a $475,000 promissory note with an interest rate of 6%. Additional acquisition costs that were expensed at December 31, 2019 totaled approximately $77,000. The Company also entered a five- year lease on the property located at 120 Raynor Avenue, Ronkonkoma, NY with an option to buy the property during the first two years of the lease for $1.2 mm and then at fair market value for the remainder of the lease term.

As both companies are similar in nature, the acquisition will allow the combined resources and customer base to support more productivity and help in the development of new product lines. We started consolidating both companies for financial reporting purposes as of September 12, 2019.

The fair value of the purchase consideration issued to Specialty Microwave was allocated to the net tangible assets acquired. The Company accounted for the Acquisition as the purchase of a business under GAAP under the acquisition method of accounting, and the assets and liabilities acquired were recorded as the acquisition date, at their respective fair values and consolidated with those of the Company. The fair value of the net assets acquired was approximately $337,633. The excess of the aggregate fair value of the net tangible assets has been allocated to net intangible assets of $806,000.

The following table summarizes the allocation of the purchase price of the acquisition:

Provisional purchase consideration at fair value:
Cash	$668,633
Promissory Note	475,000
Total purchase price	$1,143,633

Allocation of purchase price:
Inventory	$301,754
Property and equipment	46,156
Goodwill	120,136
Trade name	70,233
Customer relationships	412,860
Intellectual property	202,771
Less: Customer Deposit	(10,277)
Net assets acquired	$1,143,633

The following table summarizes the Company’s consolidated results of operations for the period ended, as well as unaudited pro forma consolidated results of operations as though the acquisition had occurred on January 1, 2019. The proforma results for the nine months ended September 30, 2020 are not included in the table below because the operating results of Specialty Microwave were included in our consolidated statement of operations.

F-41

AmpliTech Group, Inc.

Notes To Condensed Consolidated Financial Statements

For The Three and Nine Months Ended September 30, 2020 and 2019 (Unaudited)

	For The Nine Months Ended
	September 30, 2019
	As Reported	Pro Forma

Net sales	$1,309,526	$2,000,751
Net income attributable to common shareholders	127,219	229,581

Earnings per common share, basic and diluted:
Basic	$0.00	$0.00
Diluted	$0.00	$0.00

The unaudited pro-forma results of operations are presented for information purposes only. The unaudited pro-forma results of operations are not intended to present actual results that would have been attained had the Acquisition been completed as of January 1, 2019 or to project potential operating results as of any future date or for any future periods.

(5) Inventories

The inventory value at September 30, 2020 and December 31, 2019 were as follows:

	September 30,	December 31,
	2020	2019
Raw Materials	$427,974	$403,397
Work-in Progress	132,746	135,223
Finished Goods	125,990	124,510
Engineering Models	3,726	3,726
Subtotal	$690,436	$666,856
Less: Reserve for Obsolescence	(88,000)	(109,146)
Total	$602,436	$557,710

F-42

AmpliTech Group, Inc.

Notes To Condensed Consolidated Financial Statements

For The Three and Nine Months Ended September 30, 2020 and 2019 (Unaudited)

(6) Property and Equipment

Property and Equipment consisted of the following at September 30, 2020 and December 31, 2019:

	September 30,	December 31,
	2020	2019
Lab Equipment	$861,914	$728,620
Manufacturing Equipment	25,000	25,000
Automobiles	19,527	19,527
Furniture and Fixtures	36,165	31,201

Subtotal	942,606	804,348
Less: Accumulated Depreciation	(643,040)	(606,238)

Total	$299,566	$198,110

Depreciation expense for the nine months ended September 30, 2020 and 2019 was $36,802 and $31,997, respectively.

(7) Intangible Assets

Goodwill

The goodwill is related to the acquisition of Specialty Microwave Corp. on September 12, 2019 and is primarily related to expected improvements and technology performance and functionality, as well sales growth from future product and service offerings and new customers, together with certain intangible assets that do not qualify for separate recognition. Goodwill is generally not amortizable for tax purposes and is not amortizable for financial statement purposes. As of September 30, 2020, goodwill is valued at $120,136.

Other Intangible Assets

Intangible assets with an estimated useful life of fifteen years consisted of the following at September 30, 2020:

	Gross Carrying	Accumulated		Weighted
	Amount	Amortization	Net	Average Life
Trade name	$70,233	$-	$70,233	Indefinite
Customer relationships	412,860	28,957	383,903	14
Intellectual Property	202,771	14,354	188,417	14

Total	$685,864	$43,311	$642,553

Amortization expense for the nine months ended September 30, 2020 and 2019 was $30,876 and $0, respectively.

Annual amortization of intangible assets are as follows:

Remaining in 2020	$10,292
2021	41,042
2022	41,042
2023	41,042
2024	41,042
Thereafter	438,902
$572,320

F-43

AmpliTech Group, Inc.

Notes To Condensed Consolidated Financial Statements

For The Three and Nine Months Ended September 30, 2020 and 2019 (Unaudited)

(8) Line of Credit

On September 12, 2019, AmpliTech entered a new business line of credit for $500,000 maturing on October 1, 2020. The line will be evaluated monthly on a borrowing base formula advancing 75% of accounts receivables aged less than 90 days and 50% of inventory raw materials costs. The interest rate shall be based upon the Wall Street Journal Prime Rate, plus 1%. As of September 30, 2020, the outstanding balance is $300,000, with accrued interest of $1,008.

(9) Leases

We adopted ASC 842 “Leases” using the modified retrospective approach, electing the practical expedient that allows us not to restate our comparative periods prior to the adoption of the standard on January 1, 2019. As such, the disclosures required under ASC 842 are not presented for periods before the date of adoption.

The following was included in our balance sheet as of September 30, 2020:

Operating leases	As of September 30, 2020
Assets
ROU operating lease assets	$365,064

Liabilities
Current portion of operating lease	98,275
Operating lease, net of current portion	273,672
Total operating lease liabilities	$371,947

Finance leases
Assets
Property and equipment, gross	$157,184
Accumulated depreciation	(50,523)
Property and equipment, net	106,661
Liabilities
Current portion of financing lease	31,695
Finance lease, net of current portion	59,327
Total operating lease liabilities	$91,022

F-44

AmpliTech Group, Inc.

Notes To Condensed Consolidated Financial Statements

For The Three and Nine Months Ended September 30, 2020 and 2019 (Unaudited)

The weighted average remaining lease term and weighted average discount rate at September 30, 2020 were as follows:

Weighted average remaining lease term (years)	September 30, 2020
Operating leases	3.75
Finance leases	3.75

Weighted average discount rate	September 30, 2020
Operating leases	6.28%
Finance leases	4.89%

Finance Lease

The Company entered into a 60-month lease agreement to finance certain laboratory equipment in July 2018 with a purchase option of $1. As such, the Company has accounted for this transaction as a finance lease.

The following table reconciles future minimum finance lease payments to the discounted lease liability as of September 30, 2020:

Remaining in 2020	$9,445
2021	37,778
2022	37,778
2023	18,889
Total lease payments	103,890
Less imputed interest	(6,442)
Less sales tax	(6,426)
Total lease obligations	91,022
Less current obligations	(31,695)
Long-term lease obligations	$59,327

Operating Leases

On December 4, 2015, the Company entered into a new operating lease agreement to rent office space in Bohemia, NY. This five-year agreement commenced February 1, 2016 with an annual rent of $50,000 and 3.75% increases in each successive lease year.

On January 15, 2016, the Company entered into a five-year agreement to lease 2 copiers with and annual payment of $2,985.

On September 12, 2019, the Company entered into a new operating lease agreement to rent office space in Ronkonkoma, NY. This five-year agreement commenced on September 12, 2019 with an annual rent of $90,000 and 3% increase in each successive lease year beginning in 2021. The Company has an option to buy the property during the first two years of the lease for $1,200,000 and then at fair market value for the remainder of the lease term.

F-45

AmpliTech Group, Inc.

Notes To Condensed Consolidated Financial Statements

For The Three and Nine Months Ended September 30, 2020 and 2019 (Unaudited)

On November 27, 2019, the Company entered a 39-month agreement to lease an automobile with a monthly payment of $420

The following table reconciles future minimum operating lease payments to the discounted lease liability as of September 30, 2020:

2020	$39,086
2021	102,849
2022	100,521
2023	98,765
2024	75,972
Total lease payments	417,193
Less imputed interest	(45,246)
Total lease obligations	371,947
Less current obligations	(98,275)
Long-term lease obligations	$273,672

(10) Notes Payable

Promissory Note:

On September 12, 2019, AmpliTech Group Inc. acquired substantially all of the operating assets of Specialty Microwave Corporation (SMW), a privately held company based in Ronkonkoma, NY. The purchase included all inventory, orders, customers, property and equipment, and goodwill. Following the closing of the asset purchase, we hired all eight team members of SMW. In connection with the acquisition the Company began using the trade name “Specialty Microwave”. The total consideration paid was $1,143,633, consisting of $668,633 in cash and a $475,000 promissory note with an interest rate of 6%. Beginning November 1, 2019, payment of principal and interest shall be due payable in fifty-nine (59) monthly payments of $9,213 with a final payment due October 1, 2024 of $9,203. As of September 30, 2020, the balance of this promissory note was $398,439. Principal payments of $56,107 along with interest expense of $17,604 was paid during the nine months ended September 30, 2020. The promissory note is secured by certain assets of the Company.

Loan Payable:

On September 12, 2019, the Company entered a $1,000,000 seven-year term loan with amortization based on a ten- year repayment schedule. The loan bears interest at a fixed rate of 6.75% with a monthly repayment amount of $11,533. As of September 30, 2020, the balance of the loan was $928,347 and interest expense paid was $49,772. This loan is collateralized by all Company assets.

F-46

AmpliTech Group, Inc.

Notes To Condensed Consolidated Financial Statements

For The Three and Nine Months Ended September 30, 2020 and 2019 (Unaudited)

On April 20, 2020, the Company entered into a Paycheck Protection Program Promissory Note (“PPP Note”) in the principal amount of $232,200 (“PPP Loan”) from BNB Bank (“PPP Loan Lender”). The PPP Loan was obtained pursuant to the Paycheck Protection Program (“PPP”) of the Coronavirus Aid Relief and Economic Security Act (“CARES Act”) administered by the US Small Business Administration (“SBA”). The PPP Loan was disbursed by the PPP Loan Lender on April 20, 2020 (the “Disbursement Date”). The PPP Loan bears an interest at 1.00% per annum and will mature two years from the Disbursement Date. The Company plans to apply for PPP Loan forgiveness. The PPP Loan may be prepaid at any time prior to maturity with no prepayment penalties. Funds from the PPP Loan may only be used by the Company for 2020 payroll costs, mortgage interest payments, rent and utilities.

This has helped to offset some of the adverse effects of this pandemic and allowed us to serve our customers at a reduced capacity but without experiencing any cancellation of our open orders.

In addition, on September 12, 2019, the Company was approved for a $250,000 equipment leasing facility. The Company has borrowed against the leasing facility as follows:

•	On December 20, 2019, the Company borrowed $58,192 to be paid over a three-year term with monthly payments of $ 1,736 at an interest rate of 5.26%. The balance as of September 30, 2020 was $42,709.
•	On May 14, 2020, the Company borrowed $27,494 to be paid over a three-year term with monthly payments of $815 at an interest rate of 4.268%. The balance as of September 30, 2020 was $23,804.
•	On June 10, 2020, the Company borrowed $41,015 to be paid over a three-year term with monthly payments of $1,216 at an interest rate of 4.278%. The balance as of September 30, 2020 was $36,589.

Future principal payments over the term of the loans as of September 30, 2020 are as follows:

Payments
2020	75,777
2021	364,123
2022	273,770
2023	201,729
Thereafter	746,689
Total remaining payments	$1,662,088

F-47

AmpliTech Group, Inc.

Notes To Condensed Consolidated Financial Statements

For The Three and Nine Months Ended September 30, 2020 and 2019 (Unaudited)

(11) Stockholders’ Equity

Preferred Stock

On July 10, 2013, the board of directors of the company approved a certificate of amendment to the articles of incorporation and changed the authorized capital stock of the Company to include and authorize 500,000 shares of Preferred Stock, par value $0.001 per share.

In July 2013, the Board of Directors of the Company designated 140,000 shares of Preferred Stock as Series A Convertible Preferred Stock (or “Series A”). Furthermore, each share of Series A is convertible into 100 shares of common stock at any time after issuance and the holder of each share of Series A is entitled to 100 votes when the vote of holders of the Company’s common stock is sought. In January 2015, the Board of Directors of the Company increased the number of Series A designated from 140,000 to 401,000. There are currently 1,000 shares of Series A outstanding.

In April 2015, the Board of Directors of the Company designated 75,000 shares of Preferred Stock as Series B Convertible Preferred Stock (or “Series B”). The Series B shares are convertible into common stock at a conversion rate of one Series B share for 289 common shares. In addition, a holder of Series B Preferred Stock shall not be entitled to have any voting rights and shall hold a liquidation preference junior to a holder of Series A shares and pari passu with common shareholders. There are currently no shares of Series B outstanding.

Common Stock:

The Company originally authorized 50,000,000 shares of common stock with a par value of $0.001. Effective May 20, 2014, the Company increased its authorized shares of common stock from 50,000,000 to 500,000,000.

On July 9, 2020, Maxim was issued 450,000 shares of common stock in exchange for common stock payable.

On July 28, 2020, Wayne Homschek elected to exercise 3,000,000 of his cashless warrants and 2,052,632 of common stock was issued.

As of September 30, 2020, and December 31, 2019, the Company had 51,588,958 and 49,086,326 shares of common stock issued and outstanding.

F-48

AmpliTech Group, Inc.

Notes To Condensed Consolidated Financial Statements

For The Three and Nine Months Ended September 30, 2020 and 2019 (Unaudited)

On October 15, 2019, the Company engaged Maxim Group LLC (“Maxim”) as its financial advisor to assist the Company in growth strategy to the investment community with an ultimate goal of a potential up-list and capital raise on NASDAQ.

As consideration for Maxim’s services, Maxim shall be entitled to receive, and the Company agrees to pay Maxim, the following compensation:

(a) The Company will issue to Maxim or its designees 2,000,000 shares of the Company’s Common Stock (“Common Stock”) based on the following schedule:

i.	550,000 restricted shares of Common Stock upon the execution of the Agreement implying a price per share of $0.10. These shares were valued on October 15, 2019 at $0.054 with a value of $29,920. As of September 30,2020, the full amount of $29,920 was expensed as consulting fees and the shares were issued on January 13, 2020.

ii.	$54,000 payable in 450,000 restricted shares of Common Stock six months from the date of the Agreement implying a price per shares of $0.12. These shares were valued on October 15, 2019 at a price of $0.054 with a value of $24,480. As of September 30, 2020, $24,480 was expensed as consulting fees and the shares were issued on July 9, 2020.

iii.	1,000,000 restricted shares of Common Stock upon an up listing of the Company’s Common Stock to a national exchange.

Options:

During 2014, the Company granted the chief executive officer of the Company an immediately exercisable option to purchase an aggregate of 400,000 shares of Series A at an exercise price of $0.0206 per share. There is no expiration date for this option and the related expense has been recorded in prior years.

Warrants:

On April 25, 2019, Wayne Homschek joined the Board of Directors as an independent Director who aided in corporate strategy, financing and investor relations. He was paid $5,000 per month for one year and receive a warrant, exercisable into 3,000,000 shares of common stock at an exercise price of $0.03 per share. As per the agreement, 1,500,000 warrants vested in six months and the remaining balance of 1,500,000 vested one year later. The following table summarizes the warrants outstanding of the Company for the nine months ended September 30, 2020:

	Number of	Weighted Average
	Warrants	Exercise Price ($)
Outstanding at December 31,2019	3,000,000	.03
Granted	-	-
Exercised	(3,000,000)	(.03)
Expired	-	-
Outstanding at September 30, 2020	0	0

F-49

AmpliTech Group, Inc.

Notes To Condensed Consolidated Financial Statements

For The Three and Nine Months Ended September 30, 2020 and 2019 (Unaudited)

The Company has calculated the estimated fair market value of these warrant sat $142,950, using the Black-Scholes model and the following assumptions: expected term 5.75 years, stock price $0.05, exercise price $0.03, 153.48% volatility, 2.35% risk free rate, and no forfeiture rate.

The Company recognized stock-based compensation of $38,928 and $119,148 for the nine months ended September 30, 2020 and 2019, respectively.

On July 25, 2020, Wayne Homschek was terminated as a director of Amplitech Group, Inc. The Board of Directors of the Company determined that the monthly compensation payable to Mr. Homschek was no longer financially viable. Prior to such termination, the Company had no disagreements with Mr. Homschek regarding the reporting or operations of the Company. Upon Mr. Homshek's termination, the Company accelerated the vesting period of his warrants. On July 28, 2020, Mr. Homschek exercised 3,000,000 of his cashless warrants for 2,052,632 of common stock.

(12) Commitments and Contingencies:

On September 21, 2020, the Company engaged a service provider for a fee up to $200,000 to be paid in installments based upon the occurrence of certain events. The Company also agreed to issue 2,000,000 shares of common stock to service providers.

F-50

AmpliTech Group, Inc.

Notes To Condensed Consolidated Financial Statements

For The Three and Nine Months Ended September 30, 2020 and 2019 (Unaudited)

(13) Subsequent events

In accordance with ASC 855-10, Company management reviewed all material events through the date of this report.

On October 14, 2020, the Company filed a preliminary information statement on Schedule 14C highlighting the following:

(1) the authorization of the Company’s Board of Directors to effect a reverse stock split of the Company’s common stock, in connection with a potential listing on a national stock exchange in a ratio to be determined by the Board based on market conditions and the Company’s trading price at the time of such reverse split in the range of 1:100 to 1:200, whereby every 100-200 shares of the authorized, issued and outstanding common stock shall be combined into one (1) share of authorized, issued and outstanding common stock;

(2) to amend and restate the Company’s articles of incorporation to keep the authorized shares of Common Stock at 500,000,000 and set the authorized shares of blank check preferred stock at 1,000,000;

(3) to amend and restate the Company’s Bylaws

(4) to amend and restate the certificate of designation of preferences, rights and limitations of the Series A convertible preferred stock in order to restate the designation of 401,000 shares of blank check Preferred Stock as Series A Preferred and refile the rights thereof;

(5) to withdraw the Series B preferred stock designation collectively with the Amended Articles, the Amended Bylaws and the Amended Certificate, and;

(6) to adopt the 2020 Equity Incentive Plan.

As of the filing of this report, the 14C is still in the approval process and not effective.

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______ Units

Each Unit Consisting of

One Share of Common Stock and

One Warrant to Purchase One Share of Common Stock

_____________________

PROSPECTUS

_____________________

Sole Book-Running Manager

Maxim Group LLC

, 2020

Through and including           , 2020 (the 25th day after the date of this prospectus), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to a dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to an unsold allotment or subscription.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth an itemization of the various expenses, all of which we will pay, in connection with the issuance and distribution of the securities being registered. All of the amounts shown are estimated except the SEC Registration Fee and the FINRA filing fee.

SEC Registration Fee	$2,065
Nasdaq listing fees	50,000
FINRA filing fee	10,000
Fees of transfer agent and warrant agent	10,000
Accounting fees	60,000
Legal fees and expenses	300,000
Miscellaneous	5,000
Total	$437,065

Item 14. Indemnification of Directors and Officers

Nevada law provides that a Nevada corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation (i.e., a “non-derivative proceeding”), by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he or she:

•	Is not liable under Section 78.138 of the Nevada Revised Statutes for breach of his or her fiduciary duties to the corporation; or

•

Acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

In addition, a Nevada corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor (i.e., a “derivative proceeding”), by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him or her in connection with the defense or settlement of the action or suit if he:

•	Is not liable under Section 78.138 of the Nevada Revised Statute for breach of his or her fiduciary duties to the corporation; or

•	Acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation.

Under Nevada law, indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

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To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any non-derivative proceeding or any derivative proceeding, or in defense of any claim, issue or matter therein, the corporation is obligated to indemnify him or her against expenses, including attorneys’ fees, actually and reasonably incurred in connection with the defense.

Further, Nevada law permits a Nevada corporation to purchase and maintain insurance or to make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against him or her and liability and expenses incurred by him or her in his or her capacity as a director, officer, employee or agent, or arising out of his or her status as such, whether or not the corporation has the authority to indemnify him or her against such liability and expenses.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

The Company plans to enter into an underwriting agreement in connection with this offering that provides that the underwriter is obligated, under some circumstances, to indemnify the Company’s directors, officers and controlling persons against specified liabilities, including liabilities under the Securities Act.

Item 15. Recent Sales of Unregistered Securities

In the three years preceding the filing of this registration statement, we have issued the following securities that were not registered under the Securities Act. The information provided below does not give effect to the proposed reverse stock split described in the accompanying prospectus.

On February 14, 2018, the Company entered into an advisory agreement to assist in product sales and distribution in Asia and the Middle East. The advisor was paid compensation of a total of 2.2 million shares of restricted common stock valued at the closing market price on the date the shares were issued. The first installment of 500,000 shares was issued on February 14, 2018 at $0.035 and the second installment of 1,700,000 shares on April 9, 2018 at $0.04. The total value of shares issued for services aggregated to $85,950. The issuance was exempt from registration pursuant to Section 4(a)(2) of the Securities Act.

On April 25, 2019, the Company issued a former director warrants exercisable into 3,000,000 shares of common stock at an exercise price of $0.03 per share. 1,500,000 warrants vested six months after issuance and the remaining balance of 1,500,000 vested one year after issuance. The issuance was exempt from registration pursuant to Section 4(a)(2) of the Securities Act.

On July 2, 2019, the Company entered an engagement for strategic intellectual property consulting services with ipCapital Group (“ipCG”), to assist in the formulation and execution of Amplitech’s intellectual property (“IP”) strategy around its proprietary trade secrets, knowhow and technology to formulate a comprehensive “ipStory”. The consideration paid to ipCG is $30,000, of which ipCG has agreed to accept 200,000 shares of restricted common stock upon completion of the project. These shares were issued on October 15, 2019 at a value of $14,000. The issuance was exempt from registration pursuant to Section 4(a)(2) of the Securities Act.

On October 15, 2019, the Company engaged Maxim Group LLC (“Maxim”) as its financial advisor to assist the Company in growth strategy. As consideration for Maxim’s services, Maxim received 550,000 shares of the Company’s common stock on October 15, 2019 and 450,000 shares of the Company’s common stock on April 15, 2020. These issuances were exempt from registration pursuant to Section 4(a)(2) of the Securities Act.

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Item 16. Exhibits and Financial Statement Schedules

The following exhibits to this registration statement included in the Index to Exhibits are incorporated by reference.

INDEX TO EXHIBITS

Exhibit No.	Description
1.1	Form of Underwriting Agreement**
3.1	Amended and Restated Articles of Incorporation of AmpliTech Group, Inc.**
3.2	Amended and Restated Bylaws of AmpliTech Group, Inc.**
3.3	Amended and Restated Series A Convertible Preferred Stock Certificate of Designation**
4.1	Form of Common Stock Purchase Warrant**
4.2	Form of Warrant Agent Agreement**
4.3	Form of Underwriter’s Warrant**
5.1	Form of Opinion of Sichenzia Ross Ference LLP**
10.1	Business loan agreement, by and between Amplitech, Inc., and BNB Bank, dated September 12, 2019 incorporated by reference to the Form 8-K filed on November 18, 2019
10.2	Promissory note issued by Amplitech, Inc. to BNB Bank, dated September 12, 2019 incorporated by reference to the Form 8-K filed on November 18, 2019
10.3	Commercial guaranty of Amplitech Group, Inc., dated September 12, 2019 incorporated by reference to the Form 8-K filed on November 18, 2019
10.4

Lease agreement, dated September 12, 2019, by and between Amplitech Group, Inc. and Stephen J. Faber, as Trustee of the Revocable Trust of Stephen J. Faber, dated August 29, 2017 incorporated by reference to the Form 8-K filed on November 18, 2019

10.5

Option agreement, dated September 12, 2019, by and between Amplitech Group, Inc. and Stephen J. Faber, as Trustee of the Revocable Trust of Stephen J. Faber, dated August 29, 2017 incorporated by reference to the Form 8-K filed on November 18, 2019

10.6

Mutual non-disclosure/joint venture confidentiality agreement, by and between Amplitech Group, Inc. and Orban Microwave, Inc., dated August 14, 2020 incorporated by reference to the Form 8-K filed on August 20, 2020

10.7	Paycheck Protection Program Promissory Note dated April 20, 2020 *
10.8	Exclusive Distribution Agreement, dated November 9, 2016, by and between AmpliTech Inc, and distributor *
10.9	Advisory Agreement, dated February 14, 2018, by and between AmpliTech Group, Inc. and with SunBbiz Holdings Corp.*
10.10	Business Loan Agreement with BNB Bank, dated November 20, 2020*
10.11	Promissory Note issued to BNB Bank, dated November 20, 2020*
21.1	List of Subsidiaries, incorporated by reference to Exhibit 21.1 to the Company’s Registration Statement on Form S-1 filed on August 13, 2012
23.1	Consent of Sadler, Gibb & Associates, LLC*
23.2	Consent of Sichenzia Ross Ference LLP (contained in its form of opinion filed as Exhibit 5.1 hereto)**
101. INS	XBRL Instance Document

101. SCH	XBRL Taxonomy Extension Schema Document

101. CAL	XBRL Taxonomy Extension Calculation Linkbase Document

101. DEF	XBRL Taxonomy Extension Definition Linkbase Document

101. LAB	XBRL Taxonomy Extension Label Linkbase Document

101. PRE	XBRL Taxonomy Extension Presentation Linkbase Document

* Filed herewith

** To be filed by amendment

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Item 17. Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)

That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Bohemia, State of New York, on December 10, 2020.

AMPLITECH GROUP, INC.

/s/ Fawad Maqbool
Fawad Maqbool
President and Chief Executive Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Fawad Maqbool	President, Chief Executive Officer and Chairman of the Board of Directors	December 10, 2020
Fawad Maqbool	(Principal Executive Officer)

/s/ Louisa Sanfratello	Chief Financial Officer and Director	December 10, 2020
Louisa Sanfratello	(Principal Financial Officer and Principal Accounting Officer)

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